UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MESA LABORATORIES, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

TO THE SHAREHOLDERS OF MESA LABORATORIES, INC.:

The 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Mesa Laboratories, Inc. (“we,” “our,” the “Company,” or “Mesa”) will be held on Friday, August 25, 2023, at 9:00 a.m. Mountain Time at our corporate headquarters at 12100 West Sixth Avenue, Lakewood, Colorado 80228.

As a shareholder of Mesa Laboratories, Inc. Common Stock at the close of business on July 3, 2023 (our “Record Date”), you are invited to participate in the Annual Meeting and any postponements or adjournments thereof. You are entitled and requested to vote on the proposals described in this Proxy Statement.

Items of Business Include:

1. Election of six director nominees for a term of one year (Proposal 1);

2. Ratification of the selection by our Audit Committee of Plante & Moran, PLLC to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2024 (Proposal 2);

3. An advisory vote on executive compensation (Proposal 3);

4. Approval of an Amendment to the 2021 Equity Incentive Plan (Proposal 4);

5. Adoption of the Amended and Restated Articles of Incorporation to:

A. Remove the specific purposes of the Company,

B. Amend the director exculpation provisions,

C. Make certain non-substantive amendments to eliminate provisions that are no longer necessary (Proposal 5);

6. To consider and act upon, if properly presented, a shareholder proposal regarding greenhouse gas emissions reporting (Proposal 6); and

7. To transact such other business as may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

Who Can Vote

Only shareholders of record of Mesa common stock will be entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. At the close of business on July 3, 2023 (the Record Date), there were 5,384,280 shares of common stock outstanding. Each share of common stock entitles the shareholder of record to cast one vote on each proposal submitted for voting at the Annual Meeting. It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, please complete and return the enclosed proxy card in the envelope provided or vote by internet or telephone pursuant to instructions provided with the proxy card.

How to Vote

Please vote your shares by signing and returning your proxy card using telephone or internet voting. This will ensure that your shares will be voted whether or not you attend the Annual Meeting. If you are a shareholder of record, you may attend the Annual Meeting and vote in person even if you have previously granted a proxy.

Availability of Materials

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s (“SEC”) “notice and access” rules, which we believe produces not only cost savings associated with reduced printing and postage, but also results in a positive environmental impact tied to lower quantities of materials that will be produced and delivered to shareholders.  Our 2023 proxy statement (the “Proxy Statement”), including the enclosed proxy card, and our annual report on Form 10-K (“Annual Report”) for the fiscal year ended March 31, 2023 (“fiscal year 2023”) are available to view at www.edocumentview.com/MLAB or www.mesalabs.com.

We intend to mail a notice regarding the internet availability of proxy materials (the “Notice of Internet Availability”) or the Proxy Statement and enclosed proxy card, as applicable, to our shareholders on or about July 14, 2023.

As a shareholder of the Company as of the Record Date, you are invited to participate in the Annual Meeting, and are entitled and requested to vote on the proposals described in this Proxy Statement. The Notice of Internet Availability instructs you on how to submit your proxy or voting instructions form through the Internet. If you would like to receive a paper copy of our proxy materials, the Notice of Internet Availability instructs you on how to request a paper copy of our proxy materials, including a proxy card or voting instruction form that provides instructions on how to submit your proxy or voting instructions by mail or telephone.

By Order of the Board of Directors,

/s/ Gary M. Owens

July 14, 2023
Gary M. Owens
Chief Executive Officer

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To Our Fellow Shareholders,

As I look back on Mesa’s fiscal year 2023, I see responsiveness—responsiveness to market dynamics and responsiveness to shareholders—while holding true to our purpose Protecting the Vulnerable®—whether it’s people, products or the environment. In pursuit of our purpose, we saw opportunities in higher growth applications within the life sciences tools market and made a strategic shift toward becoming a life sciences tools company. This year we integrated Agena Bioscience, Inc., a global provider of genetic testing solutions, which we acquired last year. This was a major step in advancing our strategic plan to focus on high-growth verticals like clinical genomics that are delivering major breakthroughs in healthcare delivery.

In being responsive to shareholders, we heard your voice and responded with significant changes to our corporate governance. Following last year’s say-on-pay vote, we actively sought shareholder input, and three independent members of the Board of Directors met with shareholders representing more than half of our outstanding shares. We not only listened, but we also acted, by adopting several best practices in corporate governance, both as part of governance improvement and in direct response to our shareholders’ views:

First, we appointed a Lead Independent Director to better facilitate fluid communication between the Board and the management team and among the Board members themselves.

Second, we implemented share ownership requirements for our named executive officers to ensure that management’s interests are directly aligned with yours. We believe this adds to our culture of accountability and performance.

Third, we changed our 2024 executive compensation plan to better align executive compensation with company performance and long-term shareholder value creation. The numerous changes we made to our executive compensation plan--increasing the portion of performance shares as a percent of equity compensation, adding a total shareholder return modifier to our performance share plan, and using certain different performance metrics between our equity and bonus plans--directly address the concerns of our owners. The result is what we believe is a fair and balanced approach to executive compensation, and we have summarized the main tenets of the compensation plan in the Compensation Discussion and Analysis section of this Proxy Statement. We hope you will take a few moments to review it.

Fourth, we made our proxy disclosures more comprehensive and transparent to give you a clearer understanding of our operations, policies, and decision-making processes.

Lastly, we took another important step in our environmental, social, and governance (ESG) journey by issuing our first ESG brochure, which outlined our approach to the environment, the community, our employees, and our shareholders. While we are still early in this journey, we believe that a truly effective ESG program must focus on areas where we can make the most meaningful impact while also being appropriately scaled to our company’s size and resources. We are committed to ESG principles that engender responsible business practices and contribute to long-term, sustainable growth for our company. To enhance our ESG initiatives we have transferred oversight responsibilities to our Board of Directors.

Mesa continues our path of sustainable growth, improved profitability and shareholder value creation. We are grateful for the support of our shareholders, and we look forward to your valuable feedback, which is helping us grow and improve as a company. We remain steadfast in serving the interests of all our stakeholders and look forward to updating you on our progress.

Thank you for your continued support of Mesa.

Sincerely,

/s/ John Sullivan

Dr. John Sullivan, Ph.D.

Chairman of the Board of Directors

YOU TALKED. WE LISTENED.

As part of general governance improvements, and after conversations with more than half our shareholder base, the Board of Directors took steps to improve our corporate governance practices by:

✔Appointing a Lead Independent Director

✔ Adopting share ownership requirements for executives

✔ Better aligning executive compensation with company performance and shareholder value creation

✔ Presenting more transparent proxy disclosures

✔ Providing Board oversight to Management's ESG programs

ii

1

proxy statement summary

This summary highlights information contained in this Proxy Statement. It is only a summary and does not contain all the information you should consider. Please read the entire Proxy Statement carefully before voting.

Agenda & Voting Recommendations

Proposal	Unanimous Board Vote Recommendation	Page Reference
1. Election of six director nominees named in the accompanying Proxy Statement for a term of one year	FOR	6
2. Ratification of the selection by our Audit Committee of Plante & Moran, PLLC to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2024	FOR	16
3. Advisory vote on executive compensation	FOR	18
4. Approval of an Amendment to the 2021 Equity Incentive Plan	FOR	37
5. Adoption of the Amended and Restated Articles of Incorporation to:
5A. Remove the specific purposes of the Company	FOR	40
5B. Amend the director exculpation provisions	FOR	40
5C. Make certain non-substantive amendments to eliminate provisions that are no longer necessary	FOR	40
6. To consider and act upon a shareholder proposal, if properly presented, regarding greenhouse gas emissions	AGAINST	41

Overview of Our Director Nominees

Each of the six nominees to our Board of Directors (the “Board”) has extensive leadership and business experience and relevant expertise. All of our director nominees currently serve as directors for Mesa. For more information about our Board nominees, please see “Proposal 1 - Election of Directors.” Following Mr. Schmieder's retirement from the Board of directors effective August 25, 2023, our committee composition will be as follows.

				Current Committee Memberships
Director's Name and Principal Occupation	Age (1)	Director Since	Independent	Audit	Compensation	Nominating and Governance(2)
John J. Sullivan, Chairperson Retired President and CEO, Mesa Laboratories, Inc.	70	2009
Gary M. Owens President and Chief Executive Officer, Mesa Laboratories, Inc.	55	2017
Shannon M. Hall Co-Founder and Chief Operating Officer, Pow.Bio	54	2020	X		Chair	✔
Jennifer S. Alltoft SVP - Business Development and Commercialization, Sumitovant Biopharma, Ltd.	55	2019	X	✔		Chair
Shiraz S. Ladiwala, Lead Independent Director Retired SVP - Strategy and Corporate Development, Thermo Fisher Scientific	57	2021	X		✔
R. Tony Tripeny Retired Chief Financial Officer, Corning Incorporated	64	2022	X	Chair	✔

(1) Age as of the date of the Annual Meeting.

(2) As allowable under Nasdaq Rule 5605, the Board has reduced the minimum committee membership on the Nominating and Governance Committee to two members. Mr. Schmieder decided not to stand for re-election. Ms. Alltoft has been appointed as chair of the Nominating and Governance committee effective August 26, 2023.

Under Nasdaq Rule 5605, we are allowed 180 days from when a committee member vacates the Audit Committee to appoint a new committee member. The Nominating and Governance Committee is searching for a seventh Board member. Once that Board member has been identified, we will evaluate and disclose our committee composition.

We believe we have the right Board to continue executing Mesa's strategy, including our goal to grow through acquisitions. It is paramount to the Nominating and Governance Committee and the full Board that Mesa has a Board composed of directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, and have appropriate professional experience, all of which enable them to effectively represent the long-term interests of our shareholders. The Board undergoes a formalized annual self-assessment and review to ensure that it has a balanced mix of skills and attributes to best oversee its business. In addition, each of the committees of the Board evaluate performance and effectiveness on an ongoing basis. Results of the committee assessments are discussed as needed at Board meetings, and improvements identified are incorporated.

The following critical skills and attributes are represented among our Board members:

The Board recognizes the need for refreshment to bring new perspectives and believes that we have a healthy mix of new and more seasoned directors, with four of the six members joining the Board within the last five years.

Governance Highlights

Strong corporate governance contributes to long-term shareholder value. Therefore, we regularly adjust our practices to ensure that they are in line with industry standards, while still allowing for the efficient operation of our niche business.

New in Fiscal Year 2023

As part of its commitment to enhancing corporate governance practices, the Board took notable governance actions since the 2022 Annual Meeting:

✔ Conducted shareholder outreach with investors

✔ Adopted share ownership requirements for named executive officers ("NEOs")
✔ Appointed Shiraz Ladiwala as Lead Independent Director

✔ Modified several components of our executive compensation program
✔ Provided oversight to management's ESG program

The following represent key elements of our corporate governance programs:

Board Composition	- We appointed a Lead Independent Director during fiscal year 2023 - 50% of our director nominees are diverse in terms of gender and/or ethnicity - All Committee members are independent
Board Governance Practices

- We conduct annual Board and committee evaluations as well as director self-assessments
- All directors and officers are subject to our Code of Business Conduct and Ethics
- All directors attended 100%* of Board and committee meetings held during fiscal year 2023
- The Chairperson and CEO roles are held by separate individuals

- Executive sessions of independent directors are held at each Board meeting

Shareholder Rights

-  All directors are elected annually by Shareholders
-  Shareholders have the right to call special meetings
-  Shareholders are entitled to fill vacancies on our Board
-  Shareholders may propose amendments to Articles of Incorporation without Board approval

Risk Oversight

- Our full Board has responsibility for risk oversight at the Company and receives an annual enterprise-wide risk assessment to help inform management’s decision making

- Our full Board has oversight of our ESG program and is updated at least twice per year by management

- Our Audit Committee has oversight of cyber security risk and receives quarterly updates from the Company’s information technology department to understand our risk profile and strategy in this area

Compensation Practices/Policies

-  We have stock ownership guidelines for all directors and NEOs
-  Our executive compensation program links pay with corporate and individual performance
-  A significant portion of target compensation is at risk through short-term and long-term incentive awards
-  We have anti-hedging, anti-pledging, and anti-short sales policies

*Mr. Tripeny joined our Board in June 2022 and attended all Board and committee meetings subsequent to his appointment.

Shareholder Engagement

Our Board and Management value the perspectives of our shareholders. Our management and certain members of our Board meet with our shareholders regularly at one-on-one meetings and conferences. To further enhance our engagement and outreach efforts, and in response to the low level of support expressed by shareholders on last year’s say-on-pay vote, in fiscal 2023, our Board conducted its first formal investor outreach program focused specifically on proxy matters. We extended invitations to shareholders owning approximately 84% of our outstanding shares. Ultimately, we held meetings with shareholders owning approximately 52% of our outstanding shares.

These discussions were conducted entirely with independent members of our Board of Directors and were intended to engage proxy governance teams specifically. Shannon Hall, chair of the Compensation Committee, participated in all of the meetings.

The directors held these meetings to gain a better understanding of our shareholders' concerns regarding our executive compensation program and what adjustments to the executive compensation program shareholders might recommend. In addition, these meetings included other topics such as: Board and executive team composition, corporate governance disclosures, and ESG issues and related disclosures.

These discussions resulted in meaningful feedback, which our Compensation Committee Chair and Lead Independent Director shared with the entire Board. As a result of this feedback process, we have implemented changes that we believe are both responsive to shareholder concerns and appropriate for the Company.

Changes we made include:

☑	Appointing a Lead Independent Director
☑	Adopting share ownership requirements for executives
☑	Better aligning executive compensation with company performance and shareholder value creation
☑	Presenting more transparent proxy disclosures
☑	Providing Board oversight to Management's ESG programs

Please see our Compensation Discussion and Analysis for details regarding how feedback we received through our formal outreach program informed changes to our executive compensation program and our compensation-related disclosures.

Shareholder feedback will continue to be instrumental in shaping our decisions and priorities relating to our human capital management initiatives, corporate governance, executive compensation, and ESG initiatives and disclosures. We believe this process will ensure that we remain focused on the issues that matter most to our shareholders. Engaging with our shareholders is a priority for us, as these conversations are important to creating long-term shareholder value and maintaining a culture of compliance and integrity.

For more information about our shareholder engagement, including the themes of our discussions and our action items, please refer to the section "2022 Say-on-Pay Vote and Shareholder Engagement" included in this Proxy Statement.

Fiscal Year 2023 Performance Snapshot

While we encountered headwinds both within our business and in the macroeconomic environment, we are proud of the obstacles we overcame and the lessons we learned in delivering solid financial performance in fiscal year 2023, in addition to making progress toward our strategic objectives. Our strategy remains consistent: continue growing our business both organically and through acquisitions, improve our operating efficiency, and continue to hire, develop, and retain top talent. As a business, we commit to our purpose of Protecting the Vulnerable® every day by taking a customer-focused approach to developing, building, and delivering our products.

Business and Financial Summary

Our record of delivering strong shareholder returns reflects our commitment to creating long-term shareholder value.

Note: Adjusted Operating Income is a non-GAAP financial measure that is calculated as GAAP operating income excluding the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation and impairment of goodwill and long-lived assets.

In addition to our financial performance, during fiscal year 2023, we completed the following corporate initiatives:

●	integration of Agena Bioscience, Inc., which we acquired in October 2021;
●	closed the acquisition of Belyntic GmbH;
●	capital improvements to our Lakewood, Colorado facility, which includes our corporate headquarters;
●	released our inaugural ESG brochure;
●	management and the board engaged in robust discussions to refresh the corporate strategy;
●	rolled out a company-wide leadership development initiative; and
●	completed and rolled out an update of our lean operating model, the Mesa Way.

Executive Compensation Highlights

Mesa strives to provide compensation that will attract and retain high-performing talent in our industry, motivate the Company’s executive officers to create long-term shareholder value through organic and acquisitive growth, and provide appropriate monetary compensation for the significant effort involved in leadership positions at a public company. The Company believes that the compensation of its executive officers should align the remuneration of our executive officers with the interests of Mesa's shareholders and should focus executive officer behavior on both the achievement of near-term corporate goals and long-term strategic objectives. Please review our Compensation Discussion and Analysis beginning on page 19 of this Proxy Statement for a complete understanding of our executive compensation program. Below are highlights of our executive compensation program:

We Do		We Don't
✔

Pay for Performance: We emphasize performance-based compensation that aligns the interests of our executives with those of our shareholders through the use of both short-term cash incentive compensation, which pays based on achievement of company and individual performance factors, and longer-term equity awards subject to both time and performance-based vesting.

		X	Hedge or Pledge: We do not allow employees to engage in hedging or pledging of our securities.
✔	Benefits: We offer a competitive benefits program with benefits offered to our executives on par with those offered to all our employees.	X	Excess Perquisites: We do not provide substantial perquisites to our employees, including our executive officers.
✔

Benchmark: We maintain an industry-specific peer group for annual benchmarking of executive compensation which serves as one key factor, among others, in determining appropriate compensation for our Named Executive Officers ("NEOs").

		X	Gross up Payments: We do not provide tax gross-up payments to our executive officers, including no excise-tax gross ups upon a change in control.
✔	Consult: We engage an independent compensation consultant to advise on executive compensation program design and related compensation matters.	X	Executive Retirement Benefits: We do not provide supplemental executive retirement plans, nonqualified defined contribution or deferred compensation plans to our executive officers.
✔	Double Trigger: We provide NEO severance benefits that are triggered only upon a qualifying termination of employment following a change-in-control (i.e., double trigger)	X	Guaranteed Bonuses: We do not provide guaranteed bonuses to our executive officers.
✔	Executive Share Ownership: We adopted a share ownership program for our NEOs in the first quarter of the fiscal year ending March 31, 2024 (“fiscal year 2024”).	X	Share Re-Pricing: We do not re-price stock options without shareholder approval.

Fiscal Year 2023 Performance-Based Compensation Structure

The graphs below reflect the allocation of base salary, target short-term cash incentive compensation (bonus), and target long-term equity compensation (reflected at grant date fair value) for the Company's Chief Executive Officer, and for our other NEOs. Additional NEO compensation details can be found in the Compensation Discussion and Analysis section, beginning on page 19 of this Proxy Statement.

*NEO Compensation Mix consists of the average compensation for our Chief Financial Officer and our Senior Vice President of Operations and Continuous Improvement.

BENEFICIAL Ownership of equity securities of the company

The following table sets forth the number of shares of our common stock owned beneficially as of June 16, 2023 (unless otherwise noted), by each person known by the Company to have owned beneficially more than five percent of such shares then outstanding, by each of our executive officers and directors, and by all of our executive officers and directors as a group. This information gives effect to securities deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As far as is known, no person owns beneficially more than five percent of the outstanding shares of common stock as of May 31, 2023 except as set forth below. The percentage of beneficial ownership shown in the below table is based on 5,369,972 outstanding shares of common stock as of June 16, 2023. The business address of each director and executive officer is Mesa Laboratories, Inc., 12100 West Sixth Avenue, Lakewood Colorado, 80228.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class (2)	Notes
Beneficial holders of 5% or more of outstanding common stock
BlackRock, Inc.	874,324	16.3%	Based solely on a report on Schedule 13G/A filed on January 26, 2023. The address of BlackRock, Inc. is 55 East 52nd Street New York, NY 10055.
Conestoga Capital Advisors, LLC	605,117	11.3%	Based solely on a report on Schedule 13G/A filed on January 18, 2023. The address of Conestoga Capital Advisors, LCC is 550 E. Swedesford Rd. Suite 120 Wayne, PA 19087.
The Vanguard Group	359,293	6.7%	Based solely on a report on Schedule 13G/A filed on February 9, 2023. The address of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355
Invesco Ltd.	232,427	4.3%	Based solely on a report on Schedule 13G/A filed on February 2, 2023. The address of Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309
Royce & Associates, LP	160,577	3.0%	Based solely on a report on Schedule 13G/A filed on January 27, 2023. The address of Royce & Associates, LP is 745 Fifth Avenue, New York, NY 10151
Directors and named executive officers
John J. Sullivan Ph.D. (3)	73,202	1.4%
Gary M. Owens	96,944	1.8%
John Schmieder (4)	69,366	1.3%
John Sakys	27,990	*
Brian Archbold	9,650	*
Jennifer Alltoft	1,646	*
Shannon M. Hall	957	*
Shiraz S. Ladiwala	405	*
R. Tony Tripeny	500	*
All executive officers and directors as a group (9 in number)	280,160	5.2%

(1)	The shares shown include shares that such person has the right to acquire within 60 days of May 31, 2023.
(2)

Percentages of ownership are based upon 5,369,972 shares of common stock issued and outstanding as of June 16, 2023. For purposes of calculating each person’s or group’s percentage ownership, shares of common stock issuable pursuant to the terms of stock options or restricted stock units exercisable or vesting within 60 days after May 31, 2023 are included as outstanding and beneficially owned for that person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

(3)	Includes 44,580 shares held indirectly through a trust.
(4)	Mr. Schmieder chose not to stand for re-election to the Board; however, he was a beneficial owner of our common stock as of May 31, 2023.
*	Represents less than one percent of the outstanding Mesa's common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than five percent of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. Officers, directors, and greater than five percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, for fiscal years 2023 and 2022, all required reports were filed on a timely basis under Section 16(a) of the Exchange Act.

PROPOSAL 1

ELECTION OF DIRECTORS

Director Nominees

There are six nominees for director, all of whom are current directors of Mesa that have been nominated by the Nominating and Governance Committee and the Board for re-election. Information about the Board and each director nominee is included in this section. If elected, each of the director nominees will hold office until the 2024 Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

Nominee's Name	Year First Elected Director	Position(s) with the Company
John J. Sullivan	2009	Director, Chairperson of the Board
Gary M. Owens	2017	Director, President and Chief Executive Officer
Shannon M. Hall	2020	Director
Jennifer S. Alltoft	2019	Director
Shiraz S. Ladiwala	2021	Director
R. Tony Tripeny	2022	Director

After consideration of the individual qualifications, skills and experience of each of our director nominees and his or her prior contributions to the Board, if applicable, management believes its Board will be well-balanced and effective.

Shares represented by properly executed proxies will be voted, in the absence of contrary indication or revocation by the shareholder granting such proxy, in favor of the election of the persons named above as directors. The person named as proxy in the included proxy card has been designated by management and intends to vote for the election to the Board of the persons named above, each of whom is now a director of the Company. If any such nominee is unable to serve as a director, it is intended that the shares represented by the proxies will be voted, in the absence of contrary indication, for any substitute nominee that the Nominating and Governance Committee may designate. Management knows of no reason any nominee would be unable to serve. The information presented herein with respect to the nominees was obtained in part from the nominee and in part from the records of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH of the nominees for election as directors of the Company.

Board Composition

Board Overview

Mesa’s corporate powers are exercised by or under the authority of, and the business and affairs of the Company managed under the direction of, the Board of Directors. The Board oversees the CEO and the other senior management of the Company in the competent and ethical operation of Mesa and assures that the long-term interests of shareholders are served. The Board, with the assistance of Management, reviews corporate strategies and establishes broad corporate policies, although it is not involved in day-to-day operating details. The Board meets regularly throughout the year to review significant developments affecting the Company and to act upon matters requiring Board approval. It also holds special meetings as required from time to time when important matters arise.

Director Diversity

Our directors have a diverse mix of professional qualifications and skills as well as varied backgrounds and experiences that we believe contribute to a well-rounded Board, positioned to effectively oversee our Company's strategy. The Board is committed to maintaining a suite of directors who bring a wide array of qualifications, skills and attributes to our Board. The Board believes that its membership should reflect a diversity of experience, gender, race, ethnicity, and age. We have a balance of directors who were recently appointed and tenured directors, reflecting our commitment to proactive Board refreshment.

Four of our six directors (or 67%) are independent, two (or 33%) are female, and one (or 17%) is racially diverse. For fiscal year 2024, two of our three committee chairs will be female, representative of our commitment to providing leadership positions to our diverse board members.

Board Diversity Matrix (as of June 30, 2023)*
	Female	Male
Total Number of Directors	6
Gender Identity:
Directors	2	4
Number of Directors who self-identify in any of the categories below:
African American or Black	-	-
Alaskan Native or Native American	-	-
Asian	-	1
Hispanic or Latinx	-	-
Native Hawaiian or Pacific Islander	-	-
White	2	4
Two or More Races or Ethnicities	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-
Supplemental Self-Identification:
Persons with Disabilities	-
Military Veteran	-

*Reflective of Board members standing for re-election. Mr. Schmieder is excluded because he is not standing for re-election. As an active member of the LGBTQ+ community, Mr. Schmieder qualified as diverse.

Board Accountability

Our Board operates according to the governance guidelines adopted in fiscal year 2021. The document is intended to articulate key elements of how our Board operates, such as qualifications and responsibilities of our directors and director candidates, as well as corporate governance policies in general. The guidelines are available on our website at https://investors.mesalabs.com/governance/governance-documents.

In fiscal year 2023, the Board met four times. Each of our directors attended or participated in at least 75% of the meetings of the Board of Directors and of the respective committees of which he or she is a member held during the period such director was appointed during the fiscal year 2023. Directors prepared for each meeting, as required by our guidelines by having pre-read provided materials.

Board Refreshment

We do not have staggered terms for our Board of Directors; directors are elected at each Annual Meeting and serve until the next Annual Meeting, when a successor is duly elected and qualified, or the earlier of their resignation or removal. Sixty-seven percent of the director nominees have joined the Board within the last five years, resulting in a balanced mix of short- and long-tenured non-executive directors, with an average director tenure of 5.2 years.

Board Skills and Experience

We believe in electing and retaining directors who have demonstrated the ability to make a meaningful contribution to the Board's supervision and oversight of Mesa's strategy. We continually evaluate our directors' skillsets and expertise for alignment with our strategic goals. Our directors bring extensive experience in areas that are critical to Mesa's long-term strategic success, including executive leadership, financial acumen, strategic planning, mergers & acquisitions, life sciences, diversity, equity, and inclusion, environmental stewardship, manufacturing, commercial sales & marketing, and leadership development. Below, we highlight the key skills and experience that our Nominating and Governance Committee believes are critical. Together, our Board possesses all of the qualities we value, helping to ensure the effectiveness of the Board as a group in directing Mesa towards achievement of its strategic objectives.

Key Skills & Experience
Director	Executive Leadership	Finance and Capital Markets	Strategic Planning & M&A	Life Sciences Technology & Innovation	Diversity, Equity, & Inclusion	Environmental Stewardship	Manufacturing & Commercial	Leadership Development and Mentorship	Commercial Sales & Marketing

John J. Sullivan	✔	✔	✔	✔	✔		✔
Gary M. Owens	✔		✔	✔			✔	✔	✔
Shannon M. Hall	✔		✔	✔			✔	✔	✔
Jennifer S. Alltoft			✔	✔				✔	✔
Shiraz S. Ladiwala	✔	✔	✔			✔		✔
R. Tony Tripeny	✔	✔	✔		✔	✔	✔	✔

We may consider other factors when we seek to fill certain positions on the Board; for example, when appointing an Audit Committee Chair, we emphasize financial expertise in our candidates, only interviewing candidates who have served as Chief Financial Officer of a public company. In addition to considering the skills held by each of our Board members, we also consider the amount of time each member has to devote to his or her Board responsibilities. None of our directors have commitments on other Boards that would interfere with their ability to provide their full attention to the affairs of our Board. Except Mr. Tripeny, no director has held any other public company directorship for the past five years.

Board Biographies

The table below sets forth biographical information and the qualifications of all of our director nominees and the positions held by each as of March 31, 2023. The age of each director is as of August 25, 2023, the date of the Annual Meeting. In addition to the specific qualifications, skills and experience described below, each incumbent director has demonstrated a strong work ethic and dedication to Mesa, including preparing for meetings, supporting our strategic vision while asking constructive questions and productively challenging Management, and otherwise providing valuable oversight of our business on behalf of our shareholders. We also believe that each director, through their personal accomplishments and in their service to Mesa, has demonstrated high integrity, strong intellectual acumen, solid business judgment, and strategic vision.

Directors Standing for Re-Election

John J. Sullivan		Background:	Qualifications:
Chairman of the Board of Directors

John J. Sullivan, Ph.D. was appointed Chairman of the Board upon his retirement from his position as Mesa's Chief Executive Officer and President in September 2017. Dr. Sullivan joined us in October 2004 in the role of Vice President of Sales and Marketing and was promoted to the positions of President and Chief Operating Officer in 2009. Previously, Dr. Sullivan held leadership positions in Research and Development, Sales and Marketing Management, and Business Development at Varian, Inc., a major analytical instrument manufacturer, in addition to serving as a research scientist at the U.S. Food and Drug Administration and as an analytical chemist at BioMed Research Labs. Dr. Sullivan received his Bachelor of Science degree in Biology from Western Washington University in 1976 and a Ph.D. degree in Food Science from the University of Washington in 1982.

Dr. Sullivan's leadership has resulted in many accomplishments during his 14-year tenure at the Company, such as expanding revenues and profits, acquisitions of new product lines, entering multiple new markets, and expanding our international reach. Dr. Sullivan's keen leadership continues to be a driving force behind our company's innovations and expansion.

Age:	70
Director Since:	2009

Gary M. Owens		Background:	Qualifications:
President and Chief Executive Officer

Gary M. Owens joined us in April of 2017 as Chief Operating Officer and was promoted to the position of Chief Executive Officer and President in September 2017. Mr. Owens joined us in March 2017 as our Chief Operating Officer. From 2006 through March 2017, Mr. Owens served in various leadership positions at Danaher Corporation and its subsidiaries. From 1998 to 2006, Mr. Owens served in various product management, sales and business development roles for Canon Incorporated and Trilogy Software. From 1994 to 1998, Mr. Owens was a team leader for Bain & Company. Mr. Owens received his BSE in Mechanical Engineering from Tulane University in 1990 and his Master of Business Administration degree from Columbia Business School in 1994.

Mr. Owens has extensive experience in business development (including acquisitions and subsequent integrations), business management, and championing continuous improvement and lean initiatives, while driving operational improvements. He provides the Board with significant experience in driving improvements in Mesa's existing business, implementing the Mesa Way, and in maturing our business development program.

Age:	55
Director Since:	2017

Shiraz Ladiwala		Background:	Qualifications:
Lead Independent Director

During his 24-year career with Thermo Fisher Scientific, Mr. Ladiwala held various progressive leadership roles in the areas of corporate strategy and development and business operations, including as Senior Vice President of Strategy and Corporate Development and General Manager of Asia-Pacific. He received a bachelor’s degree in commerce from the University of Bombay and a Master of Business Administration from the University of Michigan Ross School of Business.

Mr. Ladiwala has extensive experience building a world class life sciences company. He brings his significant corporate strategic development experience, extensive knowledge of the life sciences, bioproduction and diagnostics industries, and a background in international business operations. Mr. Ladiwala has a leadership style characterized by cultural adaptability, strong business acumen, and financial knowledge.

Age:	57
Director Since:	2021

Jennifer S. Alltoft		Background:	Qualifications:
Director

Ms. Alltoft had a 32-year career at Pfizer, Inc., where she held multiple positions in Research and Development, Sales and Marketing, and General Management, including Global Leadership of Pfizer Inc.'s Biosimilar Division during 2019. Ms. Alltoft led Business Development and Commercialization at Sumitovant Biopharma from 2021 to June 2023 and is currently Head of Commercial Strategy and Market Development for Sumitomo Pharma America. Ms. Alltoft received a Higher National Certificate in Applied Biology from Bromley College in 1989, and a Bachelor of Science degree in Biological Sciences from North East Surrey College of Technology in 1992.

			Ms. Alltoft has extensive experience in the pharmaceutical business and brings the Board expertise in sales and marketing, business development and research and development.
Age:	55
Director Since:	2019

Shannon M. Hall		Background:	Qualifications:
Director

Ms. Hall currently serves on the Board of one privately held company. Additionally, she has worked as an investor and advisor to multiple early-stage startups, primarily in the life sciences industry since 2018, and she co-founded Pow.Bio in 2019. For 25 years, she worked at Bio-Rad Laboratories in progressive roles, including over ten years in executive leadership roles. She led core businesses at Bio-Rad Laboratories, creating effective leadership teams and improving sales growth and margins in her organizations. Ms. Hall received a Bachelor of Arts in Biology from the College of Saint Benedict.

Ms. Hall's 25-year tenure at Bio-Rad Labs in progressive leadership roles positions her as an invaluable member of the Board. Her experience creating growth in core product lines and contributing to key acquisitions aligns with Mesa's strategy. Additionally, she brings many years of involvement and knowledge in biopharmaceutical research and development with a strong balance of technical skills and customer insight which complement Mesa's biopharmaceutical development growth strategy.

Age:	54
Director Since:	2020

R. Tony Tripeny		Background:	Qualifications:
Director		Tony Tripeny was appointed as a director on June 23, 2022. Throughout his 36 years with Corning, Incorporated, Mr. Tripeny held various, progressive leadership roles in the areas of corporate accounting and finance, including Senior Vice President, Corporate Controller and Principal Accounting Officer and was appointed Senior Executive Vice President, Chief Financial Officer in 2015 and retired from that position in 2022. He received a bachelor’s degree in economics from the University of Pennsylvania’s Wharton School of Business. Mr. Tripeny was appointed to the Board of Origin Materials, a listed company, in March, 2022.

Mr. Tripeny has significant corporate accounting and finance experience, extensive knowledge of the manufacturing, engineering, and life sciences industries, and expertise in international financial operations. In addition to strong leadership and communication skills, Mr. Tripeny brings to the Board and the Audit Committee an in-depth understanding of financial reporting, auditing practices and accounting issues that come before the Board and the Audit Committee.

Age:	64
Director Since:	2022

Corporate Governance and Board Committees

Highlights

We believe that strong corporate governance is the basis for a well-run company capable of focusing on strategic objectives that allow us to create long-term shareholder value. The Board of Directors and Management regularly review best practices in corporate governance and modify our corporate governance policies and practices as warranted.

Corporate Governance Highlights
✔	Lead Independent Director	✔	Code of Business Conduct and Ethics
✔	Executive sessions of independent directors	✔	Third party ethics hotline with anonymous reporting
✔	Independent compensation consultant	✔	Annual stockholder vote on executive compensation
✔	No shareholders rights plan/poison pill	✔	Stock ownership guidelines for members of the Board and named executive officers
✔	Annual Board self-evaluations	✔	Directors have 1-year terms and are elected at each annual meeting
✔	Annual stock grants to non-employee directors

Board Leadership Structure

Our Board of Directors maintains a leadership structure composed of both a chairperson, who is currently not an independent director, and a Lead Independent Director. Our Lead Independent Director was selected unanimously by all independent members of our Board of Directors and holds a critical oversight role. Four of the six members of our Board of Directors are independent. Our Chief Executive Officer serves on the Board but does not hold the position of Chairperson. The Board believes that having the Chief Executive Officer as a member of the Board and a Lead Independent Director in addition to the independent members of the Board provides the best board leadership structure for the Company. This structure, together with the Company’s other corporate governance practices, provides independent oversight of management while ensuring clear strategic alignment throughout the Company. Mr. Owens, our current Chief Executive Officer, and Dr. Sullivan, an employee until January of 2021, are not independent under the rules of Nasdaq.

Chairperson

The role of Chairperson of the Board is held by Dr. Sullivan, former Chief Executive Officer at Mesa. Following his retirement, Dr. Sullivan continued to serve as an employee of the Company in a part-time investor relations role until he retired from Mesa in January 2021. Although Dr. Sullivan does not qualify as independent since he has been employed at Mesa within the last three years, the Board believes that his serving as Chairperson of the Board is in the best interest of the Company and its shareholders. Specifically, Dr. Sullivan:

1. Has appropriate background, skills and experience to serve as Chairperson, as reflected in his skills and expertise, and as described in the biography above;
2. Has a long history with Mesa and a successful track record leading the Company towards its strategic objectives; and
3. Has significant experience with mergers and acquisitions, a key part of Mesa's growth strategy.

The Chairperson has the authority to call meetings of the Board and presides over meetings of the Board. The Chairperson seeks input from the Lead Independent Director, the CEO and all directors in determining agendas for Board and Committees meetings. The Chairperson of the Board is also responsible for communicating with Board members any concerns or issues that arise outside of the context of a Board meeting. The Chairperson of the Board may retain counsel or other advisors to assist in discharging his duties as he sees fit.

Lead Independent Director

In October 2022, our Board filled the vacant seat of Lead Independent Director and unanimously appointed Mr. Shiraz Ladiwala to the position. We appointed a Lead Independent Director in response to shareholder feedback and because we believe it is in the best interest of the Company and the shareholders to have such a role. In his capacity as Lead Independent Director, Mr. Ladiwala is charged with performing the following key responsibilities:

Primary Responsibilities of the Lead Independent Director
✔	Presiding at and preparing agendas for executive sessions of the independent directors	✔	Overseeing the flow of information to the Board and disseminating appropriate information to independent directors on a timely basis
✔	Acting as liaison between the CEO, Chairperson, and independent directors	✔	Presiding at meetings of the Board for which the Chairperson is not present
✔	Assisting the Chairperson in establishing agendas for Board meetings	✔	Authorizing the retention of outside advisors and consultants who report directly to the Board on Board-wide issues
✔	If requested by shareholders, he/she is available for consultation and direct communication

Executive Sessions

The Board holds executive sessions of the independent directors preceding or following each regularly scheduled Board meeting and/or as deemed necessary by the Lead Independent Director. Executive sessions do not include non-independent directors of the Board, and following his appointment, the Lead Independent Director became responsible for chairing the executive sessions. The Audit Committee and Compensation Committee also meet regularly in executive session. During executive sessions, the independent directors may review any number of matters of importance to the Company raised during a meeting or otherwise presented by the independent directors.

Independence

Under applicable Nasdaq requirements, a majority of independent directors, and all of the members of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee must be independent. The Board has affirmatively determined that each of the following individuals who served on the Board during fiscal year 2023 is an “independent director” as such term is defined in Nasdaq Listing Rule 5605: John B. Schmieder, Jennifer S. Alltoft, Shannon M. Hall, Shiraz S. Ladiwala, and R. Tony Tripeny. Dr. Sullivan was a Mesa employee within the last three years and therefore is not "independent." Mr. Owens is not an “independent director” because he is our employee. The Board has affirmatively determined that each member of each standing committee of the Board is independent within the meaning of Nasdaq’s director independence standards and that each member of the Audit Committee meets the heightened director independence standards of the SEC for audit committee members.

Our Board reviews the independence of our directors to determine whether any relationships, transactions or arrangements involving any director or any family member or affiliate of a director may be deemed to compromise the director’s independence from us. Based on that review, the Board determined that none of our directors has any relationships, transactions or arrangements that would compromise his or her independence. There are no family relationships among the NEOs, directors or any person chosen to become a director or executive officer.

Annual Meeting Attendance

Because we have historically had very low attendance at our Annual Meetings, we do not have a mandate or program to encourage directors to attend our annual meetings of shareholders. Mr. Owens was the only director of the Board who attended our 2022 Annual Meeting of Shareholders held on August 26, 2022.

Board Committees

We currently have the following standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each Committee operates pursuant to a written charter (which is reviewed annually and reassessed for adequacy) adopted by our Board, which sets forth the Committee’s role and responsibilities and provides for an annual evaluation of its performance. The charters of all three standing committees are available on the Investors page of our corporate website at https://investors.mesalabs.com/governance. All standing committees of the Board of Directors are composed entirely of independent directors. In addition to the committees mentioned above, the Board may convene special committees, such as a Finance Committee convened to oversee capital raises, or to consider various other matters as they arise, which may or may not include directors who are not independent.

Compensation Committee
Chair:	Shannon M. Hall	Members:	Shiraz Ladiwala
			Tony Tripeny
Meetings in Fiscal 2023:	9	Attendance:	100% (*)

*All current members of the Compensation Committee attended all meetings held during his or her tenure on the Board. Mr. Tripeny joined the Board in June 2022 and attended all six meetings subsequent to his appointment to the Compensation Committee. Evan Guillemin (who did not stand for re-election to the Board at the 2022 meeting of shareholders), was a member of the Compensation Committee for the first quarter of fiscal year 2023.

Pursuant to its charter, the Compensation Committee assists the Board in fulfilling its oversight responsibilities over the compensation of executive officers and the administration of our compensation and benefit plans.

The Compensation Committee charter grants the Compensation Committee the authority to:

●	determine and approve the annual base salary for our Chief Executive Officer;
●	approve the annual base salaries and annual incentive opportunities paid to our other executive officers based on proposals from the CEO;
●	review and make recommendations to the Board with respect to the establishment of any new incentive compensation and equity-based plans;
●	review and approve the terms of written employment agreements and post-service arrangements for executive officers;
●	recommend compensation to be paid to our outside directors;
●	review disclosures to be filed with the SEC and distributed to our shareholders regarding executive compensation and recommend to the Board the filing of such disclosures;
●	assist the Board with its functions relating to our compensation and benefits programs generally; and
●	address other administrative matters with regard to our compensation programs and policies.

The Compensation Committee may delegate any of its functions and powers to its subcommittees or the Chief Executive Officer or any other executive officer or employee of the Company if the Compensation Committee determines that such delegation is necessary or appropriate, unless such delegation would be contrary to the intent of the Board, the Amended and Restated Bylaws of the Company (the “Bylaws”) or the Articles of Incorporation of the Company (the “Articles of Incorporation”), or applicable law or Nasdaq rules.

The Compensation Committee has also been appointed by the Board to administer the Mesa Laboratories, Inc. 2021 Equity Plan (the “2021 Equity Plan”) and to make awards under the 2021 Equity Plan, including as described below under the heading "Compensation Discussion and Analysis." The Compensation Committee has for several years, including in fiscal year 2023, delegated its authority under the plan to our Chief Executive Officer to make grants to non-executive officer level employees, within limitations specified by the committee.

The Board has determined that each member of the committee qualifies as a “Non-Employee Director” under SEC Rule 16b-3 and as an “Outside Director” under Section 162(m) of the Internal Revenue Code. Our Chief Executive Officer and/or other officers, upon request, may attend selected meetings of the Compensation Committee. No member of the Compensation Committee nor any organization of which any member of the committee is an officer or director received any payments from us fiscal year 2023, other than the payments disclosed under the heading “– Director Compensation” below.

Audit Committee
Chair:	Tony Tripeny	Members:	Jenny Alltoft
			John Schmieder
Meetings in Fiscal 2023:	4	Attendance:	100% (*)

*Mr. Tripeny succeeded Evan Guillemin (who did not stand for re-election to the Board at the 2022 meeting of shareholders) as the Chair of the Audit Committee in June 2022. Mr. Guillemin chaired one Audit Committee meeting in the first quarter of fiscal year 2023 prior to his retirement from the Board. Mr. Tripeny attended all meetings subsequent to his appointment, beginning in the second quarter of our fiscal year 2023. Mr. Schmieder was a member of the Audit Committee for all of fiscal year 2023 and attended all Audit Committee meetings during his tenure. Ms. Alltoft attended all meetings during the year.

The Audit Committee was established in accordance with section 3(a)(58)(A) of the Exchange Act. Pursuant to its charter, the Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company and exercising the responsibilities and duties set forth below, including but not limited to:

●	Assisting the Board in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Company to the SEC, the Company’s shareholders, or the general public, and (ii) the Company’s internal financial and accounting controls;
●	Reviewing proposed major changes to our auditing and accounting principles and practices;
●	Reviewing and evaluating our system of internal control;
●	Reviewing significant financial reporting issues raised by Management or the independent auditors;
●	Appointing, compensating, retaining, and overseeing the independent auditors for annual audit and quarterly review work, and pre-approving audit and permitted non-audit services provided by our independent auditors;
●	Reviewing the qualifications, independence, and performance of our independent auditors, who report directly to the Audit Committee;
●	Reviewing quarterly earnings releases and financial statements;
●	Understanding cyber-security risks, scheduling regular Management updates on such risks, and providing key information back to the full Board; and
●	Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or audit matters, as well as the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee also acts to ensure open lines of communication among our independent auditors, accountants, internal audit function and financial management. The Chair of the Audit Committee privately meets with internal audit, the partner of our independent audit firm, and the CFO on a quarterly basis to stay abreast of potential risks or changes in the Company's accounting and finance departments. Additionally, the full Audit Committee meets quarterly with members of the Company's Finance team to discuss periodic financial reports in detail prior to the full Audit Committee meetings, ensuring that the Audit Committee has sufficient time to review the documents and that management is able to thoroughly address concerns or recommended changes in the SEC documents prior to the formal Audit Committee meeting.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurance of the Company's Management and independent auditors which, in their reports, express opinions on the fair presentation of the Company's financial statements and the effectiveness of the Company's internal control over financial reporting. The full Audit Committee holds executive sessions at least quarterly with the audit partner for continued assessment of the performance, effectiveness and independence of the independent audit firm.

As previously stated, the Board has determined that each member of the Audit Committee is independent within the meaning of Nasdaq’s director independence standards and the SEC’s heightened director independence standards for audit committee members as determined under the Exchange Act, and that each has sufficient knowledge of financial and auditing matters to serve on the audit committee. Our Board has determined that Mr. Tripeny qualifies as an “audit committee financial expert,” as defined under the applicable rules of the SEC.

Nominating and Governance Committee
Chair:	John Schmieder*	Members:	Jenny Alltoft
			Shannon Hall
Meetings in Fiscal 2023:	2	Attendance:	100%

*All members of the Nominating and Governance Committee attended both meetings of the Nominating and Governance Committee in fiscal year 2023. Mr. Schmieder was chair of the Nominating and Governance Committee until he chose not to stand for re-election on the Board for fiscal year 2024. Ms. Alltoft will succeed Mr. Schmieder as Chair of Nominating and Governance Committee effective August 25, 2023.

The Nominating and Governance Committee is responsible for:

●	reviewing suggestions of candidates for director made by directors and others;
●	identifying individuals qualified to become Board members;
●	recommending to the Board director nominees for each committee of the Board
●	recommending to the Board changes to corporate governance principles as necessary and suitable to the Company and shareholders;
●	Board member succession planning; and
●	assisting the Board in conducting an annual self-assessment process, including individual director assessments.

The Nominating and Governance Committee also coordinates the Director Orientation and Continuing Education program on behalf of the Board. Orientation and training programs are established for new directors to familiarize them with Mesa's products, markets, and organization, along with corporate governance issues. Additional training is available for directors in leadership roles, such as committee chairs or the chairperson. A continuing education program for all directors has been established to keep Board members abreast of best practices in corporate governance and emerging business trends.

Risk Oversight

Mesa operates in a complex and rapidly changing environment that involves many potential risks. In addition to general market, industry, R&D, supply chain, political, and economic risks, the Company faces potential risks related to, among others, the integration of any new acquisitions which are consummated as part of our overall growth strategy; information technology and cybersecurity; data privacy; financial controls and reporting; manufacturing and quality; legal, regulatory and compliance requirements and developments; finance; the global nature of our operations; human capital management and retention; environmental and social responsibility; and product portfolio and commercialization. As a company committed to operating ethically and with integrity, we proactively seek to manage and, where possible, mitigate risks to help ensure compliance with applicable rules and regulations; maintain integrity and continuity in our operations and business, including in support of achieving strategic priorities and long-term financial and operational performance; protect our assets (financial, intellectual property, and information, among others); and enhance shareholder and other stakeholder value. Risk management is an enterprise-wide objective subject to oversight by the Board and its committees.

It is the responsibility of Mesa's Management to assess and respond to the day-to-day risks that Mesa and its subsidiaries face, and to implement and administer risk management and mitigation processes and programs, while also maintaining reasonable flexibility in how we operate. To further embed risk management and compliance into our culture, Mesa seeks to implement comprehensive policies and procedures, train employees on how to implement and comply with them and maintain a comprehensive program of oversight and audit to help ensure compliance and appropriate enterprise risk management.

The Board, in turn, directly or through its committees, oversees the implementation of risk management and mitigation processes. The Board and its committees rigorously review with management the risk management program and discuss key risk assessment matters regularly, including during the Board’s annual budget review and approval process. Each of our committees has full access to officers and employees of the Company, and our Board and committees also meet without members of Management present. Management prepares an enterprise risk management assessment bi-annually that is presented to the Board of directors to ensure alignment between the Board and Management regarding key risks facing the Company. The full Board assumes oversight responsibilities for ESG performance, evaluation, and reporting at the Company.

The Board also has approved a Code of Business Conduct and Ethics (“Code of Ethics”), as defined by Regulation S-K promulgated under the Securities Act of 1933, as amended, and in accordance with the requirements of Nasdaq Listing Rule 5610 for a code of conduct, and other related policies to help manage and mitigate risk globally.

Specific board committees are responsible for overseeing specific types of risk, as shown below:

Compensation	Audit	Nominating & Governance
- Establishing compensation plans designed in a manner such that our executives are not incentivized to take on inappropriate risk	- Reviewing financial statements	- Overseeing risks related to composition and structure of the Board and its committees
- Ensuring the Company’s compensation practices are in the best interest of both the Company and its shareholders	- Evaluating financial and controls-related risk exposures	- Annually evaluating qualifications, independence and diversity of the members of the Board
- Assisting in succession planning for the Board and CEO, ensuring business continuity	- Reviewing related party transactions	- Providing oversight of the Company’s corporate governance
- Evaluating the Company’s cyber security program and responses to cybersecurity threats
- Evaluating the response of Management to reports regarding suspected violations of our Code of Ethics

Cybersecurity Oversight

The Audit Committee receives reports, including with respect to related risks, risk management, and relevant legislative, regulatory, and technical developments, from senior management on data security, cybersecurity and information security-related matters at least quarterly. The full Board receives a report on these discussions from the chair of the Audit Committee as needed based on the nature of the risk environment.

Guidelines for Business Conduct and Governance Guidelines

Our Code of Ethics is applicable to all of the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics contains written standards that are designed to deter wrongdoing and includes provisions regarding ethical conduct, conflicts of interest, proper disclosure in all public communications, compliance with all applicable governmental laws, rules and regulations, and the prompt reporting of violations of the Code of Ethics and accountability for adherence to the Code of Ethics. Additionally, the Code of Ethics sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code of Ethics in a confidential manner. The Code of Ethics may be found on our website at https://investors.mesalabs.com/governance/governance-documents.

Based on information submitted by the directors and executive officers, none of our directors or executive officers is involved in, or has been involved in, legal proceedings during the past ten years that are material to an evaluation of the ability or integrity of any such director or executive officer.

Stock Ownership and Insider Trading Policies

The Board has adopted a director and executive officer share ownership policy. Subject to the terms of the policy, within five years after his/her first election to the Board, each non-employee director must acquire and continue to own shares of the Company's common stock with a minimum value of at least three times the director's total annual Board retainer.

The Board has adopted a named executive officer share ownership policy. Subject to the policy, within three years after the approval of the policy, or within five years into their tenure, the CEO must acquire and continue to own five times his base salary, and each of the other NEOs must acquire and continue to own three times his base salary in shares of the Company’s common stock.

For the purposes of this policy, shares held directly or indirectly, in addition to unvested RSUs and PSUs vested with respect to performance metrics count as ownership.

Under the Company’s insider trading policy, employees, including executive officers and directors, are not permitted to engage in the following transactions with respect to the Company’s stock: entering into short sales of securities issued by the Company, entering into put or call option transactions, trading on margin or pledging Company securities, or hedging an interest in securities issued by the Company. Gifts (transfer of the Company’s stock without consideration) are allowable with prior approval from an appropriately designated person, but are prohibited during a period when an insider is not permitted to trade.

Board Self-Evaluation

The Board is required to conduct an annual self-evaluation that is overseen by our Nominating and Governance Committee to determine whether the Board and its committees are functioning effectively. In addition, each of our directors performs an annual self-assessment of his or her performance, which is discussed individually with the Chairperson of the Board.

Interested Party Communications

Shareholders and other interested parties may communicate with one or more members of the Board of Directors by writing to all or any of the following: Audit Committee Chairman, Compensation Committee Chairman, Nominating and Governance Committee Chairman, c/o Corporate Secretary, Mesa Laboratories, Inc., 12100 West Sixth Avenue, Lakewood, CO 80228. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. All mail other than trivial or obscene items will be forwarded. The Company will forward any remaining shareholder communication to the Chairperson of the Board, as a representative of the Board, and/or to the director to whom the communication is addressed on a periodic basis. The Company will forward such communication by certified U.S. Mail to an address specified by each director of the Board for such purposes or by secure electronic transmission.

Director Nominations

In evaluating potential director candidates, the Nominating and Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board, and seeks to ensure that at least a majority of the directors are independent under the applicable Nasdaq rules. In identifying potential director candidates, the Nominating and Governance Committee may rely on recommendations made by current directors and officers. Additionally, the Nominating and Governance Committee will consider candidates recommended by shareholders on the same basis as candidates recommended by other parties. The Nominating and Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experience, knowledge, and skills.

We have the following minimum qualifications that the Nominating and Governance Committee believes must be met by all directors:

●	Of high ethical character, with no conflict of interest in serving;
●	A commitment to the Company’s long-term business success and long-term interests of shareholders;
●	Sufficient time to conscientiously prepare for and attend Board and committee meetings;
●	Personal and professional reputation that is consistent with the image and reputation of the Company;
●	Established record of personal accomplishment in his or her field, such that he or she is able to offer advice and guidance to the Company’s Management; and
●	The ability to exercise sound business judgment.

Additionally, the following other qualities, skills and characteristics are important in evaluating director nominees:

●	Contribution to the overall diversity of the Board, not only with respect to gender, ethnicity and sexual orientation, but also with a variety of personal and professional experiences and background;
●	Professional and personal reputations of integrity and ethical behavior as well as mature judgment and the ability to work collaboratively with other members of the Board;
●	An understanding of and experience in oversight, leadership, or governance; and
●	Professional experience and expertise relevant to the Company’s strategy.

The Nominating and Governance Committee applies the same criteria for all candidates. If the Nominating and Governance Committee identifies a need to replace a current member of the Board, to fill a vacancy on the Board, or to expand the size of the Board, it considers candidates from a variety of sources including, as needed, retaining an executive recruiting firm to assist in identifying, evaluating and conducting due diligence on potential director candidates.

Board Diversity

Consistent with the policy of the Company, the Nominating and Governance Committee will strive to develop a Board that is diverse and inclusive regarding gender, race and ethnicity. The Board is committed to actively seeking to include highly qualified women and individuals from minority groups in the pool from which new director candidates are selected. Each recruiting firm retained by the Board is instructed to specifically focus on identifying candidates who, in addition to having particular skills and experience, also would add to the diversity of the Board.

Procedures for Recommendation of Nominees by Shareholders

The Nominating and Governance Committee will consider director candidates who are recommended by the shareholders of the Company. Shareholders who meet the applicable eligibility requirements under our Bylaws and who wish to include nominees for our Board in the Company’s proxy statement for the 2024 Annual Meeting of Shareholders, or shareholders who wish to make a proposal at the 2024 Annual Meeting of Shareholders (other than a proposal made pursuant to Rule 14a-8 ), must in each case deliver any such recommendation not later than the close of business on the 80th day, nor earlier than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting. Shareholders, in submitting recommendations to the Nominating and Governance Committee for director candidates, shall make such a recommendation in writing and include the following:

●	Name and address of the shareholder making the recommendation, as they appear on the Company’s books and records, and of such record holder’s beneficial owner, if any;
●	The class or series and number of all shares of capital stock of the Company that are, directly or indirectly, owned beneficially or of record by such shareholder and such beneficial owner;
●

All derivative instruments and interests in which the shareholder and such beneficial owner or any of its affiliates or associates, directly or indirectly, holds an interest, including a description of the material terms of each such synthetic equity interest;

●	A description of any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or beneficial owner has a right to vote any shares of any security of the Company;
●	Name and address of the individual recommended for consideration as a director nominee;
●	The principal occupation of the director nominee;
●	The total number of shares of capital stock of the Company that will be voted for the director nominee by the shareholder making the recommendation;
●

All other information relating to the director nominee that would be required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board and elected);

●	A written statement from the shareholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a director;
●	Any short interest in any security of the Company held by such shareholder or beneficial owner;
●	Any rights to dividends on the shares of the Company owned beneficially by such shareholder or beneficial owner that are separated or separable from the underlying shares of the Corporation;
●

Any proportionate interest in shares of the Company or derivative instruments or short interests held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and

●

Any performance-related fees that such recommending shareholder, directly or indirectly, is entitled to is based on any increase or decrease in the value of shares of any class or series of capital stock of the Company or any synthetic equity interest.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee as of the end of fiscal year 2023 were Ms. Hall (Chairperson) and Messrs. Tripeny and Ladiwala. No member of the Compensation Committee was, during fiscal year 2023, a Mesa officer or employee or had a business relationship with or conducted any transactions with us that is required to be disclosed under Item 404 of SEC Regulation S-K, and no such member has ever served as an officer at Mesa. During fiscal year 2023, none of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation Committee or the Board.

Sustainability

Echoing the Mesa Way, we see every day as an opportunity to improve - from water conservation to employee development, from data security to improving energy efficiency within our buildings. Through our work and that of our customers, we hope to build more livable, sustainable communities that help us protect the vulnerable around the world.

ESG Framework: Three Areas of Focus

Mesa recognizes specific ESG factors that create value and are highly relevant to our business and stakeholders. Thus, we hope to continue unlocking the transformational capabilities of ESG within our people, processes, and products.

Our products and solutions are used globally to protect the integrity of processes, ensure safety, and provide accurate, reliable information. By delivering the highest caliber products and services possible to a broad range of industries and applications, we are committed to protecting society and individuals. In alignment with the value we bring to our customers, we believe that conducting our business by sustaining the environment, supporting our local communities, embracing diversity and inclusion, and adhering to a strong culture of compliance and ethics will positively impact our customers, stockholders, employees, community, and environment. The following highlights some ESG accomplishments and initiatives:

Sustainability
Manufacturing Quality Health and Safety	● Our manufacturing facilities are certified to the ISO 13485 or ISO/IEC 17025 standards.
Strategy Planning

● Management develops and maintains a robust strategic planning process including corporate development.

● The Board provides input and approves Management's strategic development plans and regularly reviews progress against strategic plans as well as overseeing financial outcomes.

Health and Safety

● We are committed to employee safety and health with our safety management program, safety training, and policies for handling hazardous materials.

● Our products help monitor hazardous environments, ensure the sterility of medical instruments, provide accurate and critical information, and deliver proper functioning of lifesaving medical devices.

● Our inter-departmental council holds safety meetings and has seen a decrease in injury rates in recent years.

● Our Gyrolab® Platform allows small-volume sampling techniques and sensitive immunoassay methods so that researchers can obtain a complete pharmacokinetic ("PK") profile from a single mouse, significantly reducing the number of animals needed for pre-clinical studies, helping our customers reduce animal testing while improving data quality.

● We are proud to pioneer technology for a healthier environment by providing convenient, reliable solutions and ensuring that the machines reporting air quality indexes are accurate and meet the highest standards of quality and accuracy for the Environmental Protection Agency.

Environmental Sustainability

● Our operations largely consist of light assembly and calibration of instruments which inherently results in a relatively low carbon output across our facilities.

● We continuously evaluate our energy consumption in all of our facilities and pursue options to reduce our environmental impact through reduced energy consumption, including sourcing carbon free energy in our Uppsala, Sweden facility.

● Mesa follows various regulations, including the European Union’s Registration, Evaluation, Authorization, and Restriction of Chemicals ("REACH") and Restriction of Certain Hazardous Substances, which aim to prevent human and environmental risks related to certain chemicals in parts, products, and electronic and electrical waste in manufactured, distributed, and imported items in the European Union. In addition, we comply with Waste Electrical and Electronic Equipment ("WEEE") and Packaging and Packaging Waste Directive regulations.

● Our Biopharmaceutical Development division in Uppsala, Sweden primarily uses hydro, wind, and solar power and has received LEED Platinum certification.

● Our Calibration Solutions facility upgrades involved the safe removal of contaminants from the building, and features space for nearly 25% more people without increasing the size of our external footprint, enabling us to accommodate a growing workforce without significantly increasing our space and carbon usage.

Diversity and Inclusion

● We are committed to fostering and promoting a globally diverse, inclusive, and fully participative work environment where all sources of talent and ideas for improvement are valued and engaged.

● We are dedicated to the principles of equal employment opportunity. We prohibit unlawful discrimination against applicants or employees.

● Management is dedicated to ensuring the fulfillment of diversity and inclusion policies with respect to hiring, placement, promotion, transfer, demotion, layoff, termination, recruitment advertising, pay (and other forms of compensation), training, and general treatment during employment.

● In the summer of 2021, our Human Resources team partnered with Circa to expand the scope of applicants beyond our existing job boards to reach a diverse pool of candidates across race, gender, disability, and veteran status. Circa is a diversity recruiting platform that helps companies like Mesa connect with a diverse pool of candidates and make their hiring process more inclusive.

Employee Engagement

● To continue improving employee engagement, Mesa launched an initiative to enhance the Mesa Way, which involved the development of a cross-functional committee composed of employees from all job levels and divisions to refresh our values.

● We utilize employee survey tools to solicit feedback on topics related to our culture and other drivers of engagement such as recognition and feedback. Feedback received is discussed by the executive staff team and action plans are created to respond to feedback where appropriate.

● Our operating model, the Mesa Way, is founded on full inclusion in decision making, for example, through daily management.

● We have an Employee Assistance Program that provides confidential counseling, financial consultation, legal consultation, educational support services, mediation services, and other resources and services at no cost to employees.

● We conduct annual salary reviews to analyze pay equity across employee demographics, and we perform yearly evaluations and benchmarking analyses to ensure that our total compensation stays competitive.

● Our benefits package includes a wide range of coverage and services, including medical, prescription coverage, dental, vision, basic life and AD&D insurance, short-term and long-term disability plans, and a short-term incentive program.

Community Investment and Engagement

● We have an employee-led culture committee that includes representation from employees of all levels and across several Mesa locations.

● Our Bozeman facility supports Reach Inc., a local non-profit that provides services to adults with developmental disabilities. Mesa regularly donates to Reach Inc. and offers volunteer and paid part-time job opportunities to adults referred by the organization.

Data Security and Privacy

● We maintain privacy policies, management oversight, accountability structures and technology processes designed to protect privacy and personal data.

● We maintain a data security program, including quarterly reports to the Audit Committee of the Board.

● We provide annual security awareness training to all users and specialized training for personnel in key roles related to security, such as executives, human resources, finance, and others.

● Mesa supports administrative, technical, and physical safeguards and receives an annual third-party validation and continuous improvement assessment.

● In the event of a security incident, we have a formally documented incident response plan to promptly notify affected parties.

Governance

● A cross-functional working group formed in fiscal year 2023 is comprised of members of the Board and Management to spearhead ESG planning, strategy, and execution.

● Our full Board has responsibility for oversight of our ESG program.

● Strong focus on corporate governance with best practices in corporate governance (see Corporate Governance and Board Committees on page 9).

In addition to the disclosure above, Mesa issued its inaugural environmental, social and governance brochure during fiscal year 2023. The brochure describes our sustainability and social efforts in more detail. The Board conducted shareholder engagement meetings during fiscal year 2023 and engaged with interested shareholders on Mesa's ESG initiatives. Shareholders had overwhelmingly positive feedback regarding Mesa taking an important first step in disclosing this information in more detail. Some shareholders asked management to make certain commitments around its ESG initiatives, particularly with respect to diversity, equity, and inclusion. Management's ESG taskforce is researching and evaluating ways to expand the ESG program. The taskforce's research is focused on:

●	Monitoring the regulatory environment,
●	Evaluating available and obtainable data related to ESG; and
●	Considering the changes that the Company can make that will have the greatest impact.

The task force is focused on ensuring that any commitments made are in the best interest of the Company and its employees; the broader community, including prospective employees and business partners; and our shareholders.

Director Compensation

Our director compensation program is designed to appropriately compensate non-employee Board members for the time, expertise and work required to serve as a director and to align their interests with the long-term interests of our shareholders. As required by its charter, the Compensation Committee is responsible for reviewing, at least annually, and making recommendations to the Board regarding all matters pertaining to board member compensation. In making compensation recommendations, the Committee considers various factors including the responsibilities of board members in general as well the added responsibilities of committee assignments, the form and amount of compensation paid to directors by comparable companies, which are further discussed in the section "Compensation Discussion and Analysis" below, as well as guidance provided by the Committee’s independent compensation consultant.

During the first quarter of fiscal year 2023, the Committee reviewed the compensation of non-employee directors and determined that the following changes were necessary to ensure that the program remained competitively positioned in the market and compared to Mesa's peer group. For fiscal year 2023, the annual director cash retainer was increased from $50,000 to $60,000 and the annual RSU retainer was increased from a grant date fair value of $115,000 to $150,000. Directors who are full time employees of Mesa do not receive compensation for their services as directors.

For fiscal year 2023, non-employee directors received annual cash and equity retainers for service on the Board and committees as set forth in the table below:

Non-Employee Director Compensation	Annual Retainer (1)	Annual Restricted Stock Units (2)
Director Retainer:	$60,000	$150,000
Committee Chair Retainer:
Audit	10,000	-
Compensation	10,000	-
Nominating and Governance	10,000	-
Chair of the Board	45,000
Lead Independent Director	10,000	-

(1)	Retainers are paid quarterly in cash, unless the director chooses to convert his or her cash retainer to an equivalent value of restricted stock units (“RSUs”). Messrs. Ladiwala and Tripeny elected to receive their retainers in RSUs for fiscal year 2023.
(2)

RSUs represent the right to receive shares of our common stock upon vesting and are granted to non-employee directors annually. The number of shares subject to the award is based on the closing price of our common stock on the grant date, less the present value of dividends expected to be paid during the vesting period. The awards typically vest in full on the first anniversary of the grant date.

Directors are also reimbursed for expenses incurred in connection with their service as directors, including travel expenses for Board and committee meetings.

The compensation paid to each non-employee director who served during fiscal year 2023 is set forth below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(g)	(h)
John Sullivan	105,000	150,099	-	255,099
Evan C. Guillemin (2)	15,000	-	-	15,000
John Schmieder	70,000	150,099	-	220,099
Jennifer S. Alltoft	60,000	150,099	-	210,099
Shannon M. Hall	70,000	150,099	-	220,099
Shiraz S. Ladiwala	-	217,550	-	217,550
R. Tony Tripeny	-	219,972	-	219,972

(1)	Reflects the grant date fair value under FASB Topic 718 of RSUs awarded to each director. Each of Dr. Sullivan, Messrs. Schmieder, Ladiwala, Tripeny and Mses. Alltoft and Hall received an annual non-employee director RSU award covering 754 shares on August 15, 2022. Mr. Ladiwala elected to receive his Board retainer as 301 RSUs instead of cash, and Mr. Tripeny elected to receive his Board retainer and committee chair compensation as 351 shares of RSUs instead of cash. Each of these grants were made on August 15, 2022. The grant date fair value of all RSUs granted to the non-employee directors on August 15, 2022, was $199.07 per unit, the closing price of our stock on August 15, 2022, less the present value of expected dividends not received during the vesting period. The RSUs awarded on August 15, 2022 vest on the first anniversary of the grant date, subject to the director’s continued service as a director through the vesting date and may continue vesting based on the retiree clauses in our 2021 Equity Plan for directors who qualify as retirees. In addition, Mr. Ladiwala elected to receive compensation for his role as Lead Independent Director in the form of 40 RSUs instead of cash; his retainer was pro-rated for 3/4 of the year. The RSUs were granted on November 15, 2022, and the grant date fair value of the awards was $188.84. The awards vest on August 15, 2023. As of March 31, 2022, Dr. Sullivan and Mr. Schmieder each held 784 unvested RSUs, Mses. Alltoft and Hall each held 754 unvested RSUs, Mr. Ladiwala held 1,095 unvested RSUs and Mr. Tripeny held 1,105 unvested RSUs.
(2)	Mr. Guillemin elected not to stand for re-election at the 2022 Shareholders' Meeting. He received cash compensation for serving on the Board for the first quarter of fiscal year 2023, prior to the Annual Meeting.
Note:	No stock options were granted to members of the Board of Directors during fiscal year 2023. The aggregate number of options held by each director from previous years' grants as of March 31, 2023 was as follows:

Name of Director	Aggregate Number of Stock Options Held as of March 31, 2023
John J. Sullivan	450
John B. Schmieder	450
Shannon Hall	-
Jennifer S. Alltoft	-
Shiraz S. Ladiwala	-
R. Tony Tripeny	-

Proposal 2

Ratification of the Selection of Our Independent

Registered Public Accounting Firm

Shareholder ratification of the appointment of Plante & Moran, PLLC (“Plante Moran”) as our independent registered public accounting firm is not required by our Bylaws or otherwise. Our Board, however, is submitting the appointment of Plante Moran to the shareholders for ratification as a matter of good corporate governance practice. If a voting majority is FOR this proposal, we will consider the ratification of our independent registered public accounting firm for fiscal year 2024. If shareholders fail to ratify the appointment of Plante Moran, our Audit Committee will reconsider whether or not to retain Plante Moran as our independent registered public accounting firm, although our Audit Committee maintains the full discretion to continue to retain Plante Moran in such a circumstance. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year it determined that such a change would be in the best interest of the Company and its shareholders.

The Audit Committee annually evaluates the performance of our independent registered public accounting firm, including the senior audit engagement team, and determines whether to reengage the current independent auditors or consider other audit firms. Factors considered by the committee in deciding whether to retain include:

●

Plante Moran's capabilities considering the scope and complexity of our business, and the resulting demands placed on Plante & Moran, PLLC in terms of technical expertise and knowledge of our industry and business;

●	the quality and candor of Plante Moran's communications with the committee and Management;
●	Plante Moran's independence;
●

the quality and efficiency of the services provided by Plante Moran, including input from Management on their performance and how effectively they demonstrated independent judgment, objectivity and professional skepticism;

●	external data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on Plante Moran, and its peer firms; and
●

the appropriateness of Plante Moran's fees, its tenure as our independent auditor, including the benefits of a longer tenure, and the controls and processes in place that help ensure Plante Moran's continued independence.

The Audit Committee also oversees the process for, and ultimately approves, the selection of our independent registered public accounting firm’s lead engagement partner at the five-year mandatory rotation period. Prior to the mandatory rotation period, at the committee’s instruction, Plante Moran's will select candidates to be considered for the lead engagement partner role, who are then interviewed by members of Management. After considering the candidates recommended by Plante Moran's, Management makes a recommendation to the Audit Committee regarding the new lead engagement partner. After discussing the qualifications of the proposed lead engagement partner with the current lead engagement partner, the members of the Audit Committee, individually and/or as a group, will interview the leading candidate, and the Audit Committee then considers the appointment and approves the selection. A new lead engagement partner was appointed for the fiscal year 2023 audit.

The Audit Committee charter sets out procedures that the Company must follow when retaining the independent auditor to perform audit, review and attest engagements and any engagements for permitted non-audit services. All services performed by Plante Moran for fiscal years 2023 and 2022 were pre-approved by the Audit Committee in accordance with this policy, following a determination by the committee that the fees to be paid to Plante Moran in each year, including in connection with non-audit services, were appropriate, necessary and cost-efficient in the management of our business, and did not present a risk of compromising the independence of Plante Moran as our independent auditors.

In connection with the audit for the fiscal year 2023, there were no disagreements with Plante Moran on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Plante Moran, would have caused them to refer to such disagreement in connection with their report.

Plante Moran (Denver, Colorado), has conducted the audits of our accounting records since 1986.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS TO OUR SHAREHOLDERS THAT THEY VOTE FOR

THE RATIFICATION OF THE APPOINTMENT OF Plante & Moran, PLLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING MARCH 31, 2024.

Audit and Non-Audit Fees

The following sets forth the aggregate fees billed by Plante Moran to the Company and incurred by the Company during the fiscal years 2023 and 2022:

	Year Ended March 31,
Type of Fees	2023	2022
Annual audit and quarterly review	$909,000	$822,659
Audit-related fees	70,575	75,728
Tax fees	92,920	62,715
All other fees	-	-
Total	$1,072,495	$916,102

Some amounts presented in 2022 have been reclassified to conform to current year presentation.

Audit Fees

Fees for the audit of annual financial statements and internal control over financial reporting, reviews of quarterly financial statements, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC. This category includes audit fees related to recently completed acquisitions included in audits of our annual financial statements and reviews of our quarterly financial statements.

Audit-Related Fees

Fees for assurance and related services reasonably related to the performance of the audit or review of financial statements and internal control over financial reporting that are not reported under “audit fees” above, including fees related to audits of our employee benefit plans, due diligence related to acquisitions, and out-of-pocket expenses for audit-related services rendered during the year. In 2023, this category also includes fees for an audit of compliance with the Foreign Corrupt Practices Act in China pertaining to the acquisition of Agena Bioscience, Inc.

Tax Fees

Tax fees consist primarily of transfer pricing work.

Audit Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Mesa under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent Mesa specifically incorporates this report by reference therein.

The Audit Committee is composed of three non-employee directors of the Company. All members are independent as defined under applicable Nasdaq rules. The Audit Committee held four meetings during fiscal year 2023. The Audit Committee operates under a written charter adopted by our Board of Directors. As required by its written charter, which sets forth its responsibilities and duties, the Audit Committee reviewed and discussed with management our audited financial statements as of and for fiscal year 2023.

In connection with the March 31, 2023, financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements as of March 31, 2023 and for the year then ended with Management; (2) discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standards 1301, Communication with Audit Committees, and matters required by applicable requirements of the PCAOB and SEC; (3) received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, and; (4) discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2023 for filing with the Securities and Exchange Commission.

The Audit Committee has also reviewed and discussed the fees paid to Plante Moran during the last fiscal year for audit and non-audit services, which are set forth above under “Audit and Non-Audit Fees” and has considered whether the provision of the non-audit services is compatible with maintaining Plante Moran’s independence and concluded that it is.

The Audit Committee*

R. Tony Tripeny, Committee Chairperson

John B. Schmieder

Jenny S. Alltoft

*Evan Guillemin was a member of the Board and the Audit Committee thorough the first quarter of fiscal 2023, until he chose not to stand for re-election at the 2022 Annual Meeting. John B. Schmieder was a member of the Board and the Audit Committee until he chose not to stand for re-election at the 2023 Annual Meeting.

Proposal 3

Advisory Vote on Named Executive Officer Compensation

As required by Section 14A of the Exchange Act of 1934, as amended, we are asking shareholders to cast an advisory vote to approve the compensation of our executive officers as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our executive officers. This vote is advisory and not binding on our Company or Board of Directors, but in the event of any significant vote against this proposal, the Compensation Committee will consider whether any actions are appropriate to respond to shareholder concerns.

We hold non-binding advisory votes on the compensation of our NEOs at every annual meeting of shareholders. Mesa's Board values the opinion of its shareholders and believes that holding the say-on-pay vote annually allows the Board to receive timely feedback to our executive compensation program. We conducted an advisory vote on the frequency of the say-on-pay vote at our 2022 Annual Meeting. Following the recommendation of our shareholders, we will continue to hold our say-on-pay vote on an annual basis. The next shareholder advisory vote to approve executive compensation will be held at our 2024 Annual Meeting.

At our 2022 Annual Meeting, we received the support of 23.7% of the votes cast in our say-on-pay vote. This was significantly below the 91.4% level of support we received at our 2021 Annual Meeting. As a result, we instituted a robust shareholder outreach program, contacting 27 of our largest shareholders, representing approximately 84% of the outstanding shares of our common stock, to better understand why the Company received a lower say-on-pay vote and what adjustments to our executive compensation program, including the 2023 program, shareholders might recommend.

We have summarized the feedback and our response from our 2022 investor outreach efforts in this Proxy Statement. Additionally, we have included the feedback from investors in the design of our fiscal year 2024 executive compensation program, as further described in our “Compensation Discussion & Analysis.”

The Company believes that the compensation of its executive officers should provide a fair reward for significant effort and stimulate our executive officers’ professional and personal growth. The Board believes that the compensation of the Company's executive officers should align the executive officers’ interests with those of the shareholders and focus executive officer behavior not only on the achievement of near-term corporate goals, but also on the achievement of long-term business objectives and strategies. We urge shareholders to read the "Compensation Discussion and Analysis" section of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures are designed to achieve our executive compensation objectives, as well as the Executive Compensation section and related compensation tables and narrative, which provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the "Compensation Discussion and Analysis" section of this Proxy Statement are effective in helping us achieve our goals, and that the compensation of our NEOs reported in this Proxy Statement has supported and contributed to our success.

Say on Pay Resolution

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. Accordingly, we are asking our shareholders to vote on an advisory basis “FOR” the following non-binding resolution:

RESOLVED, that the Company’s shareholders approve, on and advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative disclosure in the Proxy Statement for the Company’s 2023 Annual Meeting.

Although this advisory vote is non-binding, our Board and Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our named executive officer compensation programs.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE RESOLUTION APPROVING THE COMPENSATION OF OUR EXECUTIVE

OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

COMPENSATION COMMITTEE REPORT

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Mesa under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Mesa specifically incorporates this report by reference therein.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee*

Shannon M. Hall, Committee Chairperson

Shiraz S. Ladiwala

R. Tony Tripeny

*Evan Guillemin was a member of the Board and the Compensation Committee thorough the first quarter of fiscal 2023, until he chose not to stand for re-election at the 2022 Annual Meeting.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the objectives and principles underlying our executive compensation programs, outlines the material elements of the compensation of our executive officers, and explains the Compensation Committee’s determinations as to the actual compensation of our executive officers for fiscal year 2023. In addition, this Compensation Discussion and Analysis is intended to put into perspective the tables and related narratives regarding the compensation of our NEOs that appear following this section.

Named Executive Officers

In addition to Gary Owens, our Chief Executive Officer, whose biography is included in the Nominees for Director section above, our executive officers as of March 31, 2023 were as follows:

Information about our Executive Officers
John Sakys Vice President and Chief Financial Officer Age: 55

John Sakys joined Mesa in October 2012 as Chief Financial Officer. From 2009 through October 2012, Mr. Sakys held several positions with The Berry Company, LLC, and its predecessor company, Local Insight Regatta Holdings, Inc., most recently as its Vice President and Chief Accounting Officer. From 2001 to 2009, Mr. Sakys was the Vice President and Chief Financial Officer of Isonics Corporation, a former Nasdaq listed company based in the Denver area. From September 2000 to April 2001, Mr. Sakys was Controller of AuraServ Communications. From July 1998 to September 2000, Mr. Sakys was Director of Financial Reporting for Media One, Inc. From December 1994 to July 1998, Mr. Sakys was an audit manager at Ernst and Young LLP. Mr. Sakys received his Bachelor of Arts degree in Business Economics with an emphasis in accounting from the University of California at Santa Barbara in 1990 and is a Certified Public Accountant.

Brian Archbold Senior Vice President of Continuous Improvement Age: 48

Brian Archbold joined Mesa in January 2018 as Senior Vice President, Continuous Improvement. From January 2015 to 2018, Mr. Archbold worked for Quadion LLC, a global manufacturer of medical and automotive components, as Vice President of Global Operations. From September 2012 to January 2015, Mr. Archbold was Director of Operations for Beckman Coulter, part of the Danaher Corporation. Prior to Danaher, Brian was with Thermo Fisher Scientific where he held various senior leadership positions of progressive responsibility in Operations. Mr. Archbold began his career with IBM in Supply Chain Management. Mr. Archbold has a Bachelor of Science degree from Central Michigan University and his MBA from Michigan State University.

In addition to Messrs. Owens, Sakys, and Archbold, Greg DiNoia, our former Senior Vice President of Commercial Operations, was also a named executive officer for fiscal year 2023.  Mr. DiNoia’s last day of employment was July 8, 2023. Since his termination occurred while compensation decisions for 2023 were still being made by the Compensation Committee, he has generally been excluded from the discussion in this Compensation Discussion and Analysis, although his compensation is reported in the executive compensation tables immediately following this section.

Executive Summary

Fiscal Year 2023 Financial and Business Information

Mesa is a multinational manufacturer, developer, and seller of life sciences tools and critical quality control products and services, many of which are sold into niche markets driven by regulatory requirements. Mesa has manufacturing operations in the United States and Europe, and its products are marketed by sales personnel in North America, Europe, and Asia-Pacific, and by independent distributors in these areas as well as throughout the rest of the world. We commercialize our products into markets in which we can establish a strong presence and achieve high gross margins.

A summary of our long-term financial performance can be found in the section "Fiscal Year 2023 Performance Snapshot."

2022 Say-on-Pay Vote and Shareholder Engagement

Overview

We hold advisory votes on the compensation of our NEOs (a “say-on-pay vote”) at every annual meeting of shareholders. Our Board values the opinions of our shareholders, and an annual advisory vote allows our stockholders to provide us with input on our executive compensation program.

At our 2022 Annual Meeting, we received the support of 23.7% of the votes cast in our say-on-pay vote. This was significantly below the 91.4% level of support we received at our 2021 Annual Meeting. We have historically received over 90% approval on our say-on-pay proposals. As a result, we undertook our first ever shareholder engagement efforts specifically related to our executive compensation program. We listened to our shareholders’ concerns and made changes based upon their feedback.

In connection with and following our 2022 Annual Meeting, we reached out to stockholders representing approximately 84% of our outstanding shares. Some investors we contacted either did not respond or confirmed that a discussion was not needed at that time. Shareholders representing approximately 52% of our total shares outstanding accepted our invitation to share feedback.

Our meetings with shareholders included some combination of Compensation Committee Chair Shannon Hall and her fellow committee members Messrs. Ladiwala and Tripeny. Ms. Hall participated in 100% of the meetings.

The primary topic of conversation in most engagement meetings was the Company’s executive compensation program, although the Board also engaged in discussions about our environmental, social, and governance program with interested shareholders. Many shareholders suggested modifications to specific plan designs, including to the metrics, performance periods, and vesting periods under the Company’s long-term stock-based compensation program. After considering this input from our shareholders, as well as evaluating practices related to executive compensation by public companies generally, and our peer group specifically, our Compensation Committee worked with an independent compensation consultant to re-design the compensation plan for fiscal year 2024.

What We Heard and our Response

The table below outlines specific feedback and topics discussed during our shareholder engagement efforts in fiscal year 2023 and the actions we have taken in response. We note that, like most public companies, most decisions relating to the subsequent year’s compensation program are made in the first quarter of the fiscal year. By the time we filed our Proxy Statement for fiscal year 2022 in the second quarter of fiscal year 2023, many elements of the 2023 compensation program, such as salaries, target bonus opportunities, performance metrics and goals, weightings, and pay mix, were already determined. As a result, the feedback we received from our shareholders during our fiscal year 2023 related to these elements was not – and could not have been – reflected in our 2023 compensation program design. That said we listened carefully to the perspectives of our shareholders during our conversations, and the Compensation Committee made several significant changes to our 2024 executive compensation programs in response to shareholder feedback, which we discuss below.

	What We Heard	What We Did
Topic	Shareholder Feedback	Changes for Fiscal Year 2024 and Beyond
Special awards to CEO	Shareholders expressed a concern with the size of a special award to our CEO outside of our annual compensation program without sufficient proxy disclosure to explain the need for such a grant. Shareholders also noted the acceleration of a previously granted award to the CEO.	The Compensation Committee considers the 2022 CEO special award as a one-time grant to address a historical gap in compensation to the peer group. The Compensation Committee will seek to avoid granting one-time awards in the future, in favor of keeping our equity awards aligned with the market based on peer group data. While not immediately foreseeable, any such awards would involve shareholder outreach, input from independent compensation consultants and robust disclosure in our Proxy Statement.
Proxy Disclosures	Shareholders expressed a desire for enhanced goal disclosure, threshold levels and ultimate achievement of short-term incentive awards and performance based restricted stock units. Comprehensive disclosure is a focus of investors, particularly for larger awards. Additionally, shareholders requested greater disclosures about how we selected our peer group, and our target payouts as compared to peer companies.	Disclosures in this proxy statement have been enhanced to better communicate our Compensation Committee's perspective on executive compensation. We believe these disclosures add transparency that will allow our investors to better understand the Compensation Committee's thought process and decision making regarding executive compensation matters.
Executive Compensation Plan Design	Shareholders expressed concern with the following elements of Mesa's historical executive compensation plan designs:	The Compensation Committee redesigned the executive compensation plan for fiscal year 2024 to address shareholder feedback (see the section "Fiscal Year 2024 Executive Compensation Program"):
	1) PSUs were not included as part of the equity award mix in fiscal year 2022.	1) PSUs comprised 45% of the equity mix in the fiscal year 2023 compensation plan. The Compensation Committee is committed to PSUs comprising at least 50% of the total equity mix beginning with the fiscal year 2024 executive compensation plan, and beyond.
	2) The performance metrics used for the short-term incentive plan were the same as those used for the PSUs awarded as part of the fiscal year 2023 compensation plan.	2) Beginning with the fiscal year 2024 executive compensation program, the short-term incentive plan and the PSU plan will have certain different performance metrics and modifiers, but will continue to be aligned with those areas that generate long-term shareholder value.
	3) The absence of total shareholder return as an incentive metric in the PSU design.	3) The 2024 PSUs include a 20% relative TSR modifier based on Mesa's TSR compared to the S&P 1500 Healthcare Index.
	4) Performance metrics used in the PSU granted in fiscal year 2023 were measured over a one-year period.	4) The performance period encapsulates three years with the addition of the three-year relative TSR modifier. Mesa continues to use a one-year measurement period for company financial performance metrics due to challenges in setting long-term targets given Mesa’s acquisitive nature. PSUs vest after three years of service.
Clawback and malus provisions

Shareholders requested that the Board introduce a clawback and malus policy that would allow repayment of incentive-based compensation that is erroneously awarded, for example, because of inaccurately reported financial results.

The Board agrees that a clawback feature should be added to its incentive-based executive compensation plans. On June 9, 2023, the SEC approved a change to NASDAQ listing standards that now requires issuers to adopt compensation clawback policies. The Board intends to fully comply with these rules, which will take effect during our fiscal year 2024.
Outreach

In light of our say-on-pay voting results, our shareholders appreciated our Board's engagement and outreach. While shareholders support our philosophy promoting pay for performance, they requested additional rigor and transparency.

The Compensation Committee carefully considered our 2022 say-on-pay result and conducted a comprehensive review of our program to identify potential areas for improvement. The Committee conducted a rigorous interview and selection process to identify a new compensation consultant and modified the long-term compensation structure for NEOs for fiscal year 2024. The Company intends to perform shareholder outreach in the future. We adopted executive share ownership guidelines in direct response to feedback from our shareholders.

Executive Compensation Highlights

●	No One-Time Grants - We did not approve any one-time grants in fiscal year 2023.
●

Pay for Performance - The fiscal year 2023 Performance Share Units ("PSUs") did not vest with respect to financial targets because the Company did not achieve the required level of revenues and adjusted operating income growth over the performance period.

●	Continued Emphasis on Equity Awards in Pay Mix - On average, 66% of our NEOs' target compensation and 74% of our CEO's target compensation was granted in the form of equity.
●	Established Executive Stock Ownership Guidelines - The Compensation Committee established share ownership guidelines for executives in the first quarter of fiscal year 2024.
●

Comprehensive Shareholder Outreach - We met with shareholders representing approximately 52% of outstanding shares to discuss their perspectives and gather their feedback on our executive compensation program and our corporate governance. Further information on the outreach can be found in the section entitled "2022 Say-on-Pay Vote and Shareholder Engagement."

●	New Independent Compensation Consultant - We changed our third-party compensation consultant after a competitive bid process.
●

Re-Orientation of Peer Group - The Committee made significant changes to the peer group used for comparing compensation to reflect the Company’s strategic shift away from healthcare equipment and services and into life sciences tools and services, which will impact compensation decisions beginning in fiscal year 2024. Furthermore, our Global Industry Classification Standard (GICS) code was updated to Life Sciences and Tools effective June 1, 2023.

●

Improved Compensation Discussion and Analysis Disclosures - We made significant improvements to the documentation included in this Proxy Statement, including the compensation discussion and analysis, with the intent to address concerns that shareholders expressed regarding the transparency of the Committee's decision making.

Establishing and Evaluating Executive Compensation

Our Executive Compensation Practices

We Do		We Don't
✔

Pay for Performance: We emphasize performance-based compensation that aligns the interests of our executives with those of our shareholders through the use of both short-term cash incentive compensation that pays based on achievement of company and individual performance factors, and longer-term equity awards subject to both time and performance-based vesting.

		X	Hedge or Pledge: We do not allow employees to engage in hedging or pledging of our securities.
✔	Benefits: We offer a competitive benefits program. The benefits offered to our executives are the same as those offered to all of our employees.	X	Excess Perquisites: We do not provide perquisites to our employees, including our executive officers.
✔

Benchmark: We maintain an industry-specific peer group for annual benchmarking of executive compensation. This benchmarking is a key factor among those used to determine appropriate compensation for our NEOs.

		X	Gross up Payments: We do not provide tax gross-up payments to our executive officers.
✔	Consult: Each year, we engage an independent compensation consultant to advise on executive compensation program design.	X	Executive Retirement Benefits: We do not provide supplemental executive retirement plans, nonqualified defined contribution or deferred compensation plans to our executive officers.
		X	Guaranteed Bonuses: We do not provide guaranteed bonuses to our executive officers.

Compensation Philosophy and Objectives of Our Compensation Program

The Compensation Committee oversees our executive compensation program for our NEOs. The Compensation Committee has designed a compensation program for NEOs to attract, retain and motivate exceptional talent in a highly competitive market environment while focusing the executive team and the Company on the creation of long-term value for our shareholders. The Compensation Committee has the authority to engage outside consultants or purchase compensation surveys, if needed, for evaluation of executive compensation levels.

The following table outlines the major tenets that the Compensation Committee uses in designing compensation programs. We believe that these guiding principles help the Compensation Committee achieve its vision to have a compensation program that is competitive, aligned with shareholders, balanced, and motivating.

Philosophy
Pay for Performance

- We set performance targets to align with the Company’s operational and strategic plans, tying pay to performance.
- We establish performance target levels that are challenging but attainable and consistent with the business plans reviewed by the Board, so that targets appropriately motivate and incentivize Management.
- Performance targets and objectives include both short-term goals to focus Management on day-to-day operations, as well as long-term goals that incentivize the long-term creation of shareholder value.
- In fiscal year 2023, 87% of our CEO's compensation and 76% of our other NEOs' compensation was tied to the Company's underlying performance.

Shareholder Alignment

- Our executive compensation programs deter excessive risk taking due to the mix of compensation elements, and the variety of performance metrics, as well as PSUs structured with cliff-vesting.
- The performance targets and objectives that we set align with performance that is most likely to result in attractive returns to our shareholders.
- Executives are rewarded based on growth and performance separate from market factors.
- The Board instituted stock ownership requirements for NEOs in June 2023.

Talent Retention

- Our executive compensation programs should enable us to attract, motivate, retain, and reward executives whose knowledge, skills and performance are critical to our success.
- Our compensation programs are competitive with companies in our peer group and broader industry trends.

Strategy

- Our executive compensation programs should foster a shared commitment among executives by coordinating their goals to the Company's overall strategy, maximizing enterprise-wide collaboration and integration.
- Our executive compensation programs should align with the Company's core values, ethics, and culture.
- Our executive compensation programs should motivate our executives to manage our business to meet our short-term and long-term objectives and reward them for meeting these objectives.

Flexibility

- Our executive compensation programs should allow for flexibility so that the Compensation Committee can address:

        -business needs from compensation

        -competitive issues

        -compensation trends in the industry

        -the broader economic environment

        -special situations that may be encountered in the recruitment, retention, and promotion of employees

- Our executive compensation programs should allow for variation from year to year and should be customizable by person, depending on the circumstances.

Executive Compensation Process

The following information is intended to describe the roles of various parties in determining our compensation programs and achievement of awards that may include discretionary elements.

Executive Compensation Evaluation Process

Our executive compensation consists of three primary components: base salary, annual cash incentive compensation and equity incentive compensation. In addition, benefits that are available to all of our U.S. employees are also available to our NEOs if they elect them. Each of these components is intended to complement the others, and taken together, to satisfy the Company’s executive compensation objectives. The Compensation Committee considers a number of factors in setting compensation for its executive officers, including Company performance, the executive’s functional performance, experience and responsibilities, and the compensation of executive officers in similar positions in our peer group of companies.

Our Board and executive team actively seek and highly value the views and insights of our shareholders. The Compensation Committee intends to continue to focus on better aligning executive compensation programs with the interests of our shareholder and current market practice, including a continued emphasis on pay for performance. The feedback from investors following the results of our say-on-pay vote were considered in the structure of the fiscal year 2024 plan.

The Compensation Committee's Role in Establishing Named Executive Officer Compensation

Our Board has selected the Compensation Committee members for their experience and abilities in determining compensation for our NEOs. The Compensation Committee feels that a data driven, objective approach, supplemented by a consideration of qualitative factors, is the most appropriate way to exercise its duties to our Board, to the Company and to shareholders. The Compensation Committee retains full discretion in determining executive compensation.

Management's Role in Establishing Compensation

The Compensation Committee believes it is appropriate to consult with Management on executive compensation matters because each member of Management has significant involvement in and knowledge of the Company’s business goals, strategies and performance and can provide input and valuable feedback. The CEO provides recommendations with respect to the other executive officers’ compensation, but he does not participate in decisions regarding his own compensation. In no event is a member of Management present while his or her own compensation is decided.

Management is occasionally invited to attend Compensation Committee meetings; however, more often, the Compensation Committee meets in executive session without the CEO or other members of Management present.

Role of Independent Compensation Consultants

The Compensation Committee retained Pay Governance, LLC ("Pay Governance"), an independent executive compensation consulting firm, to provide the Compensation Committee with advice regarding compensation matters for fiscal year 2023. Pay Governance was invited to attend certain Compensation Committee meetings in fiscal year 2022 to provide advice with respect to the fiscal year 2023 executive compensation program.

Pay Governance assisted the Compensation Committee with review and assessment of the Company's compensation peer group, advice regarding executive compensation levels and practices, guidance on the design of our executive compensation plans, and the provision of certain market and industry compensation trends and regulatory developments.

All fees paid to Pay Governance were in connection with the firm’s work on executive compensation matters on behalf of the Compensation Committee; no fees were paid to the firm for any other work. Pay Governance was retained by the Compensation Committee, and the committee determined that the firm’s services to Mesa did not and does not give rise to any conflict of interest. The Compensation Committee considers Pay Governance to have sufficient independence from our Company and executive officers to allow it to offer objective advice.

Market Data

In establishing target compensation levels, the Compensation Committee considers market practices, internal pay parity (which is based on position, responsibility, and contributions of the applicable NEO) and the Compensation Committee’s assessment of the appropriate pay mix for a particular position. In order to gauge the competitiveness of our executive compensation programs, the Compensation Committee reviews compensation practices and pay opportunities from a selection of publicly traded peer companies as well as general industry survey data. The Compensation Committee seeks to provide competitive pay opportunities to attract and retain qualified executives in the face of competitive pressures in its relevant labor markets.

Compensation Peer Group

Mesa's strategic focus has shifted in recent years towards servicing biopharmaceutical markets as a life sciences tools company. Further, as the Company's business lines have expanded, both organically and inorganically, the complexity of the work facing the management team has increased. A critical goal for the Compensation Committee for fiscal year 2023 was to analyze and update the fiscal year 2023 compensation package for NEOs, in the context of an updated and relevant peer group. The Compensation Committee sought peer companies that had a presence in multiple countries as well as those with multiple business lines as comparators for Mesa. Further, they sought companies with multi-year growth in revenues and profitable operations. As part of a sound governance process, the Compensation Committee anticipates reviewing the list of peer companies on an annual basis to ensure continued business fit.

The guiding principles for selecting members of the compensation peer group for Mesa are described below. The compensation peer group should include companies with many of the following characteristics:

●	Appropriately reflect the nature of Mesa's evolving business strategy as a life sciences tools business operating in a broad scope of areas;
●	Consist of companies with comparably sized revenues to Mesa and generally below $1 billion;
●	Reflect the complexity of Mesa and include companies with multiple segments;
●	Include companies with multinational operations, including in China;
●	Include growth companies, particularly those focused on growth through acquisitions; and
●	Employ an approximately similar number of employees to Mesa.

The Compensation Committee recognizes that there is a difference between the companies against which we compete for executive talent and the companies against which we compete for capital and, therefore, uses different peer groups for different external disclosure purposes.

Not all companies will meet all of the criteria noted above. However, the characteristics listed above allow the Compensation Committee to identify appropriate potential matches. The peer group used for fiscal year 2023 compensation program design consists of the following:

●	Azenta, Inc.
●	Cardiovascular Systems, Inc.
●	Cryoport, Inc.
●	Heska Corporation
●	Ligand Pharmaceuticals Incorporated
●	Meridian Bioscience, Inc.
●	Neogen Corporation
●	NeoGenomics, Inc.
●	Repligen Corporation

Pay Governance provided peer group comparison data for the Company’s executive officers with respect to salary, annual cash incentive bonus and equity grants, and the Compensation Committee used this data for background and context when setting total compensation and each compensation element for executive officers for fiscal year 2023. Specifically, Pay Governance provided benchmark salaries, short term incentive targets, and long-term incentive targets for positions similar to Mesa's NEO positions to provide context for our Compensation Committee's decisions.

In determining executive compensation, the Compensation Committee does not solely rely on comparative data from, or target any particular level of total compensation or individual component of compensation against, the compensation peer group. Such comparative data provides helpful market information about our compensation peer group, but the Compensation Committee believes in utilizing a number of resources, such as published compensation surveys and other available proxy and compensation data, to evaluate whether our executive compensation program is competitive in the market in which we compete for talent. The Compensation Committee also considers pay for performance, individual capability, innovative thinking, leadership, potential to create value, experience and internal parity objectives in setting compensation. The Compensation Committee considers this information in the aggregate and does not place any particular weight on any one factor.

Determination of Target Compensation

The Compensation Committee targets total compensation levels to be competitive with comparable companies in terms of size (as measured by revenues and market capitalization), our industry segments and geographic locations. We generally target compensation at approximately the market median.

The Compensation Committee’s consideration of the primary components of compensation for all NEOs is based upon a combination of common criteria and measures applicable to all of the officers, as well as individual goals and objectives applicable specifically to each officer. For fiscal year 2023, the Compensation Committee considered and applied a number of measures to evaluate the named executive officers, including:

●	Consolidated Company financial performance as represented by growth of revenues and adjusted operating income;
●	Prior individual performance and compensation;
●	The complexity and scope of the responsibilities of the NEO’s position, as well as any changes to such responsibilities;
●	The NEO’s overall experience, as well as experience at Mesa;
●	Market and survey data provided by our executive compensation consultant;
●	In the case of the CEO, the Committee’s evaluation of individual performance;
●	In the case of the other NEOs, the CEO’s assessment and recommendations regarding individual performance.

As CEO, Mr. Owens has the broadest complexity and scope of responsibilities, as he oversees all aspects of our operations. Our other NEOs report directly to Mr. Owens. Individual performance against performance targets will vary among the NEOs.

Individual goals and objectives varied for each named executive officer based on his area of responsibility. Although these goals and objectives are all considered important, they are not assigned any particular weight for incentive compensation purposes. In fiscal year 2023:

●

Mr. Owens’ individual goals and objectives related to acquisitions, integration of past acquisitions, legal and regulatory compliance, customer relations, product quality, employee relations and retention, organizational development, safety performance, process improvement, investor relations, revenues and adjusted operating income growth.

●

Mr. Sakys’ individual goals and objectives related to financial reporting and compliance, working capital initiatives, financing initiatives, investor relations, cost management, regulatory compliance, acquisitions integration, employee relations and retention, business strategy initiatives, and revenues and adjusted operating income growth.

●

Mr. Archbold’s individual goals and objectives related to acquisitions and integration, supply chain continuity, business unit financial performance, business unit organizational leadership, employee relations and retention, and revenues and adjusted operating income growth.

The Compensation Committee believes that our underlying executive compensation program appropriately reflects annual financial performance and rewards and motivates behaviors that can create long-term shareholder value. For fiscal year 2023, the Compensation Committee evaluated the performance of the named executive officers, applying in each case the common criteria and measures and individual goals and objectives described above, as well as the Company’s actual performance against the targeted financial performance for payment of incentive compensation, making adjustments at its discretion. As a result, the Committee approved the fiscal year 2023 compensation described in the following pages for each of the named executive officers.

Components of Executive Compensation

Our executive compensation program is designed to attract, retain, and motivate top-level talent as leaders for Mesa and to compensate them appropriately for their contributions towards the strategic, operational, and financial objectives of the Company. Our Compensation Committee adopted an executive compensation program for fiscal year 2023 that it believed would allow us to be competitive with our compensation peer group and with the companies with whom we compete for talent while also focusing on internal pay parity and driving achievement of our operational and strategic objectives. Our compensation program is also intended to reflect market expectations for at-risk compensation so that we are able to retain our executive officers and attract additional executive officers when it becomes necessary.

Our executive compensation program was comprised of the following primary components in fiscal year 2023:

The total compensation package reflects our “Pay for Performance” philosophy, which couples employee rewards with the interests of our shareholders. We believe strongly that retention and motivation of successful employees is in the long-term interest of our shareholders.

Pay Mix

As reflected in the charts below, approximately 87% of fiscal year 2023 target annual compensation for our CEO, and, on average, 76% of fiscal year 2023 target annual compensation for the other NEOs, was at risk and based either on the Company's performance or our stock price. Value of equity awards is reflected at grant date fair value.

*NEO Compensation Mix consists of the average compensation for our Chief Financial Officer and our Senior Vice President of Operations and Continuous Improvement. Chart excludes Greg DiNoia due to his mid-year departure.

Fiscal Year 2023 Base Salary

We pay a competitive base salary to compensate our executive officers for day-to-day services rendered during the year and to provide them with a reasonable level of fixed income regardless of our stock price performance. This helps avoid incentives to create short-term stock price fluctuations and mitigates the impact of forces beyond our control such as general economic and stock market conditions. Our Compensation Committee regularly reviews base salaries and annually engages our independent compensation consultant to conduct compensation benchmarking to assess whether the base salaries of our executive officers are market-competitive. Our Compensation Committee may also review an executive officer’s base salary from time to time during a year, including upon promotion or expansion of responsibilities.

For fiscal year 2023, our Compensation Committee reviewed market and peer group data, and decided it was necessary to increase the base salaries of our NEOs as summarized below:

Executive	Fiscal Year 2022 Base Salary	Fiscal Year 2023 Base Salary	% Change
Gary Owens	$620,000	$725,000	17%
John Sakys	$390,000	$435,000	12%
Brian Archbold	$320,000	$385,000	20%

The increases to our NEO's salaries were implemented effective June 1, 2022 to address a significant identified gap to market. Each of Messrs. Owens, Sakys, and Archbold earned salaries in fiscal year 2022 that were at or below the 25th percentile and about 18% below the median, relative to similar positions at our compensation peer group companies. Following the salary increases, each of our NEOs earns a salary near the 50th percentile of the peer group, which aligns with the percentile target set by the Compensation Committee.

Short-Term Incentive Plan

The Compensation Committee believes it is in the best interest of our shareholders to have a substantial component of total compensation “at-risk” and dependent upon financial performance. The Short-Term Incentive Plan, or ("bonus plan"), is our annual cash incentive program for employees at the management level and above to align executives with critical near term goals for the organization.

The Company’s NEOs, other than the CEO, were eligible to receive annual cash incentive compensation based on achievement of (i) Company-wide Performance Factors (“CPF”) and (ii) performance objectives tied to individual results for their respective functional areas (Individual Performance Factors or "IPF"). As President and CEO, Mr. Owens is responsible for developing company strategy and overseeing all of the Company’s corporate functions, product development and commercial activities. As such, Mr. Owens' incentive payout is calculated based solely on the CPF to directly align his compensation with the Company’s performance.

The calculation of the short term incentive plan is performed using the following formula:

Timeline for Administration of the Short-Term Incentive Plan

The Compensation Committee administers the plan as follows:

1.	At the beginning of the fiscal year, the Compensation Committee determines the Target Award of all NEOs.
2.

At the beginning of the fiscal year, the CEO, with assistance from senior management, proposes annual financial-based Company Performance Factors, as well as company goals for NEOs, which are subject to review and approval by the Compensation Committee.

3.	Following completion of the fiscal year, the Company's finance team evaluates financial performance against the Company Performance Factors.
4.	The CEO considers how the other NEOs contributed to achievement of company goals to determine any necessary adjustment to the NEOs' IPF. Specific bonus plan award recommendations for all participants (except the CEO) are submitted by the CEO to the Compensation Committee for review and approval.
5.

The Compensation Committee determines the size of the bonus plan awards for individual NEOs based on the Target Awards, the Company’s performance against the CPF and, in the case of executive officers other than the CEO, achievement of company goals resulting in an IPF adjustment.

6.	The Compensation the Committee approves the CEO's bonus plan award based on the achievement of the company financial goals.

In a typical year, the actual annual bonus plan amount earned under the Short-Term Incentive Plan ranges from 0% - 200% of the target Bonus established for each individual, depending on CPF and the IPF performance of the individual. If our financial performance was poor, bonus plan payments could be at or near $0. In no circumstance can an executive earn more than 200% of the executive's stated Bonus target, even if the CPF results are achieved at 200%.

Target Award

Early in fiscal year 2023, the Compensation Committee established each NEO’s target annual cash incentive compensation (“target award”). Target award amounts are summarized below.

Executive	Fiscal Year 2022 Target Award	Fiscal Year 2022 Target Award as a Percent of Salary	Fiscal Year 2023 Target Award	Fiscal Year 2023 Target Award as a Percent of Salary	% Change in Target Award
Gary Owens	$620,000	100%	$725,000	100%	17%
John Sakys	$220,000	56%	$239,000	55%	9%
Brian Archbold	$145,000	45%	$208,000	54%	43%

Mr. Owens' bonus plan target was increased commensurate with his increase in salary. A bonus plan target of 100% of salary is typical among our peer group. Increasing Mr. Owens' bonus plan target relative to his salary ensures that his target cash compensation is near market median among Mesa's peer group. Each of Messrs. Sakys and Archbold also received an increase in their target awards to bring their bonus plan target to near market median compared to our peer group.

Company Performance Factor

Mesa is committed to delivering strong financial results through acquisitions, organic growth, and continuous improvement. With our focus on acquisitive growth, we believe that adjusted revenues growth and adjusted operating income (which excludes, among other things non-cash intangibles amortization and stock-based compensation expense) are relevant targets to reflect our financial success. We assigned equal weighting to each of these company performance factors (“CPFs”). We believe our executive team can directly impact these CPFs, which drive shareholder value.

For fiscal year 2023, the company performance factor was measured by two variables: adjusted revenues growth and Adjusted Operating Income ("AOI") growth, which were each weighted 50%. See appendix C for a reconciliation of this number.

Adjusted Revenues Growth (#): The Compensation Committee set a challenging revenues growth target for fiscal year 2023, representing year-over-year growth of 25.6%, which if achieved would result in a payout of 100% of each NEO's Target Award with respect to the revenues growth metric. If achievement was at or below 88% of the target growth rate, then no payout would be made to the NEOs with respect to the revenues growth metric. If achieved performance was at or above 112% of the revenue target, then the annual incentive award would be paid at 200% of Target Award (i.e. maximum payout) with respect to the revenues growth metric.

Adjusted Operating Income(*): The Compensation Committee set a challenging AOI growth target for fiscal year 2023, representing year-over-year growth of 50%, which if achieved would result in a payout of 100% of each NEO's Target Award with respect to the AOI growth metric. If achievement was at or below 90% of the target growth rate, then no payout would be made to the NEOs with respect to the AOI growth metric. If achieved performance was at or above 110% of the revenue target, then the annual incentive award would be paid at 200% of Target Award (i.e. maximum payout) with respect to the AOI metric.

(#) Adjusted revenues growth is defined as GAAP revenues, adjusted at the discretion of the Compensation Committee. The adjusted revenues growth calculation for purposes of achievement of CPF was adjusted (increased) by $9.0 million total versus our reported revenue of $219.0 million to reflect the impact of translation of revenues earned in foreign currencies, and loss of committed revenues due to geo-political crisis outside of management's control. Adjusted revenues of $228.0 million reflect an increase of 23.7% compared to fiscal year 2022, resulting in achievement of 39% of target levels.

(*) AOI is a non-GAAP measure defined as: adjusted operating income, excluding the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation and impairment of goodwill and long-lived assets. Adjusted AOI was $44.7 million in fiscal year 2023, an increase of 17.9% compared to fiscal year 2022. There were no discretionary adjustments made to the AOI calculation for the purposes of calculating achievement of the CPF, and since the threshold target for AOI growth was 45.8%, the short term incentive was not earned with respect to AOI growth.

Company performance is reflected in the chart below:

Individual Performance Factor

The IPF subjects the preliminary bonus plan target to an upward or downward adjustment (not to exceed 30%) based on the applicable executive's personal performance as measured against the individual's goals for the year. After the fiscal year has ended, the CEO evaluates the individual performance of each of the other executive officers against his or her objectives and provides recommendations on individual performance to the Compensation Committee. In determining the individual performance modifier for executive officers, the CEO considered each executives' individual accomplishments that helped the Company achieve progress on its growth strategy, including growing the business both organically and through further acquisitions, improving operational efficiency, and continuing to hire, develop, and retain top talent. The Compensation Committee used the information gathered to recommend a short term incentive plan payout amount for each NEO.

Achievement Under the Individual Performance Factor

The performance assessment for individual goals is not calculated on a line-item basis, but rather represents an overall assessment of how the NEO contributed to the success of the Company through and within the NEO's area of responsibility. The goals are designed to be challenging to achieve at 100%. The CEO in conjunction with the Compensation Committee reviewed and approved the attainment of these objectives by Mr. Sakys and Mr. Archbold for fiscal year 2023.

John Sakys (IPF: 100%)

●	Supported Mesa’s continued focus on delivering strong financial performance, which resulted in adjusted revenues growth of 18.8%, and adjusted operating income of $44.7 million
●	Continued expansion of both management and external reporting capabilities to enhance business decision making and improve transparency of financial performance.
●	Led the completion of the integration of Agena’s financial systems and processes, including overseeing its compliance with Sarbanes Oxley.
●

Ensured the Company could achieve financing goals by maintaining strong liquidity through use of a line of credit, and the availability of an at-the-market facility allowing access to capital for acquisitions or general corporate purposes.

●	Supported the Company’s acquisition strategy through proactive due-diligence.

Brian Archbold (IPF: 100%)

●

Completed capital improvements to the Lakewood, Colorado facility and oversaw negotiations for new leased facilities increasing operations capacity to be in line with production capacity targets across all product lines.

●	Assessed and continued to build the operations organization by attracting key talent across the team.
●	Ensured continuity of business and on-time delivery through improvement of the supply chain function.
●	Lead the human resources team during an interim period with no human resources leadership.

Short Term Incentive Plan Payout

The following table sets forth the preliminary bonus plan target, based on financial metrics used under the CPF as described above, and the total earned reflective of the IPF modifier for each NEO.

Executive	Bonus Plan Target at 100%	Company Performance Factor (%) (A)	IPF Modifier (B)	Payout percentage (A*B)	Total Bonus Plan Payout
Gary Owens	$ 725,000	39%	100%	39%	$ 282,750
John Sakys	$ 239,000	39%	100%	39%	$ 93,210
Brian Archbold	$ 208,000	39%	100%	39%	$ 81,120

Long Term Equity Compensation

Annual Review of Long-Term Incentives

The Compensation Committee believes that long-term equity incentives, in the form of stock options, RSUs, and PSUs, subject to vesting over time or upon achievement of performance objectives, are effective vehicles to align individual and team performance with the achievement of the Company’s strategic and financial goals over time, retain our NEOs and align the interests of our NEOs with those of our shareholders. Further, the Compensation Committee believes it is in the best interest of our shareholders to provide long-term incentives to each NEO through their ownership of our stock and through stock-based incentives since stock ownership by our NEOs and stock-based incentives directly tie their long-term compensation to the performance of our share price.

Grant Practices for Annual Equity Awards for Fiscal Year 2023

For fiscal year 2023, the Compensation Committee considered a number of factors in determining what, if any, equity incentive compensation to grant to the executive officers, including:

●	the performance of the Company during the fiscal year;
●	the practices of our competitors in granting equity awards
●	the total target compensation for each NEO
●	the number of shares subject to, and exercise price of, outstanding options, both vested and unvested, held by the executive officers;
●	the number of RSUs held by the executive officers;
●	the vesting schedule of the unvested equity awards held by the executive officers;
●	the financial statement impact of any equity award; and
●	the available shares under the Company’s equity incentive plan.

Equity Award Types

Following a comprehensive review of market pay practices the Compensation Committee developed a long-term incentive plan with the intent to remain competitive in mix and performance requirements with those companies in our peer group. The mix of grants made to NEOs during fiscal year 2023 were as follows:

Fiscal Year 2023 Equity Award	Weighting	Description
Stock Options	22%	Vest pro-rata over a three-year service period beginning on the first anniversary of the grant date. Exercise price equals fair market value on the grant date.
Time-Based RSUs	33%	Each RSU is equal in value to one share of stock. Vest pro-rata over a three-year service period beginning on the first anniversary of the grant date. Settled in shares of our common stock.
Performance-Based RSUs (PSUs)	45%

Each earned PSU entitles the NEO to one share of stock.

Performance goals: 35% related to revenues growth, 35% related to growth in adjusted operating income, and 30% related to achievement of strategic goals measured over the one year period from April 1, 2022 until March 31, 2023.
If revenues are not achieved at 97% of target, or AOI growth is not achieved at 95% then no shares vest under the financial portion of the plan.
Awards vest subject to the achievement of performance goals, following three years of service to the company on March 31, 2025.
Settled in shares of our common stock.

The size of these grants was based on Compensation Committee-approved target long-term incentive levels for each of the NEOs with input from Pay Governance.

2023 Annual Equity Awards

The Compensation Committee increased the equity targets for each of our NEOs for fiscal year 2023, including targeting a significant portion of the total equity value of the grant in PSUs. In making this decision, the Compensation Committee considered the benchmarked data from Mesa’s peer group provided by Pay Governance. The target equity paid to each of the NEOs is intended to align them at the median of the market in Mesa's peer group pay for a similar position.

In June, 2022, the Compensation Committee granted to the NEOs: (i) time-based stock options and (ii) RSUs that each vest ratably over a three-year period and (iii) PSUs that are earned based on the extent to which certain financial and strategic performance metrics are met by the end of a one-year performance period and that vest after three years of service. The size and percentage of each type of award was based on the Fiscal Year 2023 target annual equity award for each executive, and the 2023 weighting of equity incentive award types described above. The following table sets forth the 2023 annual equity awards to each of our named executive officers, expressed in intended dollar value.

Executive	Performance Stock Units	Restricted Stock Units	Stock Options	Total Equity Award Value
Gary Owens	$1,912,664	$1,293,052	$962,521	$4,168,237
John Sakys	608,545	441,285	306,243	1,356,073
Brian Archbold	450,556	297,654	226,725	974,935

Fiscal Year 2023 PSUs Payout Scale

As the Company is growing significantly year over year, and because inorganic growth continues to be important to the company's strategy, the Compensation Committee elected to award fiscal 2023 PSUs with a one-year performance target; however, these PSUs vest after three years of service, providing a longer-term incentive and a continued link to shareholders over a multi-year period.

The award is comprised of a financial element and a strategic component. The financial element is weighted 70% and divided into two financial metrics: GAAP revenue targets and adjusted operating income targets. If revenues growth is not achieved at 97% of target or if adjusted operating income is not achieved at 95% of the target value, then no shares will vest with respect to the financial portion of the award. If performance is achieved above target, then shares will be vested above target, up to a maximum of 200%.

The Compensation Committee chose to utilize GAAP revenues growth and AOI growth in both the 2023 Short-Term Incentive Plan and the PSU program in order to further align the interests of our NEOs with the creation of long-term shareholder value. When designing the Company’s fiscal year 2023 executive compensation program, the Compensation Committee evaluated a range of performance metrics for purposes of the Company’s incentive programs and considered input from Management, past investor input, and input from Pay Governance. Based on such review, the Compensation Committee determined that revenues growth and AOI growth are viewed as core drivers of the Company’s performance and shareholder value creation and should remain components of the 2023 Short-Term Incentive Plan as well as the PSU program.

The Compensation Committee did not allow for any modifiers, including for unfavorable changes in foreign currency or geopolitical events outside of management's control. As such, the financial portion of the PSU (representative of 70% of total shares awarded) did not vest and was forfeited effective March 31, 2023.

Payout under the 2023 PSU plan is summarized below:

*In recognition of the Company’s use of revenues growth and AOI growth in both the annual and long-term incentive programs, the Compensation Committee elected to also measure the NEO's achievement of strategic objectives in order to strike an appropriate balance with respect to incentivizing top-line growth, profitability, non-financial business imperatives and shareholder returns over both the short-term and long-term horizons. The performance goals were designed to be challenging and to require significant effort by our executives. Strategic objectives comprise 30% of the award and were measured based on participants achieving certain strategic milestones agreed upon with the Compensation Committee. Strategic performance goals include making capital improvements; diversity and talent development; progress on environmental, social and governance; as well as success with integrating past acquisitions and consummating new acquisitions.

Topic	Rationale
Acquisition Performance	Acquisition performance, when adjusted for variables including COVID and the geopolitical landscape, is near expectations. Continued diligent efforts are required so that shareholder value is fully realized from acquired businesses.
Capital Improvements to Facility

Management's completion of renovations to a critical facility in Lakewood, Colorado is an accomplishment that is expected to allow the business to grow for years to come. Further, management's decision to renovate the building versus demolishing and rebuilding aligns with Mesa's commitment to ESG.

Diversity and Talent Development

The Compensation Committee encourages management to continue to invest in diversity and talent development in support of the strongest possible talent pool and the ability to attract top performers to Mesa's team. The Compensation Committee encourages management to continue to evaluate ways to bring diversity to team composition.

Environment, Social, and Governance	Management responded quickly to the Board's request to address ESG in a way that gives consideration to the size and complexity of Mesa's business. Management conveyed Mesa's commitment to ESG goals and outcomes. The Compensation Committee expects management to consider the next appropriate steps in the Mesa’s ESG journey.

While the fiscal year 2023 PSU performance period has concluded, the awards are subject to service vesting requirements until June 2025.

Payout of the Fiscal Year 2020 PSUs

In fiscal year 2020, the Compensation Committee granted PSUs to certain NEOs that were eligible to vest following a three-year performance period, beginning on April 1, 2019 and ending March 31, 2022, subject to the Company’s achievement of a certain level of 3-year cumulative revenues growth rate compared to target and a 3-year cumulative adjusted operating income growth rate compared to target. The number of shares that could be earned under the awards was determined at the end of FY 2022 by multiplying the target number of shares by the payout percentage. As described in our FY 2022 proxy statement, the awards were achieved at 126%. The awards were released in June, 2022.

Fiscal Year 2024 Executive Compensation Program

The Compensation Committee closely considered shareholder feedback and reviewed our executive compensation program to assess whether to update the program design, with input from Management and the Committee’s new independent compensation advisor, Frederic W. Cook & Co, Inc.  As a result of this extensive feedback and review process, the Compensation Committee decided to make the following changes to our executive compensation program for 2024 to further support our business objectives and further align our executive compensation program with the interests of our shareholders.

2024 Base Salaries

The Committee determined that base salary increases for fiscal year 2024 will be between 4% and 5% for the NEOs.

2024 Annual Short Term Incentive Plan - New Metrics and Revised Weightings

New under the 2024 Annual Short-Term Incentive Plan ("2024 STIP"), the Committee adopted a strategic metric with a 20% weighting as an additional corporate finance goal. For 2024, the strategic metric will be an inventory reduction goal. The addition of this metric directly addresses shareholder input and differentiates the goals we use for the STIP plan from those used in our long-term incentive plan. The diversification in our 2024 STIP is considered best practice in executive compensation and was supported by shareholders in our investor outreach meetings.

Our 2024 STIP will consist of the following metrics:

Metric	Adjusted Revenues Growth	AOI Growth	Defined Strategic Objectives
Fiscal Year 2023	50%	50%	N/A
Fiscal Year 2024	40%	40%	20%

2024 Annual Long Term Incentive Plan - New Total Shareholder Return Metric

Consistent with feedback from Shareholders, our Compensation Committee intends to ensure that PSUs make up at least 50% of the grant date fair value of equity awards beginning in fiscal year 2024. After calculating financial performance for fiscal year 2024, a relative total shareholder return (TSR) calculation will be performed. Depending on Mesa’s TSR performance compared to the S&P 1500 Healthcare index, the number of earned share units will increase or decrease by up to 20% (multiplier). Fiscal Year 2024 financial results will also include a 5% collar for currency, allowing a payout that largely excludes impacts of changing foreign currency, which is outside of Management's control.

Metric	Revenues Growth	AOI Growth	AOI as a Percent of Revenues	TSR Modifier
Fiscal Year 2023	50%	50%	N/A	N/A
Fiscal Year 2024	50%	N/A	50%	+/-20%

Other Benefits, including Retirement Plans

In addition to the principal compensation elements described above, we offer to our executive officers access to the same benefits we provide all full-time employees. As such, the NEOs have available: competitive medical, dental and vision benefits, flexible spending accounts (including dependent care), supplementary life insurance coverage, disability coverage and an Employee Assistance Program. The Company matches 100% of the first 4% of a participant’s compensation that is contributed by an eligible participant to the 401(k) plan, subject to the applicable limits imposed by the Internal Revenue Code of 1986 (the “Code”). We do not offer a deferred compensation plan.

Employment and Change-in-Control Agreements

The Company uses employment agreements to retain and attract highly qualified executive officers in a competitive market and currently has employment agreements with all of our executive officers. We believe that employment agreements help ensure the continued dedication of executives in case of personal uncertainties or risk of job loss and help protect the Company in the event an executive leaves the Company. Furthermore, the Compensation Committee believes that the establishment of severance terms in advance allows NEOs to continue to focus on the business rather than on their personal circumstances in the event that a termination event occurs. The terms of our executive officers’ employment agreements are substantially similar and generally establish an initial base salary, a target incentive bonus plan amount or percentage that serves as the basis for the annual cash incentive bonus plan, an annual equity target and an equity grant upon hire. The employment agreements also include specific terms regarding severance payments and other benefits, if any, due to the executive under various employment termination circumstances, except to the extent superseded by the Executive Severance Plan. See “Potential Payments upon Termination or Change in Control” for additional information regarding the severance payments each of our NEOs could receive under their employment agreements.

Prohibition Against Short Selling, Hedging or Pledging of Company Securities

Our written policy against insider trading (“Insider Trading Policy”) prohibits any director, officer or other employee from engaging in short sales of, or otherwise hedging, the Company’s securities. This prohibition includes any transaction, direct or indirect, involving financial instruments that are designed to hedge or offset any decrease in the market value of our common stock. This prohibition applies to all securities issued by the Company, including equity and debt. The Company’s Insider Trading Policy also prohibits directors, officers and employees from pledging the Company’s securities as collateral for loans.

Compensation and Risk Oversight

We believe that any risks arising from our compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. The Company’s compensation programs and policies mitigate risk by significant weighting towards incentive compensation that provides a strong incentive for executives to produce value for shareholders. The combination of performance measures for the short-term incentive plan and incentive equity awards, and the multiyear vesting schedules for time-vested equity awards encourage executives to maintain both a short and a long-term view with respect to Company performance. We maintain an Insider Trading Policy for all employees. Our insider trading policy prohibits trading based on material non-public information, prohibits employees from hedging the Company’s stock, and establishes industry-standard blackout periods enforced through our equity administration system.

Tax Considerations

In designing our compensation programs, we take into account the tax, accounting and disclosure rules associated with various forms of compensation, although the design of our programs is focused primarily on attracting and retaining the top talent in our industry and incentivizing those individuals to execute on the Company’s business strategy and to increase shareholder value.

For tax years beginning on or after January 1, 2018, the Tax Cuts and Jobs Act of 2017 generally eliminated the exception to the non-deductibility of compensation in excess of $1 million per year paid to certain executive officers of the Company (“covered employees”) under Section 162(m) of the Code for certain qualified performance-based compensation, and expanded the scope of “covered employees” whose compensation may be subject to this deduction limit to include the Company’s chief financial officer and former covered employees of the Company for tax years beginning after December 31, 2016. We design programs that recognize a range of performance criteria important to our success, even though compensation paid under such programs may not be deductible.

Under Section 280G and Section 4999 of the Code, compensation that is granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to “excess parachute payments” and, to such extent, will be non-deductible by the Company and will be subject to a 20% excise tax payable by the executive. Our compensation arrangements do not provide for gross-ups for this excise tax.

Section 409A of the Code prescribes various requirements regarding the timing of deferral elections, the timing of payments, and certain other matters affecting the operating of nonqualified deferred compensation plans. Failure to satisfy these requirements can expose our employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. We design our compensation programs with the intent that they comply with or be exempt from Section 409A of the Code, although there is no guarantee that any particular element of compensation will, in fact, be so compliant or exempt. Our compensation arrangements do not provide for gross-ups for any penalty taxes or interest that may be imposed under Section 409A of the Code.

Executive Compensation

The below sections include tables required for disclosure.

Summary Compensation Table

The following table lists compensation awarded to or earned by the NEOs for the years ended March 31, 2023, 2022 and 2021.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
(a)	(b)	(c)	(e)	(f)	(g)	(i)	(j)

Gary Owens	2023	732,692	3,205,716	962,521	282,750	6,692	5,190,371
CEO and President	2022	579,231	15,216,960	1,200,052	1,072,600	8,138	18,076,981
	2021	523,846	880,493	933,383	211,000	8,996	2,557,718

John Sakys	2023	443,077	1,049,830	306,243	93,210	15,115	1,907,475
VP and Chief Financial Officer	2022	366,785	758,535	375,007	380,600	12,189	1,893,116
	2021	342,354	421,293	267,329	68,040	10,671	1,109,687

Brian Archbold	2023	387,307	748,210	226,725	81,120	17,165	1,460,527
SVP of Operations and Continuous Improvement	2022	297,018	430,549	260,064	200,680	12,195	1,200,506
	2021	254,898	277,296	182,482	50,123	10,831	775,630

Greg DiNoia (6)	2023	105,011	101,692	164,602	--	734,932	1,106,238
Former SVP Commercial	2022	322,908	476,488	245,012	213,136	5,513	1,263,057
	2021	312,407	331,206	204,742	38,395	10,337	897,087

(1)	Cash salary was temporarily decreased for fiscal year 2021 and NEOs were provided RSUs with a one-year vesting period instead.
(2)

The amounts reported in the Stock Awards column reflect the grant date fair value of stock awards determined pursuant to ASC Topic 718. The grant date fair values have been determined based on the assumptions and methodologies set forth in our Annual Report for fiscal year 2023 (Note 9. Stock Transactions and Stock-Based Compensation) for fiscal year 2023. The grant date fair value for PSUs, which were granted during fiscal year 2023 is reported based upon the probable outcome of the performance conditions at the target level on the grant date. The value of the annual PSU awards granted in fiscal year 2023, assuming achievement of the maximum performance level of 200%, would have been: Mr. Owens: $3,882,124; Mr. Sakys: $1,235,154; and Mr. Archbold: $914,489. The value of the Special Award of PSUs granted to Mr. Owens in fiscal year 2022, assuming achievement of the maximum performance level of 100%, would have been $10,187,600.

(3)	The amounts reported in the Option Awards column represent the grant date fair value of nonqualified stock option awards granted to each of the NEOs, calculated in accordance with ASC Topic 718. The grant date fair values have been determined based on the assumptions and methodologies set forth in the Company’s Form 10-K (Note 9. Stock Transactions and Stock-Based Compensation) for fiscal year 2023.
(4)	The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned by each NEO under the Company’s Short-Term Incentive Plan. Mr. DiNoia's fiscal year 2023 short term incentive plan bonus was pro-rated for the portion of the year he was employed and is included in "All Other Compensation."
(5)

The amounts reported in the All Other Compensation column reflect 401(k) matching funds for Messrs. Owens and Sakys. Mr. Archbold's other compensation for fiscal year 2023 is composed of 401(k) matching and $2,038 of employer contributions to a health savings account.  Mr. DiNoia's fiscal year 2023 compensation is comprised of:

       Benefits paid as part of his ongoing service to Mesa:

        Employer matched of 401(K) contributions:   $       525

       Separation and benefits paid pursuant to the employment agreement:

       Severance payment of 1 times base salary:      $341,285

       One year bonus at target:                                  $154,000

       Benefits continuation:                                       $  68,289

       Pro-rata bonus:                                                   $ 41,358

       Compensation paid negotiated separately:

       Negotiated retention bonus:                               $130,000

       Total:                                                                   $734,932

(6)	The Company determined it would terminate Mr. DiNoia's employment on April 8, 2023, and Mr. DiNoia was employed until July 8, 2023. The salary presented for fiscal year 2023 is pro-rated for the portion of the fiscal year he was employed. Stock awards are representative of a pro-rated fiscal year 2023 equity award..Option awards presented for fiscal year 2023 represent award modifications granted to Mr. DiNoia in accordance with his employment agreement.

Grant of Plan-based Awards in Fiscal Year 2023

The following table sets forth certain information with respect to grants of plan-based awards for fiscal year 2023 with respect to our NEOs.

			Estimated future payments under non-equity incentive plan awards (1)			Estimated possible payouts under equity incentive plan awards
Name	Grant Date	Award Description	Threshold ($)	Target ($)	Maximum ($)	Threshold (# shares)	Target (# shares)	Maximum (# shares)	All Other Stock Awards: Number of Shares of Stock or Units (2)	All Other Option Awards: Number of Securities Underlying Options (3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Gary Owens	n/a	Short-term Incentive Plan	-	725,000	1,450,000							-
	6/15/2022	Restricted Stock Units (5)							6,968			1,293,052
	6/15/2022	Performance Shares (6)				-	3,138	6,276				553,920
	6/15/2022	Performance Shares (7)				-	7,322	14,644				1,358,744
	6/15/2022	NQ Options (8)								16,353	185.57	962,521
John Sakys	n/a	Short-term Incentive Plan	-	239,000	478,000							-
	6/15/2022	Restricted Stock Units (5)							2,378			441,285
	6/15/2022	Performance Shares (6)				-	998	1,996				176,167
	6/15/2022	Performance Shares (7)				-	2,330	4,660				432,378
	6/15/2022	NQ Options (8)								5,203	185.57	306,243
Brian Archbold	n/a	Short-term Incentive Plan	-	208,000	416,000							-
	6/15/2022	Restricted Stock Units (5)							1,604			297,654
	6/15/2022	Performance Shares (6)				-	739	1,478				130,448
	6/15/2022	Performance Shares (7)				-	1,725	3,450				320,108
	6/15/2022	NQ Options (8)								3,852	185.57	226,725
Greg DiNoia	n/a	Short-term Incentive Plan		154,000	308,000							-
	6/15/2022	Restricted Stock Units (9)							548			101,692
	4/8/2022	NQ Options (10)								540	142.40	23,096
	4/8/2022	NQ Options (10)								2,348	203.54	34,774
	4/8/2022	NQ Options (10)								3,026	226.72	23,966
	4/8/2022	NQ Options (10)								3,223	268.85	82,767

(1)	Each executive officer was eligible for a cash award to be paid under our short-term incentive plan, described more fully in the “Short-Term Incentive Plan” discussion above. Our Short-Term Incentive Plan does not contain a formalized “threshold” level of performance that would entitle an executive to a minimum annual cash award. Amounts under Target reflect the target bonus plan, which would have been paid to the executive officer if achievement against targets resulted in a CPF of 100% with no adjustment for individual performance. Amounts under Maximum reflect the bonus plan amount which would have been payable had achievement against targets been at the maximum level. Actual bonuses paid are reflected in the “Non-Equity Incentive Plan Compensation” column of the table labeled Summary Compensation Table.
(2)	Restricted stock unit awards are reported at aggregate grant date fair value, as determined under applicable accounting standards. The holder of the restricted stock unit award does not have any voting, dividend, or other ownership rights in the shares of common stock subject to the award unless and until the award vests and the shares are issued.
(3)	All equity and option awards are denominated in shares of common stock and were granted under the 2021 Equity Plan.
(4)	Options vest ratably over a three-year period on June 15, 2023, June 15, 2024 and June 15, 2025. The options were valued pursuant to FASB Topic 718, using the Black-Scholes valuation model. The per share grant value was $58.86. The grant date fair value of nonqualified stock options is included in the “Option Awards” column of the Summary Compensation Table for each executive officer for fiscal year 2023.
(5)	The Compensation Committee of the Board of Directors granted a special award to each of Mesa’s named executive officers in recognition of excellent performance navigating the company through the complexities of COVID-19. The RSUs vest in full one year from the date of grant. The RSUs were valued at $185.57 on the date of grant pursuant to FASB topic 718.
(6)	Represents 30% of the total PSUs awarded. Achievement under this PSU is based on Management's achievement of certain strategic objectives. The PSUs were valued pursuant to FASB Topic 718 based on the assumptions and methodologies set forth in our Form 10-K (Note 9. Stock Transactions and Stock-Based Compensation) for fiscal year 2023. They vest based on performance for the period from April 1, 2022 until March 31, 2023 and based on the executive's continued service through June 15, 2025
(7)	Represents 70% of the total PSUs awarded. Achievement under this PSU is based on Management's achievement of identified financial metrics. The PSUs were valued pursuant to FASB Topic 718 based on the assumptions and methodologies set forth in our Form 10-K (Note 9. Stock Transactions and Stock-Based Compensation) for fiscal year 2023. They vest based on performance for the period from April 1, 2022 until March 31, 2023 and based on the executive's continued service through June 15, 2025.
(8)	Options vest ratably over a three-year period on June 15, 2023, June 15, 2024 and June 15, 2025. The options were valued pursuant to FASB Topic 718, using the Black-Scholes valuation model. The per share grant value was $58.86. The grant date fair value of nonqualified stock options is included in the “Option Awards” column of the Summary Compensation Table above for each executive officer for fiscal year 2023.
(9)	Mr. Dinoia received 548 restricted stock units on June 15, 2022 that vested on June 30, 2022. The awards were negotiated separately from his employment agreement and were intended to compensate him for the portion of fiscal year 2023 for which he served as a NEO but did not receive an annual grant.
(10)	In connection with Mr. DiNoia's termination from Mesa in July 2022, and subject to the terms of his employment agreement, all options due to vest within 12 months became vested, and those options will remain outstanding and exercisable for 14 months. For accounting purposes, the vestitures and post-termination extension of vesting was treated as a re-grant of the option awards at fair value as of the date of the decision. The incremental grant date fair value associated with the modifications was calculated based on the closing stock price of our common stock of $249.39 per share on April 8, 2022, the date the Compensation Committee approved the option modifications. All option awards held by Mr. DiNoia that were not scheduled to vest by July 8, 2024 were forfeited.

Outstanding Equity Awards at March 31, 2023

The following table sets forth certain information with respect to outstanding equity awards of our NEOs as of March 31, 2023.

		Option Awards					Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares of units of stock that have not vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or other Rights that have not Vested ($) (1)
Gary Owens	6/15/2022	-	(2)	16,353	185.57	6/15/2028
	6/15/2022						6,968	(3)	1,217,519
	6/15/2022									2,102	(4)	367,363
	6/15/2022									-	(5)	-
	10/28/2021									40,000	(6)	6,989,200
	9/1/2021	5,273	(7)	10,513	268.85	9/1/2027
	9/1/2021						3,274	(8)	572,066
	6/15/2020	9,243	(9)	4,552	226.72	6/15/2026
	6/15/2020						684	(10)	119,515
	6/15/2019						2,000	(11)	349,460
	6/10/2019	7,455	(12)	2,484	203.54	6/10/2025
	4/2/2018	4,000	(13)	1,000	142.40	4/2/2024
	9/1/2017	2,000	(14)	-	136.42	9/1/2023
	3/20/2017	18,000	(15)	3,000	122.98	3/20/2025
John Sakys	6/15/2022	-	(2)	5,203	185.57	6/15/2028
	6/15/2022						2,378	(3)	415,508
	6/15/2022									669	(4)	116,894
	6/15/2022									-	(5)	-
	9/1/2021	1,648	(7)	3,285	268.85	9/1/2027
	9/1/2021						1,023	(8)	178,749
	6/15/2020	2,648	(9)	1,303	226.72	6/15/2026
	6/15/2020						392	(10)	68,494
	6/10/2019	3,066	(12)	1,021	203.54	6/10/2025
	4/2/2018	2,000	(13)	500	142.40	4/2/2024
Brian Archbold	6/15/2022	-	(2)	3,582	185.57	6/15/2028
	6/15/2022									148	(4)	25,860
	6/15/2022									-	(5)	-
	6/15/2022						1,604	(3)	280,267
	9/1/2021	1,143	(7)	2,278	268.85	9/1/2027
	9/1/2021						709	(8)	123,884
	6/15/2020	890	(9)	890	226.72	6/15/2026
	6/15/2020						267	(10)	46,653
	6/10/2019	532	(12)	532	203.54	6/10/2025
	4/2/2018	210	(13)	210	142.40	4/2/2024
	4/2/2018						70	(16)	12,231
	1/8/2018	290	(17)	-	129.10	1/8/2024
Greg DiNoia	4/8/2023	3,223	(18)	--	268.85	9/8/2023
	4/8/2023	3,026	(19)	--	226.72	9/8/2023
	4/8/2023	2,348	(20)	--	203.54	9/8/2023
	4/8/2023	540	(21)	--	142.40	9/8/2023

(1)	The value of equity awards is based on the closing of the Company’s stock on Nasdaq on March 31, 2023, the last trading day of fiscal year 2023, which was $174.73.
(2)	Represents the annual stock option grant for fiscal year 2023. Shares vest ratably on each of June 15, 2023, June 15, 2024, and June 15, 2025, subject to the executive's continued employment.
(3)	Represents the annual restricted stock unit award grant for fiscal year 2023. Awards vest ratably on each of June 15, 2023, June 15, 2024, and June 15, 2025, subject to the executive's continued employment.
(4)	Represents a 30% portion of the performance share unit award for fiscal year 2023. The performance achievement under this award was measured for the period from April 1, 2022 until March 31, 2023 and was achieved at 67%. The awards vest on June 15, 2025, subject to the executive's continued employment. The units subject to this award are based on the Company's achievement of certain discretionary objectives discussed further under "Compensation Discussion and Analysis."
(5)	Represents a 70% portion of the performance share unit award for fiscal year 2023. The performance achievement under this award was measured for the period from April 1, 2022 until March 31, 2023 and was achieved at 0%, accordingly all share units were forfeited.
(6)	Represents one-time share units issuable under the performance share awards granted in fiscal year 2022, at the next level of achievement in excess of Management’s assessment of probable achievement of specific performance criteria for the three-year period from April 1, 2021 through March 31, 2024. Shares will vest ratably on each October 27, 2024, October 27, 2025 and October 27, 2026.
(7)	Non-qualified stock options granted on September 1, 2021. The remaining outstanding non-qualified stock options vest ratably on each of June 15, 2023, and June 15, 2024, subject to the executive's continued service through each vesting date.
(8)	Represents annual restricted stock unit granted on September 1, 2021. The remaining outstanding restricted stock vests ratably on each of June 15, 2023, and June 15, 2024, subject to the executive's continued service through each vesting date.
(9)	Represents non-qualified stock options granted on June 15, 2020. The remaining unexercisable non-qualified stock options vest on June 15, 2023 subject to the executive's continued service through each vesting date.
(10)	Represents annual restricted stock unit granted on June 15, 2020. The remaining unvested restricted stock vests on June 15, 2023, subject to the executive’s continued service through each vesting date.
(11)	Represents restricted stock units granted on June 15, 2019 as make whole awards for Mr. Owens. On each June 15, 2023 and June 15, 2024, 1,000 unvested RSUs will vest.
(12)	Represents non-qualified stock options granted on June 10, 2019. On June 10, 2023, subject to the executive's continued service through each vesting date, 2,484 of Mr. Owen's options, 1,021 of Mr. Sakys's options, and 532 of Mr. Archbold's options will vest.
(13)	Represents non-qualified stock options granted on April 2, 2018. On April 2, 2023, subject the executive's continued service through each vesting date, 1,000 of Mr. Owen's options, 500 of Mr. Sakys's options, and 210 of Mr. Archbold's options will vest.
(14)	Represents non-qualified stock options granted on September 1, 2017 as inducement awards. The non-qualified stock options vested ratably on each of the first five anniversaries of the grant date, subject Mr. Owens’ continued service as CEO through each vesting date.
(15)	Represents non-qualified stock options granted on March 20, 2017 as inducement awards in connection with acceptance of the CEO role. The 3,000 remaining unvested non-qualified stock options vest on March 20, 2024, subject Mr. Owens’ continued service as CEO through each vesting date.
(16)	Represents annual non-NEO restricted stock units granted on April 2, 2018. The 70 unvested restricted stock units vest on April 2, 2023.
(17)	Represents non-qualified stock options granted on January 8, 2018 as inducement awards. The non-qualified options vested ratably on each of the first five anniversaries of the grant date, subject to Mr. Archbold's continued service through each vesting date.
(18)	Represents non-qualified stock options originally granted on September 1, 2021, but with a modification date of April 8, 2022. The non-qualified stock options are vested and may be exercised until September 8, 2023.
(19)	Represents non-qualified stock options originally granted on June 15, 2020, but with a modification date of April 8, 2022. The non-qualified stock options are vested and may be exercised until September 8, 2023.
(20)	Represents non-qualified stock options originally granted on June 10, 2019, but with a modification date of April 8, 2022. The non-qualified stock options are vested and may be exercised until September 8, 2023.
(21)	Represents non-qualified stock options originally granted on April 2, 2018, but with a modification date of April 8, 2022. The non-qualified stock options are vested and may be exercised until September 8, 2023.

Options Exercised and Stock Vested

The following table sets forth the aggregate dollar value realized by the NEOs upon the exercise of stock options and the vesting of stock awards during fiscal year 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of shares acquired on vesting (#) (2)	Value Realized on Vesting ($) (3)
Gary Owens	-	-	11,408	2,076,456
John Sakys	11,200	1,112,610	3,876	706,278
Brian Archbold	-	-	2,186	398,470
Greg DiNoia	-	-	4,671	921,674

(1)	Determined by multiplying the number of options that were exercised during fiscal year 2023 by the difference between the per share closing price of our common stock on the date of exercise and the exercise price of the options, but not including any tax impact incurred in connection with such exercise.
(2)	Reflects the number of shares of Mesa common stock acquired on vesting of restricted stock units.
(3)	Determined by multiplying the number of restricted stock units by the market value of the underlying shares on the vesting date.

Potential Payments upon Termination or Change in Control

On September 29, 2021, Mesa entered into Amended and Restated Executive Employment Agreements with each of Messrs. Owens and Sakys and into Executive Employment Agreements with each of Messrs. Archbold and DiNoia (collectively, the "Employment Agreements").

The Amended and Restated Executive Employment Agreements amend, restate and supersede the Employment Agreement between the Company and Mr. Owens dated April 7, 2017 and the Executive Employment Agreement between the Company and Mr. Sakys dated April 7, 2017.

The Employment Agreements have the same severance and other terms except for salary and position description. The Employment Agreements have indefinite terms and continue until terminated by either party.

In the event the Company terminates an executive officer’s employment without cause or the executive officer terminates his employment for good reason, the executive officer will receive: (i) an amount equal to one times the sum of (x) his base salary plus (y) target annual bonus, with such amount paid over the period of 12 months following the date of termination; (ii) an annual bonus for the year in which the termination of employment occurs based the greater of target or actual performance for the year, prorated to reflect the portion of the year elapsed prior to his termination of employment; (iii) payment equal to the cost for 24 months’ COBRA and continuation of group health plan coverage as of the date of his termination of employment, and his equity-based awards will be treated as follows: (a) All awards with greater than three years’ vesting schedule will become vested and exercisable for its full term pursuant to the applicable award agreement; (b) For equity with vesting schedules less than three years, (x) all restricted stock and options due to vest within the next 12 months will become vested, and options will remain outstanding and exercisable for 14 months, and (y) all performance shares will vest at the higher of actual performance or target.

In the event that the executive officer is terminated during the three months before or the 24-month period following a change in control of the Company, the executive officer will receive the severance pay and benefits listed above, except that (i) the severance amount will equal two times the sum of (x) his base salary plus (y) target annual bonus and will be payable in a lump sum within 60 days following the date of termination; (ii) pro-rata bonus; and (iii) payment equal to the cost for 24 months’ continuation of COBRA and group health plan coverage as of the date of his termination of employment (which will be payable monthly and discontinued if the executive finds another position with medical insurance).

In the event that a change in control of the Company occurs, all unvested equity awards held by the executive officer will immediately vest, with any performance-based awards deemed to have been earned at the higher of actual performance or target. Options will remain outstanding and exercisable for their full term.

If the executive resigns voluntarily without good reason, he will receive no cash severance, and his equity-based awards will be treated as follows: (a) For equity with vesting schedules less than three years, (i) any vested options will be exercisable for the lesser of 90 days after the date of termination or the expiration of the maximum stated term of the option, and (ii) all performance-based awards that were held by executive officer for less than 12 months will be forfeited and all performance-based awards held by executive officer for more than 12 months will time-vest on the date of termination, will be pro-rated based on the number of full months during the applicable performance period through the date of termination and will be earned at the lesser of target level or actual performance at the end of the performance period. For Mr. Owens only, all unvested options held by Mr. Owens on the date of the employment agreement with seven years’ vesting schedule will vest on the date of termination.

Upon termination of employment by reason of an executive’s retirement at age 65 or after (“normal retirement”), in addition to any accrued payments and benefits, the executive will receive an annual bonus for the year in which the termination of employment occurs based the greater of target or actual performance for the year, prorated to reflect the portion of the year elapsed prior to his termination of employment. “Normal retirement” generally means an employee aged 65 years or greater who has provided 90 days’ notice to the Company or a director aged 65 years or greater ceases service to the Company. In addition, all unvested equity-awards held by the executive shall continue to vest as if termination did not occur, all restrictions thereon shall lapse, and any performance-based awards shall be deemed to have been earned at actual performance as determined at the end of the applicable performance period. All equity awards that are options will be exercisable for their full remaining term under the applicable award agreement.

All severance payments are subject to the executive signing and not revoking a release of claims.

The Employment Agreements further provide that executive officers will be eligible to earn annual cash incentive bonuses and are eligible to participate in the employee benefit plans and programs generally available to the Company’s similarly situated senior executives. The executive officers are also eligible to receive annual long-term incentive equity grants at the discretion of the Compensation Committee.

Greg DiNoia Termination

According to the terms of his employment agreement, Mr. DiNoia received the following cash compensation upon termination: (i) his salary for the portion of fiscal year 2023 that he was employed with Mesa of $105,010; (ii) one times his base salary of  $341,284; (iii) one times his target bonus from fiscal year 2022 of $154,000; (iv) a pro-rata bonus equal to the greater of target or company performance amounting to $41,358, and (v) benefits continuation amounting to $68,289. In addition, with respect to equity incentive awards: (i) all unvested time-vested equity awards with an original stated full vesting period of more than three years held by Mr. DiNoia were immediately vested, (ii) all unvested equity awards held by Mr. DiNoia that (A) had an original stated vesting period of three years or less, and (B) were due to vest in the 12 months after the Termination Date vested immediately, and (iii) Mr. DiNoia's options were modified such that they are exercisable for 14 months following his termination date. Outside of his employment agreement, Mr. DiNoia received a retention bonus amounting to $130,000 and an RSU intended to compensate him for the period of fiscal year 2023 that he provided service to the Company.

Estimated Termination Benefits

The following table sets forth cash payments upon termination or change in control using cash salaries and cash bonuses as of March 31, 2023 and assuming the termination event occurs on March 31, 2023.

Name	Payment Type	Termination for Cause	Termination without Cause or for Good Reason	Termination without Cause or for Good Reason upon or after a Change in Control (4)
Gary Owens	Cash Payment (1)	$-	$1,450,000	$2,900,000
	Equity (2)	-	8,656,685	9,790,897
	Benefits Continuation (3)	-	54,320	54,320
	TOTAL	-	10,161,005	12,745,217
John Sakys	Cash Payment (1)	-	674,000	1,348,000
	Equity (2)	-	416,926	794,759
	Benefits Continuation (3)	-	55,168	55,168
	TOTAL	-	1,146,094	2,197,927
Brian Archbold	Cash Payment (1)	-	593,000	1,186,000
	Equity (2)	-	298,456	555,667
	Benefits Continuation (3)	-	42,960	42,960
	TOTAL	-	934,416	1,784,627

(1)	This amount is based on the NEO’s salary as of March 31, 2023 and includes base salary continuation and cash bonus payout. Termination without cause or for good reason results in a bonus payout at target. Termination upon or after change in control results in a bonus payout at the greater of maximum target or the bonus amount paid in the prior year. Upon termination after change in control, eligible executives receive 24 months of salary and bonus.
(2)	If terminated without cause or for good reason, the executive receives the value of any vested awards, which is not an incremental benefit to the executive, as well as unvested equity awards that have an original vesting period greater than three years, and all equity awards that have a vesting period less than three years and are due to vest in the 12 months after the termination date. If terminated immediately before or within 24 months following a change in control, all unvested awards are immediately vested. The value of accelerating the unvested stock awards was calculated by multiplying the number of shares underlying the NEO’s unvested stock awards that were in-the-money at March 31, 2023 by the difference between the weighted average exercise price for awards in-the-money at March 31, 2023 and our closing price per share on March 31, 2023 (the last trading day of the period).
(3)	Benefits continuation is based on the actual company-paid amount of health benefits for the executive during the most recent fiscal year.
(4)	Reflects amounts the executive may receive if both a change in control of Mesa occurs and the executive’s employment is terminated (other than for cause or by the executive for good reason). If the Termination occurs immediately prior to or within twenty four (24) months following a Change of Control, all unvested equity awards will immediately become 100% vested, while all other terms, conditions and restrictions of the original grant and the respective equity plan(s) for both vested and unvested equity awards shall remain, including the period during which equity awards may be exercisable.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table presents information regarding options and rights outstanding under our equity compensation plans as of March 31, 2023. All options reflected are options to purchase common stock.

	(a) Number of Securities to be Issued upon Exercising of Outstanding Options and Rights (1)	(b) Weighted-Average Exercise Price of Outstanding Options and Rights (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (2)
Equity Compensation Plan Approved by Security Holders	261,883	$216.41	144,588
Equity Compensation Plans Not Approved by Security Holders	None	N/A	None
Total	261,883	$216.41	144,588

(1)

Includes shares issuable in connection with awards with performance conditions, which will be issued based on achievement of performance criteria associated with the awards, with the number of shares issuable dependent on our level of performance. We have accounted for the shares based on the current achievement as of March 31, 2022. The weighted average exercise price in column (b) includes the weighted average exercise price of options only.

(2)	Includes 144,588 shares remaining available under the 2021 Equity Plan. Each share underlying a full value award such as restricted stock or performance share counts as one share used against the total number of securities authorized under the plan.

PAY VERSUS PERFORMANCE

The disclosure in this section shall not be deemed to be incorporated by reference into any prior or subsequent filing by Mesa under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent Mesa specifically incorporates it by reference therein.

Provided below is the Company’s “pay versus performance” disclosure as required pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act.

Our Most Important Metrics Used for Linking Pay and Performance

As required by Item 402(v), below are the most important metrics our Committee used to link executive pay to performance for fiscal year 2023. Our stock price performance, as reflected by our absolute TSR, directly impacts the value of the equity compensation awards we grant to executive officers. Both of the other metrics below are used for purposes of determining payouts under either our executive annual cash incentive compensation program or our executive PSU program.

●	Revenues Growth
●	Adjusted Operating Income, or "AOI"
●	Organic Revenues Growth

Pay versus Performance Table

In accordance with Item 402(v), we provide below the tabular disclosure for the Company’s President and Chief Executive Officer (“CEO”) (our Principal Executive Officer, or “PEO”) and the average of our NEOs other than the CEO for fiscal year 2023, 2022 and 2021.

					Value of Initial Fixed $100 Investment Based On:
Fiscal Year Ended March 31,	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO (1)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (2)	Total Shareholder Return (3)	Peer Group Total Shareholder Return (4)	Net Income (5)	Adjusted Operating Income (6)
2023	$5,190,371	$(3,599,238)	$1,480,753	$544,787	$77.93	$117.40	$930,000	$44,679,000
2022	$18,076,981	$16,814,532	$1,452,226	$1,785,085	$113.28	$148.89	$1,871,000	$37,899,000
2021	$2,557,718	$9,554,025	$927,468	$2,393,032	$107.96	$174.90	$3,274,000	$36,139,000

(1)

The amounts reported represent the “compensation actually paid” to Mr. Owens, computed in accordance with Item 402(v) of Regulation S-K, but do not reflect the actual amount of compensation earned by or paid to Mr. Owens in the applicable year. In accordance with Item 402(v) of Regulation S-K, the adjustments in the following table were made to the amount reported for Mr. Owens in the “Total” column of the Summary Compensation Table for each year to calculate compensation:

Fiscal Year Ended March 31,	Summary Compensation Table Total for PEO ($)	Summary Compensation Table Value of Equity Awards ($) (a)	Equity Awards Adjustments ($) (b)	Compensation Actually Paid to PEO ($)
2023	5,190,371	(4,168,237)	$(4,621,372)	(3,599,238)
2022	18,076,981	(16,417,012)	$15,154,563	16,814,532
2021	2,557,718	(1,813,876)	$8,810,183	9,554,025

(a)	The amounts reported represent the sum of the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable year.
(b)

The amounts deducted or added in calculating the equity award adjustments are as follows and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant:

Fiscal Year Ended March 31,	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$2,260,544	$(5,202,624)	$0	$(1,679,292)	$0	$0	$(4,621,372)
2022	$13,533,230	$555,610	$0	$1,065,723	$0	$0	$15,154,563
2021	$1,955,736	$6,731,343	$0	$123,104	$0	$0	$8,810,183

(2)

Non-PEO NEOs include Messrs. Sakys, Archbold, and Dinoia. The amounts reported represent the average “compensation actually paid” to the NEOs other than Mr. Owens as a group, computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to such NEOs as a group in the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the average of the amounts reported in the “Total” column of the Summary Compensation Table for the NEOs as a group (excluding Mr. Owens) for each year to determine the compensation actually paid, using the same methodology described above in footnote 1:

Fiscal Year Ended March 31,	Summary Compensation Table Total for Non-PEO NEOs ($)	Summary Compensation Table Value of Equity Awards ($) (a)	Equity Awards Adjustments ($) (b)	Compensation Actually Paid to Non-PEO NEOs ($)
2023	1,480,753	(965,767)	$(70,198)	544,787
2022	1,452,226	(848,551)	1,181,410	1,785,085
2021	927,468	(561,449)	2,027,013	2,393,032

(a)	The amounts reported represent the average of the sum of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable fiscal year.
(b)	The amounts deducted or added in calculating for equity award adjustments are as follows:

Fiscal Year Ended,	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$424,417	$(210,448)	$45,816	$(329,985)	$0	$0	$(70,198)
2022	$788,665	$159,474	$0	$233,271	$0	$0	$1,181,410
2021	$605,850	$1,436,656	$0	$(15,493)	$0	$0	$2,027,013

(3)

TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(4)	Represents the weighted peer group TSR. Mesa's peer group is reflective of the peer group presented in the 2022 Proxy Statement.
(5)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.
(6)

Adjusted Operating Income is defined as operating income as reported under U.S. GAAP, adjusted to exclude impairments of long-lived assets, stock-based compensation expense, and amortization of acquisition-related intangible assets.

Compensation Actually Paid and Company TSR

The graph below describes the relationship between compensation actually paid to Mr. Owens and the average compensation actually paid to the Company’s other NEOs to the Company’s TSR over the three-year period from March 31, 2020 until March 31, 2023, assuming an initial investment of $100 on March 31, 2020. As the graph shows, this relationship is generally aligned in large part because a significant portion of the compensation actually paid to the Company’s NEOs is in the form of equity awards, the value of which is impacted by the stock price changes.

Compensation Actually Paid and GAAP Net Income

The graph below shows the relationship between compensation actually paid to Mr. Owens and the average compensation actually paid to the Company’s other NEOs to the Company’s GAAP net income for the three years presented in the Pay versus Performance Table. Mesa does not use net income as a performance measure in its executive compensation program.

Compensation Actually Paid and Adjusted Operating Income

The graph below shows the relationship between compensation actually paid to Mr. Owens and the average compensation actually paid to the Company’s other NEOs to the Company’s adjusted operating income for the three years presented in the Pay versus Performance Table. As described above, adjusted operating income is defined as the Company’s total operating income reported under U.S. GAAP, adjusted to exclude amortization of intangible assets acquired in a business combination, stock-based compensation expense, and any impairment expense. While the Company uses other financial and non-financial performance measures in its compensation programs, Mesa has determined that adjusted operating income is the most important performance measure used to link compensation actually paid to the Company’s NEOs for fiscal year 2023 to Company performance.

Pay Ratio Disclosure

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of Mr. Owens, to the annual total compensation of the median employee of the Company (the “Pay Ratio Disclosure”).

For fiscal year 2023, the total annual compensation of the median employee of the Company and its subsidiaries (other than the Chief Executive Officer) was $79,653. Based upon the total compensation for fiscal year 2023 reported for Mr. Owens, our ratio of CEO to median employee pay was 65 to 1.

For our fiscal year 2023 ratio, we determined the median compensated employee based on salary, bonus plan, and grant date fair value of stock options and RSUs granted during the fiscal year for all our employees except Mr. Owens as of March 31, 2023. We annualized this compensation for employees who did not work the entire year, except for employees designated as temporary.

Proposal 4

Approval of an Amendment to the Mesa

laboratories, Inc. 2021 equity incentive plan

INTRODUCTION

We are requesting that shareholders approve an amendment to our 2021 Equity Incentive Plan (the “2021 Plan”), increasing the number of shares available for issuance under the 2021 Plan from 330,000 shares to 660,000 shares. The amendment to the 2021 Plan was preliminarily approved by the Board of Directors on May 24, 2023, subject to shareholder approval at the Annual Meeting.

The remaining provisions of the 2021 Plan are not affected by the amendment, and the 2021 Plan continues to incorporate the following equity incentive plan best practices:

●	Administered by an independent committee - The amended 2021 Plan will be administered by the Compensation Committee, which is made up entirely of independent directors.
●

No liberal share counting - The amended 2021 Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or SAR or to satisfy tax withholding requirements. The 2021 Plan also prohibits “net share counting” upon the exercise of options or stock appreciation rights ("SARs").

●	No repricing of stock options, SARs, or Other Awards - The amended 2021 Plan prohibits the direct or indirect repricing of stock options, SARs, or other awards without shareholder approval.
●

No discounted stock options or SARs - All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying common stock on the date of grant.

●

Material amendments that require shareholder approval - Shareholder approval is required prior to an amendment to the amended 2021 Plan that would (i) materially increase the number of shares available, (ii) expand the types of available awards, (iii) materially expand the class of participants eligible to participate, (iv) materially extend the term of the 2021 Plan, or (v) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of Nasdaq.

●

Minimum Vesting - Options, SARs, restricted stock and restricted stock unit awards will be subject to a minimum vesting or restriction period of one-year, subject to certain exceptions described in the amended 2021 Plan and the accelerated vesting upon certain events.

Reasons for Amending the 2021 Plan

The Compensation Committee and the Board believe that we must continue to offer a competitive equity incentive program to attract and retain highly-qualified officers, employees, and non-employee directors, and other key service providers. However, the current share reserve under the 2021 Plan is not sufficient to ensure consistency of our annual grant practices going forward and will not allow us to effectively provision equity incentives to employees in acquisitions, which is a key aspect of our acquisition strategy.  Accordingly, the Board has adopted the amendment to the 2021 Plan to increase the share reserve so that we may continue to offer a competitive equity incentive program going forward.

If the amendment to the 2021 Plan is approved, the aggregate number of shares of common stock that will be reserved and available for issuance pursuant to awards under the amended 2021 Plan will be increased by 330,000 shares. In setting the number of proposed additional shares issuable under the 2021 Plan, the Compensation Committee and the Board of Directors primarily considered historical equity award granting practices, including the Company’s two-year average share usage rate. The following table reflects the effect on our equity incentive plans if we obtain shareholder approval of the amendment to the 2021 Plan.

Shares available for issuance under the 2021 Plan prior to amendment, as of June 30, 2023	757
Shares that would be added to the amended 2021 Plan	330,000
Total shares available for issuance under the amended 2021 Plan, if approved	330,757

As of June 30, 2023, there were 124,751 stock options outstanding under the Company’s equity compensation plans with a weighted average exercise price of $185.10 and a weighted average remaining term of 5.45 years. In addition, as of June 30, 2023, there were 138,738 full value awards outstanding under the Company’s equity compensation plans (PSUs calculated at target). Other than the foregoing and the 757 shares remaining available for issuance under the 2021 Plan as set forth in the table above, no other awards were outstanding or available for grant under the Company’s equity compensation plans as of June 30, 2023

If this amendment is not approved by shareholders at the Annual Meeting, no new shares will be added, and equity awards will be limited to the share reserve under the 2021 Equity Incentive Plan as currently in effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS TO OUR SHAREHOLDERS THAT THEY VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE MESA LABORATORIES, INC. 2021 EQUITY INCENTIVE PLAN

DESCRIPTION OF THE 2021 PLAN, AS AMENDED

The following discussion and summary of the 2021 Stock Incentive Plan as proposed to be amended is qualified in its entirety by reference to the actual text of the plan document. A copy of the 2021 Equity Incentive Plan Amendment is included as Appendix A-1 to this Proxy Statement. A copy of the 2021 Equity Incentive Plan as proposed to be amended (the “Amended 2021 Plan”), marked to show proposed changes versus the plan as currently in effect, is attached as Appendix A-2 to this Proxy Statement.

Purpose of the Amended 2021 Plan

The purpose of the Amended 2021 Plan is to promote the success and enhance the value of the Company by linking the personal interests of employees, officers, and directors of the Company to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Amended 2021 Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of employees, officers, and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Administration

The Board, or one or more committees consisting of directors appointed by the Board, will administer the Amended 2021 Plan. The Board intends to delegate general administrative authority for the Amended 2021 Plan to the Compensation Committee, which is comprised of directors who qualify as independent under SEC and Nasdaq rules. Except where prohibited by applicable law, a committee may delegate some or all of its authority with respect to the Amended 2021 Plan to another committee of directors or to one or more officers of the Company. For purposes of Rule 16b-3 of the Exchange Act and for grants to non-employee directors, the Amended 2021 Plan must be administered by a committee consisting solely of two or more independent directors. The appropriate acting body, be it the Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator.”

Subject to the terms of the Amended 2021 Plan, the Administrator has broad authority under the Amended 2021 Plan with respect to award grants including, without limitation, the authority to: select the persons to whom awards are to be granted; determine the size and type of awards; determine the terms and conditions applicable to awards; approve the forms of award agreements; construe and interpret the Amended 2021 Plan and any award agreement and apply its provisions; accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards in such circumstances as the Administrator deems appropriate; adjust the number of shares of common stock subject to any award, adjust the price of any or all outstanding awards, or otherwise change previously imposed terms and conditions subject to certain limitations and approvals; determine the date of grant of awards; determine whether, and the extent to which, adjustments are required and authorize the termination, conversion, substitution, acceleration or succession of awards upon the occurrence of a change in control, merger, reorganization, stock split, or similar event; settle rights under awards in cash, stock of equivalent value, or other consideration, subject to the provision of the Amended 2021 Plan, and; determine the Fair Market Value (as defined in the Amended 2021 Plan) of the common stock or awards under this Amended 2021 Plan from time to time and/or the manner in which such value will be determined.

All decisions, interpretations and other actions of the Administrator shall be final and binding.

Eligibility and Award Types

The Amended 2021 Plan authorizes the following types of awards to be made to employees, officers or directors, or independent contractors of the Company and its consolidated subsidiaries, as designated by the Compensation Committee:

●

Stock options, which give the holder the right to purchase shares of common stock at a specified price during specified time periods. The exercise price of an option granted under the Amended 2021 Plan may not be less than the fair market value of the Common Stock on the date of grant. Stock options granted under the Amended 2021 Plan have a maximum term of ten years. The Amended 2021 Plan authorizes both incentive and nonqualified stock options. On June 30, 2023, the closing sales price of the Company’s common stock on Nasdaq was $128.50 per share.

●

Stock appreciation rights, or SARs, which give the holder the right to receive the excess, if any, of the fair market value of one share of common stock on the date of exercise, over the base price of the stock appreciation right. The base price of an SAR may not be less than the fair market value of the common stock on the date of grant. SARs granted under the Amended 2021 Plan have a maximum term of ten years.

●

Restricted stock, which represents common stock subject to restrictions on transferability, risk of forfeiture, and other restrictions. A participant receiving restricted stock generally has all of the rights of a shareholder as to such shares, including the right to vote and the right to receive dividends, provided, however, that dividends on unvested shares shall be accrued and shall be paid only if the restricted stock to which they relate becomes vested.

●

Restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash) in the future, subject to certain restrictions and risk of forfeiture on terms set by the Administrator. A participant receiving RSUs has no rights as a shareholder with respect to the RSUs until the shares of common stock are issued to the participant. RSUs may be granted with dividend equivalent rights that are payable only if the underlying RSUs vest. RSUs may be settled in cash if so provided in the applicable award agreement.

●

Performance stock units ("PSUs") are performance-based awards that entitle the recipient to receive shares of common stock based on attainment of one or more performance goals. Each PSU shall designate a target number of shares payable under the award, with the actual number of shares earned (if any) based on a formula set forth in the award agreement related to the attainment of one or more performance goals. A participant receiving PSUs has no rights as a shareholder until the shares of common stock are issued to the participant. PSUs may be granted with dividend equivalent rights that are payable only if the underlying PSUs are earned. PSUs may be settled in cash if so provided in the applicable award agreement.

●	Cash awards, including cash bonuses as discretionary awards, awards based on objective or subjective performance criteria, or awards subject to other vesting criteria.
●

Other awards, including stock bonuses or similar rights to purchase or acquire shares, any similar securities or rights with a value related to common stock or returns thereon, or unrestricted stock grants.

All awards will be evidenced by a written award agreement between the Company and the participant, which will include such provisions as may be specified by the Administrator. As of June 30, 2023, there were approximately 750 employees of the Company and its consolidated subsidiaries, three officers, six non-employee directors, and various contractors who would potentially be able to eligible to receive awards under the Amended 2021 Plan.

Shares Available for Awards

Subject to adjustment as provided in the Amended and Restated 2021 Equity Incentive Plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the Amended and Restated 2021 Equity Incentive Plan would be 660,000.

Share Counting

Each share issued under the Amended 2021 Plan will reduce the number of shares available by one share.

Shares subject to awards that terminate or expire unexercised, or are cancelled, terminated, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash will become available for future grants of awards under the Amended 2021 Plan. Similarly, to the extent that the full number of shares subject to a performance award is not issued by reason of failure to achieve maximum performance goals, the unearned shares originally subject to the award will be added back to the Amended 2021 Plan share reserve and will again be available for issuance pursuant to awards granted under the Amended 2021 Plan. However, shares tendered or withheld to satisfy the exercise price of options or the tax withholding obligations with respect to awards, and shares covering the portion of exercised stock-settled SARs (regardless of the number of shares actually delivered), count against the share limit.

Minimum Vesting Schedule

The Amended 2021 Plan requires a minimum one-year cliff vesting schedule for all equity award types under the Amended 2021 Plan. This minimum vesting schedule will apply to at least 95% of the shares authorized for grant under the Amended 2021 Plan.

Dividends and Dividend Equivalents

Accrued dividends or dividend equivalent amounts shall not be paid unless and until the awards to which they relate become vested.

Limitations on Transfer

All awards are non-transferable and are not subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge, except by the laws of descent and distribution. Awards may be exercised only by the participant, and amounts payable or shares issuable pursuant to any award must be delivered only to or for the account of the Participant.

Treatment of Awards upon Certain Events

Termination of a Participant’s Continuous Service

The applicable award agreement governing an award will specify the treatment of such award upon the termination of a participant’s continuous service.

Change in Control

Unless otherwise provided in an award agreement or separate agreement with a participant governing an award:

If a Change of Control (as defined in such award agreement) occurs, all unvested equity awards vest immediately, all restrictions lapse, and any performance-based awards for which the performance period is not yet complete are deemed to have been earned at the higher of target level or actual performance through the date of the Change in Control, based on the performance metrics set forth in the applicable award agreement. All options or SARs that are assumed, substituted or otherwise continued as part of a Change in Control transaction will be exercisable for their full remaining term under the applicable award agreement. However, the Administrator is not required to provide for the assumption, substitution or continuation of Options or SARs and may instead provide that they be cashed out or otherwise terminated with reasonable notice and opportunity to exercise upon the Change in Control transaction. All time-vested awards other than options or SARs will be settled as soon as reasonably practicable and in all events within ten days of the Change in Control. All performance-based awards will be settled and paid to the Participant within 60 days after the Change of Control.

Adjustments

Upon or in connection with any reclassification, recapitalization, stock split, merger, arrangement, combination, consolidation, spin-off, split-up, or similar extraordinary corporate event affecting the common stock, the Administrator may make adjustments to the Amended 2021 Plan and awards as it deems appropriate and equitable in the circumstances, such as to prevent dilution or enlargement of rights immediately resulting from such transaction.

Forfeiture Events

The Company may retain the right in an award agreement to cause a forfeiture of the gain realized by a participant on account of actions taken by the participant in violation or breach of or in conflict with any restrictive covenant, confidentiality or assignment of inventions agreement or post-employment cooperation agreement with respect to the Company or any affiliate, to the extent specified in such award agreement applicable to the participant. In addition, all awards pursuant to the Amended 2021 Plan are subject to “clawback” obligations pursuant to applicable law, rules, and regulations, including Nasdaq listing rules.

Normal Retirement

Upon an employee’s normal retirement, unvested awards will generally vest immediately with respect to service requirements, all service-based restrictions thereon shall lapse, and any performance-based awards for which the performance period is not yet complete shall be deemed to have been earned at actual performance as determined at the end of the performance period in accordance with the applicable award agreement. Options will be exercisable beginning on their scheduled vesting dates and will remain exercisable for their full remaining original term. All performance-based awards and time-vested awards will also be settled and paid at the time set forth in the applicable award agreement as if employment did not terminate.

Other Reasons

The Compensation Committee may, in its sole discretion, determine that, upon a participant’s termination of service for any reason or a change in control, all or a portion of such participant’s awards shall become fully or partially exercisable, that some or all restrictions shall lapse, and any performance criteria may be deemed fully or partially satisfied. The Compensation Committee may discriminate among participants and among awards in exercising this discretion.

Termination and Amendment

If the Amended 2021 Plan is approved at the Annual Meeting, it will continue to terminate at the close of ten business years after the date on which it was originally approved by the Board in 2021, unless earlier terminated by the Board of Directors or the Compensation Committee.

The Board may, at any time, terminate or, from time to time, amend, modify or suspend the Amended 2021 Plan, in whole or in part. To the extent required by law or applicable stock exchange rule, or as may be required to preserve the intended tax consequences of the Amended 2021 Plan, or if deemed necessary or advisable by the Board, the Amended 2021 Plan and any amendment to the 2021 Plan shall be subject to approval by the shareholders of the Company. No amendment, suspension or termination of the Amended 2021 Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Company under any award granted under the Amended 2021 Plan.

Prohibition on Repricing

Outstanding stock options and SARs cannot be repriced, directly or indirectly, without the prior consent of the Company’s shareholders. The exchange of an “underwater” option or stock appreciation right (i.e., an option or stock appreciation right having an exercise price or base price in excess of the current market value of the underlying stock) for cash or for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s shareholders.

Certain U.S. Federal Tax Effects

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the making, exercise and vesting of awards under the Amended 2021 Plan and the subsequent sale of common stock acquired under the Amended 2021 Plan. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences. The tax consequences of awards may vary depending upon the particular circumstances, and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

Incentive Stock Options

If an option granted under the Amended 2021 Plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option (subject to alternative minimum tax consequences, as discussed below), and the Company will not be allowed a deduction for federal tax purposes as a result of the grant or exercise of the option. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date such option was granted or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be characterized as long-term capital gain and, in such case, the Company will not be entitled to a federal tax deduction upon sale of such shares.

If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the exercise price, or (2) the amount realized on the disposition minus the exercise price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. Such amount is not subject to withholding for federal income and employment tax purposes, even though the participant is an employee of the Company. Any gain in excess of the amount taxed as ordinary income will generally be treated as a short-term capital gain.

The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability. The excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

In general, there will be no federal income tax deductions allowed to the Company upon the grant, exercise, or termination of an incentive stock option. However, if an optionee sells or otherwise disposes of stock received on the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Tax Code.

Nonqualified Stock Options

Nonqualified stock options granted under the Amended 2021 Plan do not qualify as “incentive stock options” and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

The optionee’s basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Tax Code.

Stock Appreciation Rights

A participant receiving a stock appreciation right will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant, and the Company expects that it will be allowed a corresponding federal income tax deduction at that time, provided that the deduction is not otherwise disallowed under the Tax Code.

Restricted Stock

Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, provided that the deduction is not otherwise disallowed under the Tax Code. If the participant files an election under Tax Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, provided that the deduction is not otherwise disallowed under the Tax Code. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Tax Code Section 83(b) election.

Other Awards

Other awards (such as RSUs and PSUs) are generally treated as ordinary compensation income as and when common stock or cash are paid to the participant upon vesting or settlement of such awards. If the participant is an employee, this income is subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient, provided that the deduction is not otherwise disallowed under the Tax Code.

Section 162(m)

Under Code Section 162(m), no deduction is generally allowed in any taxable year of the Company for compensation in excess of $1 million paid to any of the Company’s “covered employees.” A “covered employee” is any individual who has served at any time after December 31, 2016 as the Company’s chief executive officer, chief financial officer, or other executive officer whose compensation has been reported in a Company proxy statement, regardless of whether any such individual is still employed by the Company. We may be prohibited under Code Section 162(m) from deducting compensation paid pursuant to the 2021 Plan to our “covered employees.”

Section 409A

Section 409A of the Code provides certain requirements for the deferral and payment of deferred compensation arrangements. In the event that any award under the Amended 2021 Plan is deemed to be a deferred compensation arrangement, and if such arrangement does not comply with Section 409A of the Code, the recipient of such award will recognize ordinary income once such award is vested, as opposed to at the time or times set forth above. In addition, the amount taxable will be subject to an additional 20% federal income tax along with other potential taxes and penalties. It is intended, although not guaranteed, that all awards issued under the Amended 2021 Plan will either be exempt from or compliant with the requirements of Section 409A of the Code.

Tax Withholding

The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy the Company’s federal, state and local tax withholding obligations (including employment taxes) imposed by law with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Amended 2021 Plan. The Administrator may, at the time the award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by delivery of, or withholding from the award, shares having a fair market value on the date of withholding equal to the amount required to be withheld for tax purposes.

Foreign Jurisdictions

In order to foster and promote achievement of the material purposes of the 2021 Plan in foreign jurisdictions and to fairly accommodate for differences in local law, tax policy or custom, the Administrator may adopt such subplans as may be necessary or desirable to comply with provisions of the laws of any non-U.S. jurisdictions in which the Company or any affiliate may operate, in order to assure the viability of the benefits of awards made to participants located in such other jurisdictions and to further the objectives of the Amended 2021 Plan.

Benefits to Named Executive Officers and Others

If the amendment to the 2021 Plan is approved, awards will be granted at the discretion of the Administrator. Accordingly, future benefits under the Amended 2021 Plan are not determinable.

Proposal 5

Proposal to Adopt amended and
restated articles of Incorporation

BACKGROUND

Mesa was founded in 1982.  Mesa’s Articles of Incorporation have been amended numerous times over the years but have never been amended and restated. The Board has recently conducted a review of the Company’s Articles of Incorporation, as amended, to determine whether any of its provisions should be amended in light of current law or market practice or the Company’s current circumstances. Following this review, the Board concluded that it would be advisable and in the best interests of the Company and our shareholders to amend and restate the Company’s current Articles of Incorporation (referred to in this section as the “Current Articles”) as set forth in Appendix B-1 to this Proxy Statement. We refer to the Restated Articles of Incorporation with the proposed amendments as the “New Articles.”

The Board recommends that the shareholders adopt the New Articles by voting “FOR” all of the proposed amendments to the Current Articles. Such proposed amendments are summarized below. This proposal 5 is comprised of sub-proposals 5A through 5C, each of which represents a different subset of the proposed amendments to the Current Articles and each of which will be subject to a separate vote of the shareholders. Notwithstanding that each of sub-proposals 5A through 5C will be subject to a separate vote of the stockholders, the sub-proposals are cross-conditioned such that approval of each sub-proposal is required for any of them to take effect. Accordingly, if any sub-proposal is not approved by shareholders, none of the sub-proposals will be implemented, and the Company will continue to be governed by the Current Articles.

If all amendments to the Current Articles set forth in sub-proposals 5A through 5C are adopted by the required vote of our shareholders, we intend to file the New Articles with the Secretary of State of the State of Colorado. The New Articles will be effective immediately upon filing with the Secretary of State. The Board reserves the right to abandon or delay the filing of the New Articles even if they are approved by our shareholders.

A complete version of the New Articles, showing proposed changes to a conformed version of the Current Articles in strikethrough and underlined text, as applicable, is attached to this Proxy Statement as Appendix B-2, and is incorporated by reference herein. The discussion below is qualified in its entirety by reference to the actual text of the documents as set forth in Appendix B-1 and Appendix B-2.

PROPOSED CHANGES TO THE CURRENT CERTIFICATE

The Board unanimously adopted resolutions approving and declaring advisable, and recommending that our shareholders adopt the New Certificate. The proposed amendments to the Current Certificate are as follows:

●

Sub-proposal 5A— Removing the specific purposes of the Company and providing that the purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Colorado Business Corporation Act (the “CBCA”).

●	Sub-proposal 5B— Amending the director exculpation provisions of Article Eleventh of the Current Articles to conform to the corresponding provision of the CBCA.
●

Sub-proposal 5C— Making certain non-substantive amendments to eliminate provisions that are no longer necessary due to changes in applicable law, merely repeat what the CBCA otherwise provides, or are otherwise unnecessary or outdated, and to provide additional clarity and/or to address minor matters.

Sub-proposal 5A—Remove the Specific Purposes of the Company

The Current Articles include a lengthy provision regarding the purposes of the Company, including a catch-all provision stating that the Company may “do all things not forbidden, and with all the powers conferred upon corporations by the laws of the State of Colorado.” The Board believes that this provision is outdated, particularly in light of Section 7-103-101 of the CBCA, which states that “every corporation incorporated under [the CBCA] has the purpose of engaging in any lawful business unless a more limited purpose is stated in the articles of incorporation.” Accordingly, the Board proposes to replace the language of Article Two of the Existing Articles with language consistent with Section 7-103-101 of the CBCA.

Sub-proposal 5B—Conforming Director Exculpation Language to Colorado Law

Article Thirteen of the Current Articles provides that a director of the Company will not be personally liable to the Company or its shareholders for monetary damages for a breach of fiduciary duty, subject to certain exceptions. The exceptions, which include monetary damages for a director’s breach of the duty of loyalty, acts not in good faith and damages in connection with transactions from which the director received an improper personal benefit, are generally consistent with those set forth in the corresponding provision of the Delaware General Corporation Law (the “DGCL”), Section 102(b)(7) . Section 7-102-102(1)(d) of the CBCA also permits a company’s articles of incorporation to provide for the exculpation of directors subject to certain exception s. However, the exceptions provided for under Section 7-102-102(1)(d), while similar to those provided under Section 102(b)(7) of the DGCL, are not identic al. Because the Company is governed by the CBCA and not the DGCL, the Board believes that Article Thirteen (renumbered as Article Eleven in the New Articles) should be conformed to the language of Section 7-102-102(1)(d) of the C BCA. Under the provision as amended, a director would remain potentially liable for monetary damages for (i) the amount of a financial benefit to which the director is not entitled, (ii) an intentional infliction of harm on the Company or its shareholders, (iii) certain improperly paid dividends, or (iv) an intentional violation of criminal law.

Sub-proposal 5C – Non-Substantive Amendments

The remaining proposed amendments are to eliminate certain provisions of the Current Articles that are no longer necessary due to changes in applicable law or otherwise, to eliminate provisions that merely repeat what is provided by the CBCA to avoid any implication that the Articles of Incorporation impose requirements in addition to those under the CBCA, and to clarify and make various other “clean-up” changes. These proposed amendments include:

Conforming the use of certain defined terms used in the Articles of Incorporation;

Deleting the names and addresses of the initial directors of the Company; and

Deleting Article Eleven and Article Twelve in the Current Articles, the substance of which is addressed in Sections 7-112-102 and 7-108-501 of the CBCA, respectively.

FOR THE ABOVE REASONS, THE BOARD RECOMMENDS YOU VOTE FOR THE ABOVE PROPOSAL IN ALL PARTS.

Proposal 6

Shareholder proposal relating to reporting

material scope 1 through 3 greenhouse gas emissions

across the company's full value chain

The Company has been informed that As You Sow, 2020 Milvia Street, Suite 500, Berkeley, CA 94704, a beneficial owner of shares of our common stock having a minimum value as set forth in Rule 14a-8 of the Exchange Act allowing submission of proposals by shareholders meeting certain requirements, intends to present the proposal set forth below (the "AYS Proposal") at the Annual Meeting. The Company is not responsible for any inaccuracies it may contain.

WHEREAS: According to the Intergovernmental Panel on Climate Change, the window for limiting global warming to 1.5 degree Celsius (“1.5°C”) is quickly narrowing.1 Investor demand for science-aligned greenhouse gas emission reductions reflects the reality that climate change poses a risk to companies and systemic risk to investor portfolios. Failure to reach Net Zero by 2050 is projected to have disastrous economic consequences.2 Therefore, immediate and significant emissions reduction is required of all market sectors. The healthcare sectors of 40 countries, including the U.S., are responsible for almost 5% of global annual greenhouse gas emissions. In the U.S., the health sector makes up 8 - 10% of total carbon emissions, with medical retailers accounting for the largest share.3 Mesa Labs is a global leader in producing tools and quality control solutions for the medical and pharmaceutical industries. Mesa Labs lacks any emissions disclosures. It also lacks emissions reduction targets despite identifying climate-related regulatory risk in its latest 10-K.4 Indeed, the SEC has proposed the Climate Disclosure Rule,5 which the Company appears unprepared to address. Mesa Labs further identifies in its 10-K that physical risks from climate change may adversely impact facilities and disrupt its global supply chains.6 Quantifying and setting reduction targets across its full value chain emissions would enable Mesa Labs to further understand the climate impacts of its direct operations, supply chain, and create strategies to reduce climate risk. As shareholders grow increasingly concerned about climate-related risks, as shown by the $59 trillion of assets under management that have adopted net zero goals for portfolios,7 companies gain competitive advantage by aligning with climate-related disclosure expectations and adopting greenhouse gas reduction targets. Mesa Labs peers Thermo Fisher Scientific,8 3M,9 Ametek,10 and General Electric11 all disclose emissions data and have established emission reduction targets, while Mesa Labs has failed to do so. By measuring and disclosing its Scope 1, 2, and 3 emissions, Mesa Labs can provide investors with assurance that management is taking action to measure and manage its climate-related risks and opportunities.

RESOLVED: Shareholders request that Mesa Labs measure and annually report its material Scope 1 through 3 greenhouse gas emissions across the Company’s full value-chain.
SUPPORTING STATEMENT: Proponents suggest, at management discretion, the company report: • A timeline for setting a 1.5°C-aligned Net Zero by 2050 target for the Company’s full value chain emissions, aligned interim emissions reduction goals, and a climate transition plan to achieve them.

1 https://report.ipcc.ch/ar6wg3/pdf/IPCC_AR6_WGIII_FinalDraft_FullReport.pdf
2 https://www.nytimes.com/2021/04/22/climate/climate-change-economy.html
3 https://iopscience.iop.org/article/10.1088/1748-9326/ab19e1/meta#erlab19e1s4
4 https://www.sec.gov/ix?doc=/Archives/edgar/data/724004/000143774922013906/mlab20220331b_10k.htm
5 https://www.sec.gov/news/press-release/2022-46
6 https://www.sec.gov/ix?doc=/Archives/edgar/data/724004/000143774922013906/mlab20220331b_10k.htm, p. 16
7 https://www.netzeroassetmanagers.org/signatories/
8 https://ir.thermofisher.com/investors/news-events/news/news-details/2022/Thermo-Fisher-Scientific-Raises-Greenhouse-Gas-Emissions-Reduction-Target-on-Path-to-Net-zero-Emissions/default.aspx
9 https://www.3m.com/3M/en_US/sustainability-us/environmental/climate-and-energy/
10 https://investors.ametek.com/news-releases/news-release-details/ametek-releases-2021-sustainability-report
11 https://www.climateaction100.org/company/general-electric-company/

Company's Statement in Opposition

The Board of Directors unanimously recommends that shareholders vote AGAINST this proposal. Mesa is committed to protecting the environment and has begun its ESG journey by taking a thoughtful and comprehensive approach to identifying environmental risks, including climate-related risks. The Company believes that initiatives driven by its ESG taskforce can incite real change. Environmental initiatives that Mesa undertakes will align with the Mesa Way, which includes the pursuit of continuous improvements that are meaningful to the business and the environment. The Company's ESG committee is committed to evaluating the potential requirements of disclosing scope 1 through 3 greenhouse gas emissions when required by the SEC and Management believes that taking a measured approach to researching and planning disclosures will ultimately be most efficient.

The Board believes the requests included in the AYS Proposal are unnecessary, at present, because of the following.

1)	The SEC is expected to issue a final rule in October 2023 requiring registrants to disclose certain information and data related to climate. Mesa will be required to comply with the SEC's climate disclosure rule and will continue the process of evaluating what will be needed and required to ensure the Company’s compliance with the rule.
2)	With SEC’s forthcoming climate rule, it would be poor use of the Company’s resources to comply with the AYS Proposal at this time. A more responsible approach is to continue the evaluation mentioned in item 1 above and compare the results of the evaluation to the requirements of the final rule. Following this approach, Mesa can ensure employees and financial resources are properly, efficiently, and effectively deployed in a manner that produces the information and data needed to comply with the SEC requirements.
3)

Greenhouse gas emissions (GHG) data is complex and can be easily misinterpreted by stakeholders if they are not provided with an in-depth understanding of the business or industry, which could lead to reputational damage or misinformed decision-making. Aligning with SEC’s forthcoming climate disclosures rule will better enable Mesa to provide its stakeholders with not only GHG emissions data but also details on the Company’s climate risks and opportunities, which in turn presents a more comprehensive and complete picture of Mesa’s approach to climate change management.

4)	Disclosure of Mesa’s scope 1 through 3 emissions neither directly reduces the Company’s GHG footprint nor alleviates global warming.
5)

Scope 3 emissions, those that occur in Mesa’s upstream and downstream value chain, are particularly challenging to track. They often involve emissions sources not under the Company’s direct control such as those from a suppliers’ operations, product use, and end-of-life product disposal. The GHG emissions data for the vast majority of the Company’s suppliers is not readily available and, where is it available, the data quality is uncertain. As such, aligning with the SEC’s forthcoming scope 3 climate disclosure requirements will equip members of the Company’s value chain with the necessary guidance and framework for measuring and reporting their GHG emissions in a manner that better enables data accuracy and credibility.

Just as we approach challenges and opportunities in our business in the context of the Mesa Way, we continue to look for cost-effective ways to minimize our impact on the environment, which can also reduce our operating expenses, without compromising on our promise to stakeholders, including shareholders. The Board believes the AYS Proposal’s request is unnecessarily duplicative of the forthcoming SEC rulings, which, among other things, would better enable the Company to present a more complete picture of Mesa’s approach to climate change management. Additionally, to the extent the proposal intends to request that the Company measure, disclose and reduce the GHG emissions associated with its and its vendors' operations, the Company believes this should be done in accordance with SEC’s climate disclosure rule.

It is important to note that the opposition to this proposal does not mean the Company is against environmental responsibility or transparency. Rather, the Company seeks to identify effective, equitable, and sustainable approaches to addressing climate change while maintaining business viability.

For the above reasons, the Board recommends you vote AGAINST this proposal.

ABOUT THE MEETING - FAQ

Why did I receive Proxy materials?

Beginning on or shortly after July 14, 2023, this Proxy Statement is being mailed to those who were shareholders of record as of the Record Date, as part of the Board’s solicitation of proxies for Mesa’s Annual Meeting and any postponements or adjournments thereof. This Proxy Statement and Mesa’s Annual Report for fiscal year 2023 (both of which have been made available to shareholders eligible to vote at the Annual Meeting) contain information that the Board believes offers an informed view of Mesa and meets the regulations of the SEC for proxy solicitations. Our management prepared this Proxy Statement for the Board.

What is the Notice of Availability of Proxy Materials that I received in the mail instead of a full set of proxy materials?

As in past years, we are pleased to be using the SEC rule that allows companies to furnish their proxy materials over the Internet, instead of mailing printed copies of those materials to all shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. These shareholders will instead receive a “Notice of Internet Availability of Proxy Materials” with instructions for accessing our proxy materials, including our Proxy Statement and 2023 Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how stockholders can obtain a paper copy of our proxy materials if they so choose. We believe this process will expedite stockholders’ receipt of proxy materials, lower the costs of our Annual Meeting and conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election. Shareholders who have elected to receive the proxy materials electronically will be receiving an email on or about July 14, 2023, with information on how to access stockholder information and instructions for voting.

What is being considered at the meeting?

You will be voting on the following matters:

1. Election of six (6) director nominees named in the accompanying Proxy Statement for a term of one year;

2. Ratification of the selection by our Audit Committee of Plante & Moran, PLLC to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2024;

3.To conduct an advisory vote on executive compensation;

4. Approval of the Amended and Restated 2021 Equity Incentive Plan;

5. Adoption of the Amended and Restated Articles of Incorporation to:

A. Remove the specific purposes of the Company,

B. Amend the director exculpation provisions,

C. Make certain non-substantive amendments to eliminate provisions that are no longer necessary;

6. Shareholder proposal to measure and annually present scope 1 through 3 greenhouse gas emissions.

Who is entitled to vote at the meeting?

You are entitled to vote at the Annual Meeting if you owned shares of Mesa common stock as of the Record Date. Each share of stock is entitled to one vote.

How does the Board recommend I vote on each of the proposals?

The Board unanimously recommends that you vote as follows:

"For"	the election of each of the six directors listed in this Proxy Statement (Proposal 1)
"For"	the proposal to ratify the appointment of Plante & Moran, PLLC (Proposal 2)
"For"	the non-binding, advisory vote on the Company's named executive officers' compensation (Proposal 3)
"For"	the adoption of the Amendment to the 2021 Equity Incentive Plan (Proposal 4)
"For"	the adoption of each of the amendments to the Amended and Restated Articles of Incorporation (Proposal 5)
"Against"	the shareholder proposal to measure and annually present scope 1 through 3 greenhouse gas emissions (Proposal 6)

A proxy, when executed and not revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, proxies will be voted by the person named in the proxy in accordance with the recommendations of the Board on all matters presented in this Proxy Statement and as they may determine in their best judgment with respect to any other matters properly presented for a vote at the Annual Meeting.

Can a Shareholder Raise Other Business at the Annual Meeting?

Under our governing documents, no other business may be raised by shareholders at the Annual Meeting unless proper and timely notice has been given to us by the shareholders seeking to bring such business before the Annual Meeting. As of the date of this Proxy Statement, the Board knows of no business other than that set forth above to be transacted at the Annual Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named on the proxy card, to whom you are granting your proxy and to whom such proxy confers discretionary authority to vote on any unanticipated matters, to vote in accordance with their best judgment on such matters.

Where will the Annual Meeting be held?

We will hold the Annual Meeting in person at our offices at 12100 West Sixth Avenue, Lakewood, CO 80228.

How do I vote?

Shareholders of record: All shareholders of record may vote by written proxy card or in person at the Annual Meeting. Joint owners must each sign the proxy card. All shareholders of record may also vote by touchtone telephone using the toll-free telephone number on the notice or proxy card, or through the internet using the procedures and instructions described on the Notice of Internet Availability of Proxy Materials. In any case, your shares will be voted at the Annual Meeting in the manner you direct.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank, or Other Nominee If you were a beneficial owner at the close of business on the Record Date, please check the voting instruction card provided by your broker, bank or other nominee to see what voting options are available and the procedures to be followed. You may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank, or other nominee who is the stockholder of record with respect to your shares.

Can I change my mind after I return my proxy?

Yes, you may change your mind at any time before the vote is taken at the meeting. You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy card with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to Mesa’s Secretary at our principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy as described above.

What if I return my proxy card but do not include voting instructions?

If you signed and return a proxy card, but do not include voting instructions, your shares will be voted as follows:

●	“FOR” the election of the nominee directors (Proposal 1);
●	“FOR” the proposal to ratify the appointment of Plante & Moran, PLLC as independent registered public accounting firm to the Company for the fiscal year ending March 31, 2024 (Proposal 2);
●	“FOR” the Company’s named executive officers’ compensation (Proposal 3);
●	“FOR” the adoption of the Amendment to the 2021 Equity Incentive Plan (Proposal 4);
●	“FOR” the adoption of the Amended and Restated Articles of Incorporation, inclusive of three sub-parts (Proposal 5);
●	“AGAINST” the shareholder proposal regarding disclosure of greenhouse gas emissions (Proposal 6); and
●	in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly submit your proxy. In order for us to conduct our meeting, the holders of a majority of our outstanding shares of common stock as of the Record Date must be present at the meeting. This is referred to as a quorum. As of the Record Date, there were 5,384,280 shares of common stock outstanding and entitled to vote.

What vote is required to elect directors (Proposal 1)?

Directors are elected by a plurality of the votes cast, assuming a quorum is present, so the six director nominees receiving the most votes will be elected. You may vote “FOR” up to six nominees to the Board, or you may “WITHHOLD” authority with respect to all nominees or one or more nominees. Abstentions and broker non-votes will have no effect on the outcome of this vote.

What vote is required to ratify the selection by our Audit Committee of Plante & Moran, PLLC as our independent registered public accounting firm (Proposal 2)?

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the item will be required for approval, assuming at the presence of a quorum. An abstention will count present for the purposes of determining the presence of a quorum but will have the effect of a vote against the proposal. Broker non-votes will have no effect on the outcome of this proposal.

What vote is required to approve the advisory vote on executive compensation (Proposal 3)?

Approval of the advisory vote on executive compensation requires the affirmative vote of the majority of shares represented at the meeting and entitled to vote, assuming a quorum is present. An abstention will count present for the purposes of determining the presence of a quorum but will have the effect of a vote against the proposal. Broker non-votes will have no effect on the outcome of this proposal. Broker non-votes will have no impact on the outcome of this vote. Because this vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

What vote is required to approve the Amended and Restated 2021 Equity Plan (Proposal 4)?

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the item will be required for approval, assuming a quorum is present. An abstention will count present for the purposes of determining the presence of a quorum but will have the effect of a vote against the proposal. Broker non-votes will have no effect on the outcome of this vote.

What vote is required to approve the Amended and Restated Articles of Incorporation (Proposal 5)?

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the item will be required for approval, assuming a quorum is present. An abstention will count present for the purposes of determining the presence of a quorum but will have the effect of a vote against the proposal. Broker non-votes will have no effect on the outcome of this vote.

What vote is required to approve the shareholder proposal regarding disclosure of scope 1 through scope 3 greenhouse gas emissions (Proposal 6)?

Approval of the shareholder proposal requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting, assuming a quorum is present. An abstention will count present for the purposes of determining the presence of a quorum but will have the effect of a vote against the proposal. Broker non-votes will have no impact on the outcome of this vote. Because this vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding environmental-related disclosures.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board recognizes that certain transactions, arrangements, and relationships between us, on the one hand, and members of the Board, our executive officers and/or holders of 5% or more of our voting securities (collectively, “related persons”), on the other hand, present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof), compared to transactions between us and unaffiliated third parties. Accordingly, the charter of the Audit Committee provides that the committee shall review and approve all related party transactions. During fiscal year 2023, there were no transactions, arrangements or relationships required to be disclosed under Item 404 of SEC Regulation S-K, which generally applies to transactions in which the company is a participant, any related person is a party, and the amount involved exceeds $120,000.

PROPOSALS OF SHAREHOLDERS

Shareholders who wish to present proposals for inclusion in our proxy materials for the 2024 Annual Meeting may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be timely, a shareholder’s notice shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than March 16, 2024.

If a shareholder wishes to present a proposal or nominate a candidate for director at the Company’s 2024 annual meeting of shareholders and the proposal or nomination is not intended to be included in the Company’s proxy statement relating to the 2024 annual meeting, the shareholder must give advance notice to the Company within the time periods set forth in the Bylaws and must comply with the other requirements set forth in the Bylaws . Subject to certain exceptions, to be timely under the Bylaws, a proposal must be received no fewer than 80, and no more than 90, days prior to the first anniversary of the prior year’s annual meeting of shareholders, or, in the case of the 2024 annual meeting of shareholders, between May 28, 2024 and June 5, 2024.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 27, 2024.

HOUSEHOLDING OF PROXIES

Under rules adopted by the SEC, we are permitted to deliver a single copy of the Proxy Materials to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process, called “householding,” allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each shareholder will continue to be entitled to submit a separate proxy or voting instructions.

The Company is not householding this year for those shareholders who own their common shares directly in their own name. If you share the same last name and address with another Mesa shareholder who also holds their common shares directly, and you would each like to start householding for the Proxy Materials, please contact us at 303-987-8000.

Some brokers or nominees who hold common shares on behalf of shareholders may be participating in the practice of householding the Proxy Materials for those shareholders. If your household receives a single copy of the Proxy Materials, but you would like to receive your own copy, please contact us as stated above, and we will promptly send you a copy. If a broker or nominee holds common shares on your behalf and you share the same last name and address with another shareholders for whom a broker or nominee holds common shares, and together, both shareholders would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

SOLICITATIONS OF PROXIES

Our Board is soliciting the proxy included with this Proxy Statement for use at the Annual Meeting. We will pay the expenses of soliciting proxies for the Annual Meeting. After the mailing of the proxy cards and other soliciting materials, we and/or our agents, including our directors, officers or employees, may also solicit proxies by mail, telephone, facsimile, email or in person. Additionally, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy cards and other soliciting materials to persons for whom they hold common stock and request authority for the exercise of proxies. We will reimburse the recordholders for their reasonable expenses if they ask us to do so. Our directors, officers and employees will not receive any additional compensation for any soliciting efforts in which they may be engaged.

ANNUAL REPORT

The Annual Report to Shareholders concerning the operations of the Company during fiscal year 2023, including audited consolidated financial statements for the year then ended, and our Annual Report on Form 10-K for fiscal year 2023 are available on our website at https://investors.mesalabs.com/financials. The Annual Report to Shareholders is not incorporated in this Proxy Statement and is not to be considered a part of the soliciting material.

OTHER BUSINESS

Management is not aware of any other matters which are to be presented at the meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his or her best judgment.

INCORPORATION BY REFERENCE

To the extent that this proxy statement is incorporated by reference into any other filing by the Company under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by SEC rules) will not be deemed incorporated, unless specifically provided otherwise in such filing.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

UPON WRITTEN REQUEST, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED March 31, 2023 TO EACH SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED OUR COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON July 3, 2023. ANY REQUEST BY A SHAREHOLDER FOR OUR ANNUAL REPORT ON FORM 10-K SHOULD BE MAILED TO OUR SECRETARY, MESA LABORATORIES, INC., 12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO 80228.

The above Notice and Proxy Statement are sent by order of the Board of Directors.

/s/ Gary M. Owens

July 14, 2023

Gary M. Owens

Chief Executive Officer

Appendix A-1

MESA LABORATORIES, INC.

2021 EQUITY INCENTIVE PLAN

Amendment No. 1

THIS AMENDMENT No. 1 to the Mesa Laboratories, Inc. 2021 Equity Incentive Plan (the “Plan”) is adopted as of June __, 2023.

WHEREAS, the Board of Directors (the “Board”) of Mesa Laboratories, Inc. (the “Company”) has the general authority to amend the Plan pursuant to Section 10.5 of the Plan; and

WHEREAS, the Board desires to amend the Plan to increase the number of shares of Company common stock available for issuance under the Plan from 330,000 to 660,000 shares, subject to and effective upon approval of this Amendment No. 1 by the Company’s stockholders.

NOW THEREFORE, the Board hereby amends the Plan as follows:

1.

Increase in Share Reserve.  Subject to and effective upon approval of this Amendment No. 1 by the Company’s stockholders, Section 4.1 of the Plan is hereby deleted in its entirety and replaced with the following:

“4.1    Shares of Common Stock Subject to the Plan; Share Limit. Subject to the adjustment as provided in Sections 8.1 and 10.8, the maximum number of shares of Common Stock available for issuance under the Plan will be equal to 660,000 shares of Common Stock, all of which may be granted, in the sole discretion of the Administrator, as Incentive Stock Options. Common Stock issued under the Plan shall be either authorized but unissued shares of Common Stock or, to the extent permitted, shares of Common Stock that have been reacquired by the Company or any Subsidiary.”

2.	Effect on Plan. The Plan shall remain unchanged and in full force and effect except as otherwise set forth in this Amendment No. 1.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment No. 1 to the Plan as of the date first indicated above.

MESA LABORATORIES, INC.

A Colorado corporation

________________________________

Name: __________________________

Title: ___________________________

A-1.1

Appendix A-2

MARKED VERSION of

Amended and Restated 2021 Equity Plan

MESA LABORATORIES, INC.

2021 EQUITY INCENTIVE PLAN

Adopted by the Board on May 28, 2021
Approved by the Company’s shareholders on August 27, 2021

Conformed Copy Incorporating the Amendment adopted by the Board on June 28, 2023

1.	ESTABLISHMENT AND PURPOSE OF PLAN

Mesa Laboratories, Inc., a Colorado corporation (the “Company”), hereby establishes the Mesa Laboratories, Inc. 2021 Equity Incentive Plan (the “Plan”) as set forth in this document. The purpose of the Plan is to promote the success of the Company and to increase shareholder value by providing an additional means to attract, motivate, retain and reward selected employees, non-employee directors, and other eligible persons through the grant of equity and cash Awards that align the interests of Plan participants with the interests of the Company’s shareholders.

2.	DEFINITIONS

2.1    Defined Terms. As used in the Plan, the following capitalized terms shall have the meanings set forth below:

(a)    “Administrator” shall mean the Board or one or more Committees appointed by the Board or another Committee (within that Committee’s delegated authority) to administer all or certain aspects of this Plan, as set forth in Section 3 hereof.

(b)    “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

(c)    “Award” shall mean any award granted under the Plan, including any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Stock Unit, cash Award, or Other Stock-Based Award.

(d)    “Award Agreement” shall mean a written or electronic Award agreement between the Company and a Participant evidencing the grant of an Award under the Plan and containing the terms and conditions of such Award, as determined by the Administrator.

(e)    “Board” shall mean the board of directors of the Company.

(f)    “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events, in each case as determined by the Administrator:

(i)	any act of personal dishonesty taken by Participant in connection with Participant’s responsibilities as an employee and intended to result in personal enrichment to Participant;

(ii)    conviction of a felony or a crime other than a misdemeanor;

(iii)    willful and negligent conduct endangering, or likely to endanger, the health or safety of another employee;

(iv)    Participant’s willful and continued gross neglect of duties;

(v)    despite warnings and counseling, repeated willful failure to follow lawful instructions of the Participant’s supervisor that is, or reasonably could be, materially and demonstrably injurious to the Company;

(vi)    commission of theft, a material act of dishonesty or fraud, intentional falsification of employment or company records, or a criminal act that materially impairs the officer’s ability to perform his duties;

(vii)    the willful engaging by Participant in gross misconduct, including violation of the Company’s employment policies, that is materially and demonstrably injurious to the Company; or

(viii)    purposely falsifying or misrepresenting information on Company records.

Any determination by the Administrator whether an event constituting Cause has occurred will be final, binding and conclusive. For purposes of this definition, the term “Company” shall be interpreted to include any Subsidiary, Affiliate or parent of the Company, as appropriate.

(g)    “Change of Control” shall mean and shall be deemed to have occurred upon the occurrence of any one of the following:

(1)    the consummation of any consolidation, merger, share exchange or other similar transaction involving the Company unless following such consolidation, merger, share exchange or other similar transaction, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the continuing or resulting entity, or parent thereof, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of at least fifty percent (50%) of the then outstanding Common Stock and/or other voting securities of the Company immediately prior to such consolidation, merger, share exchange or other similar transaction, in substantially the same proportion as their ownership of the Company immediately prior to such consolidation, merger, share exchange or other similar transaction;

(2)    any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company (a “Disposition”); provided, however, that the foregoing shall not apply to any Disposition to a corporation or other entity with respect to which, following such Disposition, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of such corporation or other entity (or parent thereof) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of at least fifty percent (50%) of the then outstanding Common Stock and/or other voting securities of the Company immediately prior to such Disposition, in substantially the same proportion as their ownership of the Company immediately prior to such Disposition;

(3)    approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(4)    the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange), or two (2) or more persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the outstanding shares of voting stock of the Company; provided, further that the foregoing shall exclude any such acquisition (A) by any person made directly from the Company, (B) made by the Company or any Affiliate, (C) made by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; or

(5)    the following individuals cease to constitute a majority of the Board: (A) those individuals were members of the Board on the Effective Date, and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of a majority of the directors then still in office who either were directors on the Effective Date, or whose appointment, election or nomination for election was previously so approved .

If the occurrence of a Change of Control is a payment event for an Award that is “non-qualified deferred compensation” subject to Section 409A, then a Change of Control will be deemed to have occurred only if the transaction is also a “change in ownership” or “change in effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5).

(h)    “Code” shall mean the Internal Revenue Code of 1986, as amended.

(i)    “Committee” shall mean the Compensation Committee of the Board, or such other Committee of the Board to which administration of the Plan, or a part of the Plan, has been duly delegated as permitted by applicable law and in accordance with the Plan.

(j)    “Common Stock” shall mean the common stock of the Company, no par value, and such other securities or property as may become the subject of Awards under this Plan pursuant to an adjustment made under Section 8.1.

A-2.1

Appendix A-2

(k)    “Company” shall mean Mesa Laboratories, Inc., a Colorado corporation.

(l)    “Consultant” means any person engaged as a consultant or advisor of the Company or an Eligible Subsidiary for whom a Form S-8 Registration Statement is available for the issuance of securities.

(m)    “Disability” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means that, in each case as determined by the Administrator: means incapacity due to illness or other physical or mental disability of the Participant, resulting in the Participant’s inability to perform the essential functions of his or her position, with or without reasonable accommodations for more than 180 calendar days in the aggregate during any 365-day period; provided that, in either case, the Participant’s condition also qualifies as a “disability” for purposes of Section 409A with respect to an Award subject to Section 409A. Any uncertainty or dispute regarding the existence of a Disability will be determined by the Administrator.

(n)    “Effective Date” shall mean the date on which this Plan is approved by the shareholders of the Company.

(o)    “Eligible Person” shall mean any person who is either: (a) an employee of the Company or one of its Subsidiaries; (b) a non-employee director of the Company or one of its Subsidiaries; or (c) an individual Consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Company or one of its Subsidiaries) to the Company or one of its Subsidiaries; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register under the Securities Act, the offering and sale of shares issuable under this Plan by the Company, or the Company’s compliance with any other applicable laws.

(p)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(q)    “Fair Market Value” shall mean the fair market value of a share of Common Stock as of a particular date, determined as follows: (i) the closing sale price reported for such share of Common Stock for such date on the national securities exchange or national market system on which such stock is principally traded, or if no sale of shares of Common Stock is reported for such trading day, on the last preceding day on which a sale was reported, or (ii) if the shares of Common Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not reasonably determinable in accordance with (i), such value as determined by the Committee in good faith in its sole discretion consistent with the requirements under Section 409A of the Code.

(r)    “Incentive Stock Option” or “ISO” shall mean an Option that is intended to comply with the requirements of Section 422 of the Code.

(s)    “Non-Qualified Stock Option” shall mean an Option that is not intended to comply with the requirements of Section 422 of the Code.

(t)    “Normal Retirement” means, unless otherwise provided in the applicable Award Agreement approved by the Administrator, (1) with respect to an employee, the employee ceases to be an employee (except, in the Administrator’s sole discretion, for termination by reason of the employee’s Cause as determined by the Administrator) at or after reaching age 65 and providing the minimum amount of notice required by the Participant’s employment agreement, severance agreement, or other agreement with the Company, if any, and (2) with respect to a director, the director ceases to be a director (except for termination by reason of the director’s Cause, as determined by the Administrator) at or after reaching age 65.

(u)    “Option” shall mean a right to purchase a specified number of shares of Common Stock during a specified period at a pre-established exercise price as determined by the Administrator, granted pursuant to Section 6.1.1.

(v)    “Other-Stock Based Award” shall mean a stock-based Award issued pursuant to Section 6.1.7.

(w)    “Participant” shall mean any Eligible Person that has been issued an Award under the Plan.

(x)    “Performance Stock Unit” or “PSU” shall mean an Award evidencing the right to receive shares of Common Stock or equivalent value (as determined by the Administrator) based on the attainment of certain performance goals, issued pursuant to Section 6.1.5.

(y)    “Plan” shall have the meaning set forth in Section 1 hereof.

(z)    “Restricted Stock” shall mean shares of Common Stock that are subject to forfeiture and restrictions on transferability, issued pursuant to Section 6.1.3.

(aa)    “Restricted Stock Unit” or “RSU” shall mean an Award evidencing the right to receive one share of Common Stock or equivalent value (as determined by the Administrator) that is restricted or subject to forfeiture provisions, issued pursuant to Section 6.1.4.

(bb)    “Section 409A” shall mean section 409A of the Code and related Treasury regulations and guidance promulgated thereunder.

(cc)    “Securities Act” shall mean the Securities Act of 1933, as amended.

(dd)    “Share Limit” shall have the number of shares available for issuance under the Plan as set forth in Section 4.1.

(ee)    “Stock Appreciation Right” or “SAR” shall mean a right to receive the appreciation value on the shares of Common Stock subject to the Award, issued pursuant to Section 6.1.2.

(ff)    “Subsidiary” shall mean any corporation (other than the Company) or other entity controlled by the Company directly or indirectly though one or more intermediaries.

2.2    Construction. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

3.	PLAN ADMINISTRATION

3.1    Plan Administrator. This Plan shall be administered by, and all Awards under this Plan shall be authorized by, the Administrator. Any Committee appointed by the Board to act as the Administrator shall be comprised solely of one or more directors or such other number of directors as may be required under applicable law and the rules of any applicable stock exchange. A Committee may delegate some or all of its authority to another Committee so constituted. The Board or a Committee comprised solely of directors may also delegate, to the extent permitted by applicable law and the rules of any applicable stock exchange, to one or more officers of the Company, its powers under this Plan (a) to determine the Eligible Persons who will receive grants of Awards under this Plan, (b) to determine the number of shares subject to, and the other terms and conditions of, such Awards, and (c) determine matters with respect to general administrative affairs. Unless otherwise provided in the bylaws of the Company or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the affirmative vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute due authorization of an action by the acting Administrator.

Notwithstanding anything in this Plan including delegated authority, grants of Awards, and transactions in or involving Awards, intended to be exempt under Rule 16b-3 under the Exchange Act, must be duly and timely authorized by the Board or a Committee consisting solely of two or more non-employee directors, as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act. Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Company and shall be administered exclusively by the Board or a Committee consisting solely of independent directors.

3.2    Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things deemed necessary or desirable in connection with the authorization of Awards and the administration of this Plan (in the case of a delegation to a Committee or one or more officers, within the authority delegated to that Committee or person(s)), including, without limitation, the authority to:

(a)    determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive Awards under this Plan;

(b)    grant Awards to Eligible Persons, determine the type of Awards to be granted, the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, establish the installments, if any, in which such Awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Awards;

(c)    approve the forms of Award Agreements, which need not be identical either as to type of Award or among Participants;

A-2.2

Appendix A-2

(d)    construe and interpret this Plan and any Award Agreements defining the rights and obligations of the Company, its Subsidiaries, and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Awards granted under this Plan;

(e)    cancel, modify, amend, or waive the Company’s rights with respect to, or modify, amend, discontinue, suspend, or terminate any or all outstanding Awards, subject to any required consent under Section 10.5.5;

(f)    accelerate or extend the vesting or exercisability or extend the term of any or all outstanding Awards (in the case of Options or Stock Appreciation Rights, within the maximum ten (10)-year term of such Awards) in such circumstances as the Administrator may deem appropriate, including, without limitation, in connection with a termination of employment or services or other events of a personal nature, subject to any required consent under Section 10.5.5;

(g)    adjust the number of shares of Common Stock subject to any Award, adjust the price of any or all outstanding Awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to compliance with applicable stock exchange requirements, Sections 4 and 10.5.5, and provided that in no case, except due to an adjustment contemplated by Section 8, shall the terms of any outstanding Awards be changed (whether by amendment, cancellation and regrant, or other means) to reduce the per share exercise or base price of any outstanding Option or Stock Appreciation Right or other Award granted under this Plan without shareholder approval, and further provided that any adjustment or change in terms made pursuant to this Section 3.2(g) shall be made in a manner that, in the good faith determination of the Administrator will not likely result in the imposition of additional taxes or interest under Section 409A;

(h)    determine the date of grant of an Award, which may be a designated date after but not before the date of the Administrator’s action, provided that unless otherwise designated by the Administrator, the date of grant of an Award shall be the date upon which the Administrator took the action granting an Award;

(i)    determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof and authorize the termination, conversion, substitution, acceleration or succession of Awards upon the occurrence of an event of the type described in Section 8;

(j)    acquire or settle rights under Awards in cash, stock of equivalent value, or other consideration, subject to the provision of the Plan; and

(k)    determine the Fair Market Value of the Common Stock or Awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3    Binding Determinations. Any action taken by, or inaction of, the Company, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board, the Administrator, nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan or any Award made under this Plan, and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense, including, without limitation, legal fees, arising or resulting therefrom to the fullest extent permitted by law. The foregoing right of indemnification shall be in addition to any right of indemnification set forth in the Company’s certificate of incorporation and bylaws, as the same may be amended from time to time, or under any directors and officers liability insurance coverage or written indemnification agreement with the Company that may be in effect from time to time.

3.4    Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including professional advisors to the Company. The Administrator shall not be liable for any such action or determination taken or made or omitted in good faith based upon such advice.

3.5    Delegation of Non-Discretionary Functions. In addition to the ability to delegate certain grant authority to officers of the Company as set forth in Section 3.1, the Administrator may also delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMIT

4.1    Shares of Common Stock Subject to the Plan; Share Limit. Subject to the adjustment as provided in Sections 8.1 and 10.8, the maximum number of shares of Common Stock available for issuance under the Plan will be equal 660,000~~330,000~~shares of Common Stock, all of which may be granted, in the sole discretion of the Administrator, as Incentive Stock Options. Common Stock issued under the Plan shall be either authorized but unissued shares of Common Stock or, to the extent permitted, shares of Common Stock that have been reacquired by the Company or any Subsidiary.

4.2    Counting of Shares. The Administrator may adopt reasonable counting procedures to ensure appropriate counting and to avoid double counting (as, for example, in the case of tandem or substitute Awards) as it may deem necessary or desirable in its sole discretion. Shares shall be counted against those reserved to the extent shares have been delivered pursuant to an Award and are no longer subject to a substantial risk of forfeiture. Accordingly, to the extent that an Award under the Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares of Common Stock to the Participant, the shares of Common Stock retained by or returned to the Company will not be deemed to have been delivered under the Plan, as applicable, and will be deemed to remain or become available under this Plan. Notwithstanding the foregoing, shares that are withheld from such an Award or separately surrendered by the Participant in payment of the exercise price or taxes relating to such an Award, and the total number of shares subject to the exercised portion of a stock-settled SAR (regardless of the actual lesser of number shares delivered to the Participant), shall be deemed to have been issued hereunder and shall reduce the number of shares remaining available for issuance under the Plan.

4.3    Reservation of Shares; No Fractional Shares. The Company shall at all times reserve a number of shares of Common Stock sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan. No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of Awards under this Plan.

5.	PARTICIPATION

The Administrator may grant Awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. The Administrator shall, in its sole and absolute discretion, select from among the Eligible Persons those individuals who shall receive Awards and become Participants under the Plan. There is no right of any Eligible Person to receive an Award under the Plan, and the Administrator has absolute discretion to treat Eligible Persons differently from one another under the Plan. Receipt of an Award by a Participant shall not create the right to receive future Awards under the Plan, but a Participant who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Administrator shall so determine.

6.	AWARDS

6.1    Type and Form of Awards. The Administrator shall determine the type or types of Award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or its Subsidiaries. The types of Awards that may be granted under this Plan are:

6.1.1      Stock Options.

(a)    General Option Provisions. Options may only be granted to Eligible Persons for whom the Company would be deemed to be an “eligible issuer of service recipient stock,” as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E). An Option may be intended to be an Incentive Stock Option or a Non-Qualified Stock Option. The Award Agreement for an Option will indicate if the Option is intended to be an ISO or a Non-Qualified Stock Option. The maximum term of each Option, whether an ISO or a Non-Qualified Stock Option, shall be ten (10) years. The per share exercise price for each Option shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant of the Option. Each Option shall become exercisable at such times and under such conditions and shall be subject to such other terms as may be determined by the Administrator in its discretion. When an Option is exercised, the exercise price for the shares underlying such Option shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 6.4.

(b)    Additional Rules Applicable to ISOs. Notwithstanding the general Option rules set forth in Section 6.1.1(a), the following rules shall apply to Options intended to qualify as ISOs. ISOs may only be granted to employees of the Company or its Subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least fifty percent (50%) of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Company and ending with the subsidiary in question). To the extent that the aggregate Fair Market Value of shares of Common Stock determined at the time of grant of the applicable Option with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Company or its Subsidiaries or any parent or predecessor corporation, to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder, such Options shall be treated as Non-Qualified Stock Options. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. An Award Agreement relating to ISOs may contain such other terms and conditions as from time to time are required in order for the Option to be considered an “incentive stock option,” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the Option is granted, owns, or is deemed to own under Section 424(d) of the Code, shares of outstanding Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price of such option is at least one hundred and ten percent (110%) of the Fair Market Value of the stock subject to the Option and the term of such Option does not exceed five (5) years from the date such Option is granted.

A-2.3

Appendix A-2

6.1.2      Stock Appreciation Rights. A SAR is an Award that entitles the Participant to receive, upon exercise of the SAR, a payment in cash and/or Common Stock, or a combination of the two, equal to, or having a Fair Market Value equal to, the product of (x) number of SARs being exercised multiplied by (y) the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the “base price” applicable to the SAR. SARs may only be granted to Eligible Persons for whom the Company would be deemed to be an “eligible issuer of service recipient stock,” as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E). The base price of the SAR shall be determined by the Administrator but shall be not less than the Fair Market Value of the Company’s Common Stock on the date of grant. The maximum term of a SAR shall be ten (10) years. SARs shall become exercisable at such times and under such conditions and shall be subject to such other terms as may be determined by the Administrator in its discretion consistent with the terms and conditions of the Plan.

6.1.3      Restricted Stock.

(a)    General Restricted Stock Provisions. Restricted Stock is Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements) and in such installments or otherwise as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and the applicable Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder of the Company, including the right to vote the Restricted Stock and the right to receive dividends thereon, subject to the provisions of Section 6.1.3(c) and Section 6.7.

(b)    Certificates for Shares. Shares of Restricted Stock granted under this Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. The Administrator may require that shares of Restricted Stock are held in escrow until all restrictions lapse.

(c)    Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, any cash dividends paid on shares of Restricted Stock and any stock distributed in connection with a stock split or stock dividend, and any other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividend or distribution was made. In addition, and subject to applicable law, the Administrator may require or permit a Participant to elect that any cash dividends paid on Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan, subject to the same vesting schedule as the Restricted Stock to which the dividend relates.

6.1.4      Restricted Stock Units.

(a)    Grant of Restricted Stock Units. An RSU represents the right to receive from the Company on the relevant scheduled vesting or payment date for such RSU, one share of Common Stock or, if specified in the applicable Award Agreement, the Fair Market Value of one share of Common Stock paid in cash. The vesting or payment of an Award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan.

(b)    Dividend Equivalent Accounts. If and only if required by the applicable Award Agreement, the Administrator shall provide dividend equivalent rights with respect to RSUs, in which case the Company shall establish an account for the Participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. In addition, subject to applicable law, the Administrator may require or permit a Participant to elect that any such dividend equivalent amounts credited to the Participant’s account be automatically deemed reinvested in additional RSUs or applied to the purchase of additional Awards under the Plan, subject to the same vesting schedule as the RSUs to which the dividend equivalent amounts relate. The Participant shall be paid the amounts or other property credited to such dividend equivalent account at the same time as payment of the RSU.

(c)    Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving RSUs shall have no rights as a stockholder of the Company with respect to such RSUs until such time as shares of Common Stock are issued to the Participant. In the event an RSU is settled in cash, the Participant receiving RSUs shall never receive stockholder rights with respect to such Award. No shares of Common Stock shall be issued at the time an RSU is granted, and the Company will not be required to set aside funds for the payment of any such Award.

6.1.5      Performance Stock Units.

(a)    Grant of Performance Stock Units. A PSU is a performance-based Award that entitles the Participant to receive shares of Common Stock or, if specified in the Award Agreement, the Fair Market Value of such shares of Common Stock paid in cash, based on the attainment of one or more performance goals. Each Award of PSUs shall designate a target number of PSUs covered by the Award, with the actual number of shares of Common Stock earned, if any, to be based on a formula set forth in the Award Agreement related to the attainment of one or more performance goals set forth in the Award Agreement.

(b)    Dividend Equivalent Accounts. If, and only if, required by the applicable Award Agreement, the Administrator shall pay dividend equivalent rights with respect to PSUs, in which case a Participant shall be entitled to a cash payment with respect to each PSU earned and payable in an amount based on the ordinary cash dividends that would have been payable to the Participant had the Participant been the owner of a number of actual shares of Common Stock equal to the number of PSUs earned, from the date of grant of the PSU Award through the date the PSU is paid. If so determined by the Administrator and set forth in the applicable Award Agreement, such cash amount may be credited with earnings or losses as if deemed reinvested in Common Stock or as if used to purchase additional Awards under the Plan. The amount payable shall be made in a single lump sum on the date on which payment is made in respect of the related PSUs.

(c)    Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving PSUs shall have no rights as a stockholder of the Company with respect to such PSUs until such time as shares of Common Stock are issued to the Participant. In the event a PSU is settled in cash, the Participant receiving PSUs shall never receive stockholder rights with respect to such Award. No shares of Common Stock shall be issued at the time a PSU is granted, and the Company will not be required to set aside funds for the payment of any such Award.

6.1.6      Cash Awards. The Administrator may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant cash bonuses, including without limitation, discretionary Awards, Awards based on objective or subjective performance criteria, Awards subject to other vesting criteria or Awards granted consistent with Section 6.1.7 below. Cash Awards may be awarded in such amount and at such times during the term of the Plan as the Administrator shall determine.

6.1.7      Other Awards. The other types of Awards that may be granted under this Plan include: (a) stock bonuses or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock (subject to compliance with applicable laws), upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities or rights with a value derived from the value of, or related to, the Common Stock and/or returns thereon.

6.2    Award Agreements. Each Award, other than cash Awards described in Section 6.1.6, shall be evidenced by a written or electronic Award Agreement in the form approved by the Administrator and, if required by the Administrator, shall be executed or accepted by the recipient of the Award. The Administrator may authorize any officer of the Company other than the particular Award recipient to execute any or all Award Agreements on behalf of the Company (electronically or otherwise). The Award Agreement shall set forth the material terms and conditions of the Award as established by the Administrator consistent with the express limitations of this Plan.

A-2.4

Appendix A-2

6.3    Deferrals and Settlements. Except as otherwise set forth herein, payment of Awards may be in the form of cash, Common Stock, other Awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit Participants to elect to defer the issuance of shares of Common Stock or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. All mandatory or elective deferrals of the issuance of shares of Common Stock or the settlement of Awards in cash shall be structured in a manner that is intended to comply with, or be exempt from, the requirements of Section 409A of the Code.

6.4    Consideration for Common Stock or Awards. The purchase price for any Award granted under this Plan or the Common Stock to be delivered pursuant to an Award, as applicable, may be paid by means of any lawful consideration as permitted by the Administrator subject to compliance with applicable laws, including, without limitation, by one or a combination of the following methods:

(a)    services rendered by the recipient of such Award;

(b)    cash, check, or electronic funds transfer remitted pursuant to such administrative processes (and to such Company designee(s)) as are established by the Administrator;

(c)    notice and third-party payment in such manner as may be authorized by the Administrator;

(d)    by a reduction in the number of shares otherwise deliverable pursuant to the Award; or

(e)    subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with an approved broker or dealer who provides financing for the purposes of, or who otherwise facilitates, the purchase or exercise of Awards.

The Company will not be obligated to deliver any shares with respect to any Award unless and until it receives full payment of the exercise or purchase price therefor and any related withholding amounts under Section 9.1, and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable Award Agreement, the Administrator may at any time eliminate or limit a Participant’s ability to pay the purchase or exercise price of any Award by any method other than cash payment.

6.5    Transfer Restrictions.

6.5.1    Limitations on Exercise and Transfer. Unless otherwise expressly provided in or pursuant to this Section 6.5, or by applicable law or by an Award Agreement, as the same may be amended, (a) all Awards are non-transferable by the Participant and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) Awards shall be exercised only by the Participant; and (c) amounts payable or shares issuable pursuant to any Award shall be delivered only to or for the account of the Participant.

6.5.2    Exceptions. The Administrator may permit Awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may in its sole discretion establish in writing; provided that any such transfers of ISOs shall be limited to the extent permitted under the federal tax laws governing ISOs. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

6.5.3    Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 6.5.1 shall not apply to:

(a)    transfers to the Company,

(b)    the designation of a beneficiary to receive benefits in the event of the Participant’s death or, if the Participant has died, transfers to or exercise by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)    subject to any applicable limitations on ISOs, transfers to a current or former family member pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)    subject to any applicable limitations on ISOs, if the Participant has suffered a Disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative, or

(e)    the authorization by the Administrator of “cashless exercise” procedures with approved brokers or dealers who provide financing for the purpose of, or who otherwise facilitate, the exercise of Awards consistent with applicable laws and the express authorization of the Administrator.

6.6    International Awards. One or more Awards may be granted to Eligible Persons who provide services to the Company or one of its Subsidiaries outside of the United States. Any Awards granted to such persons may, if deemed necessary or advisable by the Administrator, be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.7    Dividend and Dividend Equivalents. Notwithstanding anything to the contrary herein, in no event may accrued dividends or dividend equivalents with respect to any Award issued under the Plan be paid prior to the vesting of the Award to which they relate.

6.8    Minimum Vesting Schedule. Except as provided below, all Awards granted under the Plan shall have a minimum one year cliff vesting schedule meaning that no portion of any Award may be scheduled to vest prior to one year after the date of grant of such Award. Notwithstanding the foregoing, up to five percent (5%) of the total number of shares of Common Stock authorized by the Board and the stockholders for issuance under the Plan may be granted pursuant to Awards not subject to the minimum vesting schedule described above. The Administrator may adopt reasonable counting procedures to determine whether the five percent (5%) limit in the preceding sentence has been attained. The Administrator may also apply reasonable rules and rounding conventions to determine whether an Award complies with the above-referenced minimum vesting schedule.

7.	EFFECT OF TERMINATION OF SERVICE ON AWARDS

7.1    Termination of Employment.

7.1.1    Administrator Determination. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each Award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of Award. If the Participant is not an employee of the Company or one of its Subsidiaries and provides other services to the Company or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan, unless a contract or the Award Agreement otherwise provides, of whether the Participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

7.1.2    General. For any Award issued under the Plan, unless the Award Agreement or this Plan provides otherwise, the portion of such Award that is unvested at the time that a Participant’s employment or service is terminated for any or no reason shall be forfeited and reacquired by the Company; provided however, that the Administrator may provide, by rule or regulation or in any Award Agreement, employment agreement, severance letter, severance plan, or may determine in any individual case, that such forfeiture requirement shall be waived in whole or in part.

7.1.3    Stock Options and SARs. For Awards of Options or SARs, unless the Award Agreement provides otherwise, the exercise period of such Options or SARs shall expire on (i) the sooner of the end of the stated term, or (ii) the last day of the applicable time period below:

(a)    90 days after the last day that the Participant is employed by, or provides services to, the Company or its Subsidiaries; provided however, that in the event of the Participant’s death during this period, those persons entitled to exercise the Option or SAR pursuant to the laws of descent and distribution shall have one (1) year following the date of the Participant’s death within which to exercise such Option or SAR;

(b)    twelve (12) months after the last day that the Participant is employed by, or provides services to, the Company or a Subsidiary in the case of a Participant whose termination of employment or service is due to death or Disability; and

(c)    2 days after a Participant’s termination for Cause.

The Administrator will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of a Participant’s employment or service, including, but not limited to, the question of whether a leave of absence constitutes a termination of employment or service and whether a Participant’s termination is for Cause.

A-2.5

Appendix A-2

7.2    Normal Retirement. Unless otherwise provided in an Award Agreement approved by the Administrator, upon termination of employment by reason of the Participant’s Normal Retirement, all unvested Awards held by the Participant shall vest immediately as to service requirements, all service-based restrictions thereon shall lapse, and any performance-based awards for which the performance period is not yet complete shall be deemed to have been earned at actual performance as determined at the end of the performance period in accordance with the applicable Award Agreement. All equity Awards that are options (i.e., all of them -- those that vest upon Normal Retirement, and those that vested previously) will be exercisable beginning on their scheduled vesting dates and will remain exercisable thereafter for their full remaining original term as set forth in the Award Agreement. All time-vested Awards shall be settled at the time set forth in the applicable Award Agreement as if employment did not terminate, subject to any delay for “specified employees” that may be required in accordance with the Section 409A rules. All performance-based Awards, shall also be settled and paid at the time set forth in the applicable Award Agreement as if employment did not terminate, subject to any delay for “specified employees” that may be required in accordance with the Section 409A rules.

7.3    Events Not Deemed Terminations of Service. Unless the express policy of the Company or any of its Subsidiaries or the Administrator otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other paid leave of absence authorized by the Company or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than three (3) months. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

7.4    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Subsidiaries is reduced (for example, and without limitation, if the Participant is an employee of the Company and the Participant has a change in status from full-time to part-time or takes an extended leave of absence) after the date of grant of any Award, the Administrator, in its sole discretion, may (a) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (b) in lieu of or in combination with such a reduction, extend the vesting schedule applicable to such Award in accordance with Section 409A, as applicable. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so amended.

7.5    Effect of Change of Subsidiary Status. For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary of the Company, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Company or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

8.	ADJUSTMENTS; ACCELERATION

8.1    Adjustments. Upon or in connection with (a) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split, (b) any merger, arrangement, combination, consolidation, or other reorganization, (c) any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock, whether in the form of securities or property, or (d) any exchange of Common Stock or other securities of the Company, or any similar unusual or extraordinary corporate event or transaction affecting the Common Stock, the Administrator shall in such manner, to such extent and at such time as it deems appropriate and equitable in the circumstances, but subject to compliance with applicable laws and stock exchange requirements, proportionately adjust any or all of (1) the number and type of shares of Common Stock or other securities that thereafter may be made the subject of Awards, including the Share Limit and the limit on the number of ISOs issuable under the Plan, (2) the number, amount and type of shares of Common Stock or other securities or property subject to any or all outstanding Awards, (3) the grant, purchase or exercise price, including the base price of any SAR or similar right, of any or all outstanding Awards, and (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards. Any adjustment made pursuant to this Section 8.1 shall be made in a manner that, in the good faith determination of the Administrator, will not likely result in the imposition of additional taxes or interest under Section 409A of the Code. With respect to any Award of an ISO, the Administrator may make an adjustment that causes the Option to cease to qualify as an ISO without the consent of the affected Participant. Any determinations made by the Administrator pursuant to this Section 8.1 shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of Common Stock of any class or securities convertible into shares of Common Stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

8.2    Effect of a Change on Control. The provisions of this Section 8.2 shall apply in the case of a Change of Control, unless otherwise provided in the Award Agreement or any special Plan document or separate agreement with a Participant governing an Award. If a Change of Control occurs, all unvested equity awards held by the Participant shall vest immediately, all restrictions thereon shall lapse, and any performance-based awards for which the performance period is not yet complete shall be deemed to have been earned at the higher of target level or actual performance through the date of the Change in Control, based on the performance metrics set forth in the applicable Award Agreement (with metrics adjusted to account for the truncated performance period). All equity awards that are Options or SARs (i.e., all of them -- those that vest upon Change of Control, and those that vested previously) that are assumed, substituted or otherwise continued as part of the Change in Control transaction will be exercisable for their full remaining term under the applicable Award Agreement; provided, however, that nothing in this Section 8.2 shall require that the Administrator provide for the substitution, assumption or continuation of Options or SARs following the Change of Control, and the Administrator may in its discretion provide for the expiration of Options or SARs upon the occurrence of the Change of Control (with a reasonable opportunity and notice to Participants to exercise such expiring Awards) or for the cash-out of Option or SAR awards as part of the Change of Control transaction. All time-vested awards other than Options or SARs shall be settled as soon as reasonably practicable and in all events within ten (10) days of the Change in Control. All performance-based awards (i.e., all of them -- those that vest upon Change of Control, and those that vested previously) shall be settled and paid to the Participant within 60 days after the Change of Control.

9.	TAX PROVISIONS

9.1    Tax Withholding. Upon any exercise, vesting, or payment of any Award, the Company or one of its Subsidiaries shall have the right at its option to:

(a)    require the Participant, or the Participant’s personal representative or beneficiary, as the case may be, to pay or provide for payment of at least the minimum amount of any taxes which the Company or its Subsidiaries may be required to withhold with respect to such Award event or payment; or

(b)    deduct from any amount otherwise payable in cash to the Participant, or the Participant’s personal representative or beneficiary, as the case may be, the minimum amount of any taxes which the Company or its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion, subject to Section 10.1, grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Company reduce the number of shares to be delivered by or otherwise reacquire the appropriate number of shares (valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises) necessary to satisfy the applicable withholding obligation on exercise, vesting or payment, not in excess of the maximum statutory rates in the Participant’s applicable jurisdictions.

9.2    Requirement of Notification of Code Section 83(b) Election. If any Participant shall make an election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provisions of the laws of a jurisdiction outside the United States, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service or other government authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

9.3    Requirement of Notification of Disqualifying Disposition. If any Participant shall make any disposition of shares of Common Stock delivered to the Participant pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) relating to certain disqualifying dispositions, such Participant shall notify the Company of such disposition within ten (10) days thereof.

10.	OTHER PROVISIONS

10.1    Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations and to such approvals by any applicable stock exchange listing, regulatory or governmental authority as may, in the opinion of the counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company or any of its Subsidiaries, provide such assurances and representations to the Company or any of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

10.2    Future Awards/Other Rights. No person shall have any claim or rights to be granted an Award or additional Awards under this Plan, subject to any express contractual rights set forth in a document other than this Plan to the contrary.

10.3    No Employment/Service Contract. Nothing contained in this Plan or in any other documents under this Plan or in any Award Agreement shall confer upon any Eligible Person or Participant any right to continue in the employ or other service of the Company or any of its Subsidiaries, nor shall any of the foregoing constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at-will, nor shall any of the foregoing interfere in any way with the right of the Company or its Subsidiaries to change a person’s compensation or other benefits or to terminate his or her employment or other service, with or without Cause. Nothing in this Section 10.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an Award Agreement.

A-2.6

Appendix A-2

10.4    Plan Not Funded. Awards payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset) of the Company or any of its Subsidiaries (including shares of Common Stock, except as expressly otherwise provided by reason of any Award hereunder. Neither the provisions of this Plan or of any related documents, nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any of its Subsidiaries and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

10.5    Effective Date, Termination and Suspension, Amendments.

10.5.1    Effective Date and Termination. This Plan was approved by the Board and is effective upon such Board approval; provided, however, that the Plan and any Awards issued thereunder are subject to approval by the stockholders of the Company at the Company’s next annual meeting of stockholders, and both the Plan and any Award issued thereunder shall cease to have any force or effect if such stockholder approval is not obtained. Unless earlier terminated by the Board, this Plan shall terminate at the close of business ten (10) years after the date on which it was approved by the Board. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards and the authority of the Administrator with respect thereto, including the authority to amend such Awards, shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

10.5.2    Amendment; Termination. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any period that the Board suspends this Plan.

10.5.3    Stockholder Approval. To the extent then required by applicable law or any applicable stock exchange rule or as may be required to preserve the intended tax consequences of this Plan, or if deemed necessary or advisable by the Board, this Plan and any amendment to this Plan shall be subject to approval by the shareholders of the Company.

10.5.4    Amendments to Awards. Without limiting any other express authority of the Administrator under, but subject to, the express limits of this Plan, the Administrator may by agreement or resolution waive conditions of or limitations on Awards to Participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a Participant, and, subject to the requirements of Sections 3.2 and 10.5.5, may make other changes to the terms and conditions of Awards, without the consent of a Participant. Any amendment or other action that would constitute a repricing of an Award is subject to the limitations and stockholder approval requirements set forth in Section 3.2(g).

10.5.5    Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan. Changes, settlements and other actions contemplated by Section 8 shall not be deemed to constitute changes or amendments for purposes of this Section 10.5.5.

10.6    Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. Except as expressly provided herein, no adjustment will be made for dividends or other rights as a stockholder of the Company for which a record date is prior to such date of delivery.

10.7    Governing Law; Severability; Construction.

10.7.1    Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by and construed in accordance with the laws of the State of Colorado.

10.7.2    Dispute Resolution. Any action arising from or relating in any way to this Plan, the Awards, all documents evidencing Awards and all other related documents, shall be resolved and tried in the state courts situated in Jefferson County, Colorado or in the United States District Court for the District of Colorado. Participant consents to jurisdiction and venue of those courts to the greatest extent allowed by law. In this regard, the Participant acknowledges and admits to all or a combination of several following substantial contacts with Colorado: (v) the Participant is employed, provides services for or otherwise is affiliated with a legal entity headquartered in the state of Colorado; (w) the Participant receives compensation in a form of employee checks or wire transfers that may be drawn either directly or indirectly, from bank accounts in Colorado; (x) the Participant regularly interacts with, contacts and is contacted by Company employees in Colorado; (y) the Participant either routinely travels to or attends business meetings in Colorado; and (z) the Participant receives compensation and benefits as a result of the Company being a corporation headquartered in and subject to the laws of Colorado. Based on these and other contacts, the Participant acknowledges that he or she could reasonably be subject to the laws of Colorado. The parties shall be responsible for their own costs and expenses under this Section 10.7.2.

EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS PLAN, ALL DOCUMENTS EVIDENCING AWARDS AND ALL OTHER RELATED DOCUMENTS.

10.7.3    Severability. If a court of competent jurisdiction holds any provision of this Plan or any Award Agreement invalid and unenforceable, the remaining provisions of this Plan or the Award Agreement shall continue in effect and the Plan shall be construed and enforced without regard to the illegal or invalid provision.

10.7.4    Plan Construction.

(a)    Rule 16b-3. It is the intent of the Company that the Awards and transactions permitted by the Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of Awards or events if an Award or event does not so qualify.

(b)    Compliance with Section 409A of the Code. The Board intends that, except as may be otherwise determined by the Administrator, any Awards under the Plan will be either exempt from, or satisfy the requirements of, Section 409A to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Administrator determines that an Award, Award Agreement, acceleration, adjustment to the terms of an Award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant’s Award to violate Section 409A, unless the Administrator expressly determines otherwise, such Award, Award Agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or Award Agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Administrator without the consent of or notice to the Participant. Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A.

(c)    No Guarantee of Favorable Tax Treatment. Although the Company intends that Awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any Award under the Plan.

10.8    Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, stock appreciation rights, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Subsidiaries, in connection with a distribution, arrangement, business combination, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The Awards so granted need not comply with other specific terms of this Plan, provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding Awards previously granted by an acquired company or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction, shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan, except as may otherwise be provided by the Administrator at the time of such assumption or substitution or as may be required to comply with the requirements of any applicable stock exchange.

10.9    Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant Awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

A-2.7

Appendix A-2

10.10    No Corporate Action Restriction. The existence of this Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (b) any merger, arrangement, business combination, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any Subsidiary, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

10.11    Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing, or except as otherwise specifically set forth in the terms and conditions of such other employee welfare or benefit plan or arrangement. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, Awards or commitments under any other plans or arrangements of the Company or its Subsidiaries.

10.12    Restrictive Covenants.    Participant’s right to exercise or receive payment under any Awards that remain outstanding after termination of employment are conditioned on Participant’s compliance with any restrictive covenant (including non-competition agreement or non-solicitation agreement), confidentiality, or assignment of inventions agreements between the Participant and the Company or an Affiliate. In addition, the Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any restrictive covenant (including non-competition agreement or non-solicitation agreement), confidentiality, or assignment of inventions agreements with respect to the Company or any Affiliate, to the extent specified in such Award Agreement applicable to the Participant.

10.13    Clawback. All Awards pursuant to this Plan are subject to “clawback” obligations pursuant to applicable law, rules, and regulations including Nasdaq (or other national securities exchange, if applicable) listing rules.

10.14    Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

A-2.8

Appendix B-1

ARTICLES OF INCORPORATION

OF

MESA LABORATORIES, INC.

Mesa Laboratories, Inc., a corporation organized and existing under the laws of the State of Colorado (the “Corporation”), hereby certifies that:

The present name of the Corporation is Mesa Laboratories, Inc. The Corporation was incorporated under the name “Mesa Medical Inc.” by the filing of its original Articles of Incorporation with the Secretary of State of the State of Colorado on March 25, 1982.

These Amended and Restated Articles of Incorporation of the Corporation, which restate and integrate and also further amend the provisions of the Corporation’s Articles of Incorporation, were duly adopted in accordance with the provisions of Section 7-110-103 of the Colorado Business Corporation Act (the “CBCA”).

The Articles of Incorporation of the Corporation are hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE ONE

NAME

The name of the Corporation is Mesa Laboratories, Inc.

ARTICLE TWO

OBJECTS, PURPOSES AND POWERS

The nature of the business, and objects or purposes proposed to be transacted, promoted or carried on of the Corporation is to engage in any lawful acts and activities for which corporations may be organized under the CBCA.

ARTICLE THREE

DURATION

The Corporation shall have perpetual existence.

ARTICLE FOUR

CAPITAL STOCK

The amount of authorized capital stock of the Corporation is twenty-five million (25,000,000) shares of common stock, each share having no par value, and one million (1,000,000) shares of preferred stock, each share having no par value. All shares of common stock when issued shall be fully paid and nonassessable, and the private property of shareholders shall not be liable for corporate debts. The preferred stock may be issued in such series and with such variations of relative rights and preferences as between series and classes as the Board of Directors may determine from time to time.

ARTICLE FIVE

RIGHTS OF SHAREHOLDERS

The rights and privileges relating to the shares of capital stock named in Article Four hereof shall be as follows:

1.

No shareholder of the Corporation shall have any preemptive or similar right to acquire any additional unissued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

2.

Each shareholder of record shall have one vote per each share standing in his or her name on the books of the Corporation and entitled to vote, except that in the election of directors he or she shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

3.

All outstanding shares of common stock shall share equally in dividends and upon liquidation. Dividends are payable at the discretion of the Board of Directors at such times and in such amounts as they deem advisable, subject, however, to the provisions of the laws of the State of Colorado.

4.

The Board of Directors may cause any stock issued by the Corporation to be issued subject to such lawful restrictions, qualifications, limitations or special rights as they deem fit, which restrictions, qualifications, limitations or special rights may be created by provisions in the Bylaws of the Corporation or in the minutes of any properly convened meeting of the Board of Directors; provided, however, notice of such special restrictions, qualifications, limitations or special rights must appear on the certificate evidencing ownership of such stock.

ARTICLE SIX

DIRECTORS

The affairs of the Corporation shall be governed by a Board of not less than three (3) nor more than nine (9) Directors as the Bylaws may determine from time to time, and who shall be elected in accordance with the Bylaws of the Corporation. The organization and conduct of the Board shall be in accordance with the following:

1.	Directors of the Corporation need not be residents of Colorado nor holders of shares of the Corporation’s capital stock.

2.

Meetings of the Board of Directors, regular or special, may be held within or without Colorado upon such notice as may be prescribed by the Bylaws of the Corporation. Attendance of a Director at a meeting shall constitute a waiver by him of notice of such meeting unless he attends only for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

3.

A majority of the number of Directors at any time constituting the Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

4.

By resolution adopted by a majority of the number of Directors at any time constituting the Board of Directors, the Board of Directors may designate two or more Directors to constitute an executive committee which shall have and may exercise, to the extent permitted by law or in such resolution, all of the authority of the Board of Directors in the management of the Corporation; but the designation of any such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed on it or him by law.

5.

Any vacancy in the Board of Directors, however caused, may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

6.

The Board of Directors may, from time to time and to the extent permitted by law, authorize a distribution to the shareholders in partial liquidation, out of stated capital or capital surplus of the Corporation, of a portion of the corporate assets, in cash or property.

ARTICLE SEVEN

PLACE OF BUSINESS AND REGISTERED AGENT

The principal office and the principal place of business of the Corporation initially shall be located in the County of Arapahoe, State of Colorado. The Board of Directors may, however, from time to time establish such other offices, branches, subsidiaries or divisions in such other place or places within or without the State of Colorado as it deems advisable. The address of the Corporation’s registered office in Colorado for the purposes of the Colorado Business Corporation Act, as amended, shall be 1100 W. 6th Avenue, Lakewood, Colorado 80228, and the name of the Corporation’s registered agent shall be John Sakys.

ARTICLE EIGHT

OFFICERS

The officers of the Corporation shall consist of a President, one or more Vice-Presidents as may be prescribed by the Bylaws of the Corporation, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at such time and in such manner as may be prescribed by the Bylaws of the Corporation. Any two or more offices may be held by the same person, except the offices of President and Secretary.

B-1.1

Appendix B-1

ARTICLE NINE

BYLAWS

The Board of Directors shall have the power to make and adopt such Bylaws for the government of the Corporation not inconsistent with the laws of the State of Colorado for the purpose of regulating and carrying on the business of the Corporation within the scope of its objects and purposes; and the Board of Directors from time to time may change, alter or amend the same as may be beneficial to the interests of the Corporation.

ARTICLE TEN

MEETINGS OF SHAREHOLDERS

Meetings of shareholders of the Corporation shall be held at such place within or without the State of Colorado and at such times as may be prescribed in the Bylaws of the Corporation. Special meetings of the shareholders of the Corporation may be called by the President of the Corporation, the Board of Directors, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. At the meeting of the shareholders, except to the extent otherwise provided by the Bylaws or by law, a quorum shall consist of not less than a majority of the shares entitled to vote at the meeting; and, if a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote thereat shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law.

ARTICLE ELEVEN

EXCULPATION OF DIRECTORS

A director of this corporation shall not be personally liable to the Corporation or to its shareholders for monetary damages for any action taken, or failure to take any action, as a director, except liability for (i) the amount of a financial benefit received by a director to which the director is not entitled, (ii) an intentional infliction of harm on the Corporation or the shareholders, (iii) a violation of Section 7-108-405 of the Colorado Business Corporation Act or (iv) an intentional violation of criminal law.

If the Colorado Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act, as so amended.

Any repeal or modification of the foregoing provisions of this Article Eleven by the shareholders of the Corporation shall not affect adversely any right or protection of a director of the Corporation in respect of any acts or omissions of such director occurring prior to the time of such repeal or modification.

ARTICLE TWELVE

VOTE REQUIRED

When the laws of Colorado require that, in the absence of a contrary provision in this Corporation’s articles of incorporation, the vote or concurrence of the holders of two-thirds (or some other portion in excess of a majority) of the Corporation’s outstanding shares that are entitled to vote on the matter, or the vote of the holders of two-thirds (or some other portion in excess of a majority) of any class or series of the Corporation’s shares, is required to approve a matter, then in each such case, the portion of the holders of the Corporation’s outstanding shares or of any class or series of the Corporation’s shares that must approve the action shall be a majority.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this [  ]th day of [  ], 2023.

[Name]

[Title]

B-1.2

Appendix B-2

ARTICLES OF INCORPORATION

OF

MESA ~~MEDICAL~~LABORATORIES, INC.

~~KNOW ALL MEN BY THESE PRESENTS:~~

~~THAT I, the undersigned, T. Michael Carrington, of 3201 South Tamarac, Suite 204, Denver, Colorado 80231, desiring to form a corporation under the laws of the State of Colorado, do hereby make, execute and acknowledge this certificate in writing of my intention to become a body corporate under said laws, and declare:~~

Mesa Laboratories, Inc., a corporation organized and existing under the laws of the State of Colorado (the “Corporation”), hereby certifies that:

The present name of the Corporation is Mesa Laboratories, Inc. The Corporation was incorporated under the name “Mesa Medical Inc.” by the filing of its original Articles of Incorporation with the Secretary of State of the State of Colorado on March 25, 1982.

These Amended and Restated Articles of Incorporation of the Corporation, which restate and integrate and also further amend the provisions of the Corporation’s Articles of Incorporation, were duly adopted in accordance with the provisions of Section 7-110-103 of the Colorado Business Corporation Act (the “CBCA”).

The Articles of Incorporation of the Corporation are hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE ONE
NAME

The ~~corporate~~ name of ~~our said corporation shall be MESA LABORATORIES, INC.1~~the Corporation is Mesa Laboratories, Inc.

ARTICLE TWO
OBJECTS, PURPOSES AND POWERS

The nature of the business, and objects or purposes proposed to be transacted, promoted or carried on of the Corporation is to engage in any lawful acts and activities for which corporations may be organized under the CBCA.

~~The objects or purposes for which this corporation is created and the nature of the business to be transacted, promoted or carried on by this corporation, either within or outside the State of Colorado, and the powers with which it shall be vested are to engage in any activity or business not in conflict with the laws of the State of Colorado or of the United States of America, and without limiting the generality of the foregoing, specifically:~~

~~1 Note: As amended by Articles of Amendment dated October 20, 1992~~

~~2.1 To design, manufacture, acquire by purchase, lease or otherwise, to own and hold, to maintain, repair, modify and remanufacture; to sell, by wholesale or retail, lease, market, trade, distribute and otherwise dispose of, and to otherwise generally deal in medical and hospital equipment and machines of all types, including but not limited to kidney dialysis machines, and related supplies and incidents; and to do all things and to conduct all business as may be necessary or incidental to the foregoing; and to make all contracts and do all things proper, incidental and conducive to the complete attainment of such purpose.~~

~~2.2 To acquire as principal or agent by purchase, lease, contract or otherwise, lands and interests in lands, buildings or other structures and to own, hold, improve, develop and manage the same, and to erect or cause to be erected on any lands owned, held or occupied by the corporation, buildings or other structures with their appurtenances, and to rebuild, enlarge, alter or improve any buildings or other structures now or hereafter erected on any lands so owned, held or occupied, and to mortgage, sell, lease or otherwise dispose of any lands or interests in lands and in buildings or other structures, and any stores, shops, suites, rooms or parts of any buildings or other structures at any time owned or held by the corporation.~~

~~2.3 To invest in and to buy, sell or otherwise acquire or dispose of and deal in loans secured by liens upon real and personal property both as principal and as agent.~~

~~2.4 To invest, as principal or agent, in all forms of personal investment property including without limitation securities, stocks, bonds, mutual funds and secured or unsecured notes.~~

~~2.5 To purchase or otherwise acquire the whole or any part of the property, assets, business, goodwill and rights and to undertake or assume the whole or any part of the bonds, mortgages, franchises, leases, contracts, indebtedness, guarantees, liabilities and obligations of any person, firm, association, corporation or organization, and to pay for the same or any part or combination thereof in cash, shares of the capital stock, bonds, debentures, debenture stock, notes and other obligations of this corporation, or otherwise, or by undertaking and assuming the whole or any part of the liabilities or obligations of the transferor; and to hold or in any manner dispose of the whole or any part of the property and assets so acquired or purchased, and to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all the powers necessary or convenient in and about the conduct, management and carrying on of such business.~~

~~2.6 To borrow money for any of the purposes of this corporation and to issue bonds, debentures, debenture stock, notes or other obligations therefor, and to secure the same by pledge or mortgage of the whole or any part of the property of this corporation whether real or personal, or to issue bonds, debentures, debenture stock, notes or other obligations with any such security.~~

~~2.7 To purchase, apply for, register, obtain or otherwise acquire and to hold, own, use, operate, develop, introduce, and sell, lease, assign, pledge or in any manner dispose of and in any manner deal with and contract with reference to lenders or letters patent, patents, patent rights, patented processes, designs and similar rights, copyrights, trademarks, trade names and similar rights granted by the United States, any state of the United States, or any other government or country, or any interest therein, or any inventions, and to acquire, own, use or in any manner dispose of any and all inventions, improvements and processes, labels, designs, marks, brands or other rights, and to work, operate or develop the same.~~

~~2.8 To loan money, guarantee, purchase, acquire, exchange, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any corporation or corporations organized under the laws of this state or of any other state, district or country and also bonds or evidences of indebtedness of the United States or of any state, territory, dependency, or country or subdivision or municipality thereof; and while the owner thereof to exercise all rights, powers and privileges of ownership including the right to vote thereon.~~

~~2.9 To organize or cause to be organized under the laws of the State of Colorado, or of any other state, district, territory, province or government, a corporation or corporations for the purpose of accomplishing any or all of the objects for which this corporation is organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations, or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.~~

~~2.10 To enter into partnerships, as a general or limited partner, or into any agreement for sharing of profits, union of interests, cooperation, joint ventures, reciprocal concession or otherwise with any person or company carrying on or engaged in, or about to carry on or engage in, any business or transaction which this corporation is authorized to carry on or engage in.~~

~~2.11 To purchase, hold, sell, exchange or transfer or otherwise deal in shares of its own capital stock, bonds or other obligations from time to time to such an extent and in such manner and upon such terms as its Board of Directors shall determine; provided that this corporation shall not use any of its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of the corporation; and provided, further, that shares of its own capital stock belonging to this corporation shall not be voted upon directly or indirectly.~~

~~2.12 To promote or to aid in any manner, financially or otherwise, any corporation or association of which any stocks, bonds or other evidences of indebtedness or securities are held directly or indirectly by this corporation; and for this purpose to guarantee the contracts, dividends, stocks, bonds, notes and other obligations of such corporations or associations; and to do any other acts or things designed to protect, preserve, improve or enhance the value of such stocks, bonds or other evidences of indebtedness or securities.~~

~~IN GENERAL, to do any or all of the things herein set forth to the same extent as natural persons might or could do in any part of the world, as principals, agents, contractors, trustees or otherwise, within or without the State of Colorado, either alone or in company with others, and to carry on any other business in connection therewith, whether manufacturing or otherwise, and to do all things not forbidden, and with all the powers conferred upon corporations by the laws of the State of Colorado.~~

B-2.1

Appendix B-2

~~It is the intention that each of the objects, purposes and powers specified in each of the paragraphs of this Article Two of these Articles of Incorporation shall, except where otherwise specified, be nowise limited or restricted by reference to or inference from the terms of any other paragraph or of any other article in these Articles of Incorporation, but that the objects, purposes and powers specified in this Article and in each of the articles or paragraphs of these Articles shall be regarded as independent objects, purposes and powers, and the enumeration of specific purposes and powers shall not be construed to restrict in any manner the general terms and powers of this corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature. The enumeration of objects or purposes herein shall not be deemed to exclude or in any way limit by inference any powers, objects or purposes which this corporation is empowered to exercise, whether expressly or by force of the laws of the State of Colorado, now or hereafter in effect, or impliedly by any reasonable construction of said laws.~~

ARTICLE THREE
DURATION

~~This corporation~~The Corporation shall have perpetual existence.

ARTICLE FOUR    ~~2~~
CAPITAL STOCK

The amount of authorized capital stock of ~~this corporation~~the Corporation is twenty five million (25,000,000) shares of common stock, each share having no par value, and one million (1,000,000) shares of preferred stock, each share having no par value. All shares of common stock when issued shall be fully paid and nonassessable, and the private property of shareholders shall not be liable for corporate debts. The preferred stock may be issued in such series and with such variations of relative rights and preferences as between series and classes as the Board of Directors may determine from time to time.

ARTICLE FIVE
RIGHTS OF SHAREHOLDERS

The rights and privileges relating to the shares of capital stock named in Article Four hereof shall be as follows:

5.1    No ~~Shareholder~~shareholder of the ~~corporation~~Corporation shall have any preemptive or similar right to acquire any additional unissued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.~~3~~

5.2    Each shareholder of record shall have one vote for each share standing in his or her name on the books of the corporation and entitled to vote, except that in the election of directors he or she shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose.~~4~~

~~2 As amended by Articles of Amendment dated April 15, 1983, Articles of Amendment dated October 1, 1990, and Articles of Amendment dated September 14, 2012.~~

~~3 As amended by Articles of Amendment dated April 15, 1983.~~

~~4 As amended by Articles of Amendment dated April 15, 1983.~~

5.3    All outstanding shares of common stock shall share equally in dividends and upon liquidation. Dividends are payable at the discretion of the Board of Directors at such times and in such amounts as they deem advisable, subject, however, to the provisions of the laws of the State of Colorado.

5.4    The Board of Directors may cause any stock issued by the corporation to be issued subject to such lawful restrictions, qualifications, limitations or special rights as they deem fit, which restrictions, qualifications, limitations or special rights may be created by provisions in the Bylaws of the corporation or in the minutes of any properly convened meeting of the Board of Directors; provided, however, notice of such special restrictions, qualifications, limitations or special rights must appear on the certificate evidencing ownership of such stock.

ARTICLE SIX
DIRECTORS

The affairs of the corporation shall be governed by a Board of not less than three (3) nor more than nine (9) Directors as the Bylaws may determine from time to time, and who shall be elected in accordance with the Bylaws of the corporation. The organization and conduct of the Board shall be in accordance with the following:

~~6.1 The names and addresses of the members of the initial Board of Directors, who shall hold office until the first annual meeting of the shareholders of the corporation, or until their successors shall have been elected and qualified are:~~

~~Theodore A. Weaver 5140 South Franklin Street Littleton, Colorado 80121~~	~~Luke Schmieder 5140 South Franklin Street Littleton, Colorado 80121~~

~~Phil Quedenfeld 5140 South Franklin Street Littleton, Colorado 80121~~	~~Richard Luttrell 5140 South Franklin Street Littleton, Colorado 80121~~

~~Paul Duke 5140 South Franklin Street Littleton, Colorado 80121~~	~~Mark Schmieder 5140 South Franklin Street Littleton, Colorado 80121~~

6.1    ~~6.2~~ Directors of the Corporation need not be residents of Colorado nor holders of shares of the corporation’s capital stock.

6.2    ~~6.3~~ Meetings of the Board of Directors, regular or special, may be held within or without Colorado upon such notice as may be prescribed by the Bylaws of the corporation. Attendance of a Director at a meeting shall constitute a waiver by him of notice of such meeting unless he attends only for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

6.3    ~~6.4~~ A majority of the number of Directors at any time constituting the Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

B-2.2

Appendix B-2

6.4    ~~6.5~~ By resolution adopted by a majority of the number of Directors at any time constituting the Board of Directors, the Board of Directors may designate two or more Directors to constitute an executive committee which shall have and may exercise, to the extent permitted by law or in such resolution, all of the authority of the Board of Directors in the management of the Corporation; but the designation of any such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed on it or him by law.

6.5    ~~6.6~~ Any vacancy in the Board of Directors, however caused, may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

6.6    ~~6.7~~ The Board of Directors may, from time to time and to the extent permitted by law, authorize a distribution to the shareholders in partial liquidation, out of stated capital or capital surplus of the corporation, of a portion of the corporate assets, in cash or property.

ARTICLE SEVEN    ~~5~~
PLACE OF BUSINESS AND REGISTERED AGENT

The principal office and the principal place of business of the ~~corporation~~Corporation initially shall be located in the County of Arapahoe, State of Colorado. The Board of Directors may, however, from time to time establish such other offices, branches, subsidiaries or divisions in such other place or places within or without the State of Colorado as it deems advisable. The address of the ~~corporation~~’~~s~~Corporation’s registered office in Colorado for the purposes of the Colorado Business Corporation Act, as amended, shall be~~:~~ 1100 W. 6th Avenue, Lakewood, Colorado 80228, and the name of the Corporation’s registered agent shall be John Sakys.

~~5140 South Franklin Street~~

~~Littleton, CO 80121~~

~~The name of the corporation~~’~~s registered agent shall be: Luke Schmieder.~~

ARTICLE EIGHT
OFFICERS

The officers of the ~~corporation~~Corporation shall consist of a President, one or more Vice-Presidents as may be prescribed by the Bylaws of the ~~corporation~~Corporation, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at such time and in such manner as may be prescribed by the Bylaws of the ~~corporation~~Corporation. Any two or more offices may be held by the same person, except the offices of President and Secretary.

~~5 As amended by Articles of Amendment dated April 15, 1983.~~

ARTICLE NINE
BYLAWS

The Board of Directors shall have the power to make and adopt such ~~prudent~~ Bylaws for the government of the ~~corporation~~Corporation not inconsistent with the laws of the State of Colorado for the purpose of regulating and carrying on the business of the ~~corporation~~Corporation within the scope of its objects and purposes; and the Board of Directors from time to time may change, alter or amend the same as may be beneficial to the interests of the ~~corporation~~Corporation.

ARTICLE TEN
MEETINGS OF SHAREHOLDERS

Meetings of shareholders of the ~~corporation~~Corporation shall be held at such place within or without the State of Colorado and at such times as may be prescribed in the Bylaws of the ~~corporation~~Corporation. Special meetings of the shareholders of the ~~corporation~~Corporation may be called by the President of the ~~corporation~~Corporation, the Board of Directors, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. At the meeting of the shareholders, except to the extent otherwise provided by the Bylaws or by law, a quorum shall consist of not less than a majority of the shares entitled to vote at the meeting; and, if a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote thereat shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law.

ARTICLE ELEVEN
    ~~SALE~~EXCULPATION OF ~~ASSETS~~ DIRECTORS

~~Whenever the Board of Directors at any meeting thereof, by a majority vote of the whole Board, determines that it is in the best interests of the corporation, the corporation may sell, lease, exchange, or convey all of its property and assets, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration as the Board of Directors shall deem expedient; provided, however, that the sale or disposal of all or substantially all of the property and assets of the corporation shall be authorized or ratified by the affirmative vote of the holders of at least two-thirds (2/3) of the capital stock then issued and outstanding, such vote to be taken at a meeting of shareholders duly called for that purpose as provided by the statutes of the State of Colorado.~~

~~ARTICLE TWELVE~~
~~INTEREST OF DIRECTORS IN CONTRACTS~~

~~Any contract or other transaction between the corporation and one or more of its Directors, between the corporation and any firm of which one or more of its Directors are members or employees, or in which they are interested, or between the corporation and any corporation or association of which one or more of its Directors are shareholders, members, directors, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors of the corporation which acts upon or in reference to such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors, and the Board of Directors shall, nevertheless, authorize, approve, and ratify such contract or transaction by a vote of a majority of the Board of Directors present, such interested Director or Directors to be counted in determining whether a quorum is present but not to be counted in calculating the majority necessary to carry such vote. This article shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.~~

B-2.3

Appendix B-2

~~ARTICLE THIRTEEN 6~~
~~INDEMNIFICATION OF DIRECTORS~~

A director of this corporation shall not be personally liable to the ~~corporation~~Corporation or to its shareholders for monetary damages for ~~breach of fiduciary duty~~any action taken, or failure to take any action, as a director, except ~~for liability to this corporation or to its shareholders for monetary damages for (i) any breach of the director~~’~~s duty of loyalty to the corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-5-114~~liability for (i) the amount of a financial benefit received by a director to which the director is not entitled, (ii) an intentional infliction of harm on the Corporation or the shareholders, (iii) a violation of Section 7-108-405 of the Colorado Business Corporation ~~Code;~~Act or (iv) ~~any transaction from which the director derived an improper personal benefit~~an intentional violation of criminal law.

If the Colorado Business Corporation ~~Code~~Act is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the ~~corporation~~Corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation ~~Code~~Act, as so amended.

Any repeal or modification of the foregoing provisions of this Article ~~Thirteen~~Eleven by the shareholders of the ~~corporation~~Corporation shall not affect adversely any right or protection of a director of the ~~corporation~~Corporation in respect of any acts or omissions of such director occurring prior to the time of such repeal or modification.

ARTICLE TWELVE    ~~ARTICLE FOURTEEN 7~~
~~AMENDMENT OF ARTICLES OF INCORPORATION~~VOTE REQUIRED

When the laws of Colorado require that, in the absence of a contrary provision in this ~~corporation~~’~~s~~Corporation’s articles of incorporation, the vote or concurrence of the holders of two-thirds (or some other portion in excess of a majority) of the ~~corporation~~’~~s~~Corporation’s outstanding shares that are entitled to vote on the matter, or the vote of the holders of two-thirds (or some other portion in excess of a majority) of any class or series of the ~~corporation~~’~~s~~Corporation’s shares, is required to approve a matter, then in each such case, the portion of the holders of the ~~corporation~~’~~s~~Corporation’s outstanding shares or of any class or series of the ~~corporation~~’~~s~~Corporation’s shares that must approve the action shall be a majority.

~~6 As amended by Articles of Amendment dated October 27, 1987.~~

~~7 As amended by Articles of Amendment dated October 1, 1990.~~

IN WITNESS WHEREOF, I have hereunto set my hand and seal this ~~25th~~[ ]th day of ~~March, 1982~~[ ], 2023.

~~/s/ T. Michael Carrington T. Michael Carrington~~ ____________________ [Name] [Title]

B-2.4

Appendix C

Appendix C

   RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

As described in more detail in the Compensation Discussion and Analysis section of the Proxy Statement, the 2023 annual cash incentive awards paid to the Company’s named executive officers were based in part on the Company’s 2023 performance with respect to Adjusted Operating Income, a non-GAAP financial measure. Set forth below is a reconciliation of this metric to the comparable GAAP financial measure, based on the Company’s actual 2023 performance.

($ in thousands)

Year Ended March 31,
2023
Operating income	$3,320
Amortization of intangible assets acquired in a business combination	28,821
Stock-based compensation	12,538
Adjusted Operating Income	$44,679

C-1

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

MESA LABORATORIES, INC.

TO BE HELD Friday, August 25, 2023

The undersigned hereby appoints Gary M. Owens as the lawful agent and proxy (the “Proxy”) of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes the Proxy to represent and to vote, as designated below, all the shares of common stock of Mesa Laboratories, Inc. held of record by the undersigned as of the close of business on July 3, 2023 (the “Record Date”) at the Annual Meeting of Shareholders to be held on Friday, August 25, 2023, or any adjournment or postponement thereof.

The Board of Directors recommends that you vote FOR the director candidates named below:

1. ELECTION OF DIRECTORS

FOR all nominees listed below	WITHHOLD AUTHORITY
(except as marked to the contrary below)	(to vote for all nominees listed below)

J. Alltoft	S. Ladiwala	S. Hall	T. Tripeny	G. Owens	J. Sullivan

(INSTRUCTION: To withhold authority to vote for any nominee(s), write the name(s) of such nominee on the space provided below.)

The Board of Directors recommends that you vote FOR Proposals 2, 3, 4 and 5A, 5B, and 5C:

2. To ratify the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the year ending March 31, 2024.

FOR	AGAINST	ABSTAIN

3. To approve, on an advisory basis, the Company's named executive officer compensation.

FOR	AGAINST	ABSTAIN

4. To approve the Amendment to the 2021 Equity Plan.

FOR	AGAINST	ABSTAIN

5. To approve the Amended and Restated Articles of Incorporation to:

5A. Remove the specific purposes of the Company.

FOR	AGAINST	ABSTAIN

5B. Amend the director exculpation provisions.

FOR	AGAINST	ABSTAIN

5C. Make certain non-substantive amendments to eliminate provisions that are no longer necessary.

FOR	AGAINST	ABSTAIN

The Board of Directors recommends you vote AGAINST Proposal 6:

6. To approve the shareholder proposal to measure and annually present scope 1 through 3 greenhouse gas emissions.

FOR	AGAINST	ABSTAIN

In his or her discretion, the Proxy is authorized to vote upon any matters which may properly come before the meeting, or any adjournment or postponement thereof.

It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy or any substitute thereof may do by virtue hereof.

Please sign exactly as your name appears below. When shares are held joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ____________________	___________________________________ Signature ___________________________________ Signature if held jointly PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE MEETING

1